Exhibit 10.1

EXECUTION COPY

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

dated as of November 30, 2011

Among

SUPERVALU RECEIVABLES FUNDING CORPORATION

as Seller,

SUPERVALU INC.,

as Servicer,

NIEUW AMSTERDAM RECEIVABLES CORPORATION,

as a Conduit Purchaser,

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK

NEDERLAND”, NEW YORK BRANCH,

as Administrative Agent,

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK

NEDERLAND”, NEW YORK BRANCH,

as Facility Agent for the Nieuw Amsterdam Owners and as an Alternate Purchaser,

and

the other CONDUIT PURCHASERS, the ALTERNATE PURCHASERS and

FACILITY AGENTS

party hereto

		Page

ARTICLE I DEFINITIONS; CONSTRUCTION		2

1.01.	Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:	2
1.02.	Interpretation and Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole. References in this Agreement to “determination” by any Owner, any Facility Agent or the Administrative Agent shall be conclusive absent manifest error and include good faith estimates by any Owner, any Facility Agent or the Administrative Agent, as the case may be (in the case of quantitative determinations), and good faith beliefs by, any Facility Agent, any Owner or the Administrative Agent, as the case may be (in the case of qualitative determinations). The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection, exhibit and schedule references are to this Agreement unless otherwise specified. As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms not otherwise defined herein which are defined in the UCC as in effect in the State of New York from time to time shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires	43
1.03.	Obligor Classification. The debt rating of an Obligor shall be determined as follows:	44
1.04.	Use of Historical Data. When necessary to calculate any ratios or other amounts under this Agreement with reference to periods prior to the date hereof, historical data shall be used	44

ARTICLE II PURCHASES AND SETTLEMENTS		44

2.01.	General Assignment and Conveyance; Intent of the Parties	44
2.02.	Purchase Limits. Subject to the terms and conditions hereof, (i) the Seller may at any time and from time to time at its option sell to the Facility Agents (as agents for the applicable Owner or Owners) undivided percentage ownership interests in each and every Receivable (including any additional Receivables thereafter arising), together with the Related Security and Collections with respect thereto (each an “Incremental Purchase”) and (ii) each Facility Agent, on behalf of the applicable Owner or Owners, shall purchase an Incremental Purchase. Subject to the terms and conditions hereof, if any Conduit Purchaser chooses not to purchase (through its related Facility Agent) an Incremental Purchase, the applicable

(Continued)

		Page

	Alternate Purchaser in such Conduit Purchaser’s Ownership Group shall purchase (through the related Facility Agent) such Incremental Purchase. Subject to the terms and conditions hereof, Incremental Purchases shall be allocated among the Facility Agents pro rata in accordance with the respective Ownership Group Percentages of their related Ownership Groups. No Facility Agent shall have any obligation to make an Incremental Purchase on any day to the extent that the amount of such purchase shall exceed the difference between (i) the Ownership Group Maximum Net Investment for the related Ownership Group and (ii) the product of the Ownership Group Percentage for the related Ownership Group and the Aggregate Net Investment on the day of such Incremental Purchase (before giving effect to such Incremental Purchase). No Incremental Purchase shall be made hereunder to the extent that such Incremental Purchase shall cause the Buyers’ Percentage Interest (after giving effect to such Incremental Purchase) to exceed 100%. No Owner shall make any such purchase at or after the earlier to occur of (x) the Expiration Date and (y) the reduction of the Maximum Net Investment to zero pursuant to Section 2.11(a) hereof. Each Incremental Purchase shall be in an aggregate amount such that each Ownership Group funds at least $1,000,000 or any higher multiple of $100,000. Each Facility Agent shall purchase its related Ownership Group Percentage of each Incremental Purchase.	45
2.03.	Purchase Price. The Seller shall provide the Administrative Agent and the Facility Agents with a notice in substantially the form of Exhibit C hereto (a “Purchase Notice”) at least two Business Days prior to each Incremental Purchase (including the initial Incremental Purchase). On the closing date for each Incremental Purchase, the Facility Agents, on behalf of the applicable Owner or Owners (as selected by the Facility Agent), shall deposit to the Seller’s account indicated on the signature page hereof in immediately available funds, an amount equal to the Purchase Price for such Incremental Purchase. The Owners’ initial Aggregate Net Investment shall equal the Purchase Price of the initial Incremental Purchase, and each Facility Agent, on behalf of its Ownership Group, shall pay its Ownership Group Percentage of such initial Purchase Price. The Aggregate Net Investment shall be increased by the Purchase Price of each subsequent Incremental Purchase, which Purchase Price shall be funded by the Facility Agents, pro rata on the basis of their respective Ownership Group Percentages. Each Purchase Notice shall be irrevocable and binding on the Seller and the Seller shall indemnify the applicable Owner or Owners against any loss or expense incurred by the applicable Owner or Owners, either directly or indirectly, including, in the case of a Conduit Purchaser, losses and expenses incurred through any Conduit Support Document, as a result of any failure by the Seller to complete such Incremental Purchase. The applicable Facility Agent shall notify the Seller of the amount determined by such Facility Agent to be necessary to compensate such Owner or Owners for such loss or expense, which amount as determined by the Facility Agent shall be conclusive absent manifest error. Such amount shall be due and payable by the Seller to the applicable Facility Agent for distribution to the applicable Owner or Owners two Business Days after such notice is received	46

(Continued)

		Page

2.04.	Deferred Purchase Price. The applicable Owner or Owners shall defer from paying to the Seller with respect to their purchases of ownership interests in the Receivables an amount equal to the Deferred Purchase Price. The Deferred Purchase Price shall be in addition to the Purchase Price and shall not constitute part of the Aggregate Net Investment. The Seller shall calculate the Deferred Purchase Price as of the closing date for each Incremental Purchase and the Servicer shall calculate the Deferred Purchase Price as of the date of each Servicer Report and at such other times as the Administrative Agent or any Facility Agent shall request in writing	47
2.05.	Reinvestment Purchases. On each day occurring after the initial Incremental Purchase hereunder and prior to the Expiration Date, the Seller hereby bargains, grants, sells, assigns, transfers and conveys to the Facility Agents, for the benefit of the applicable Owner or Owners, and, subject to Section 3.03 hereof, each Facility Agent shall, on behalf of the related Owner or Owners, purchase from the Seller undivided percentage ownership interests in each and every Receivable (including any additional Receivables thereafter arising), together with Related Security and Collections with respect thereto, to the extent that Collections are available for such Purchase in accordance with Section 2.08(a) and (c) hereof, such that after giving effect to such Purchase (and for each Facility Agent that is making such reinvestment Purchase), (i) the amount of the Aggregate Net Investment of such Owner or Owners at the end of each such day shall be equal to the amount of the Aggregate Net Investment of such Owner or Owners at the end of the day immediately preceding such day, plus the Purchase Price paid with respect to any Incremental Purchase made on such day, if any, minus the reduction in Aggregate Net Investment pursuant to Section 2.08(d), 2.08(f), 2.08(g) or 2.11(b) hereof made on such day, if any, and (ii) such Owner’s or Owners’ Purchased Interest in each Receivable, together with Related Security and Collections with respect thereto, shall be equal to its Purchased Interest in each other Receivable, together with Related Security and Collections with respect thereto. Subject to the terms and conditions hereof, each such reinvestment Purchase shall be allocated among the Facility Agents pro rata in accordance with the Ownership Group Percentage of the related Ownership Group	47
2.06.	Funding of the Aggregate Net Investment	47
2.07.	Discount. Each Facility Agent will provide the Seller and the Servicer with a report in substantially the form of Exhibit E hereto showing the Discount attributable to each Tranche two Business Days prior to the last day of each Tranche Period. The Tranche Rate with respect to each Tranche shall accrue (i) with respect to each Tranche funded by a Pool Funded Conduit Purchaser, on

(Continued)

		Page

	each day occurring during the Tranche Period related thereto and the related Discount shall be payable by the Seller on the applicable Settlement Date, (ii) with respect to any other Tranche, on each day during the applicable Tranche Period and the related Discount shall be payable by the Seller on the last day of the applicable Tranche Period. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day (unless the amount is payable in respect of a Tranche, the Tranche Rate of which is determined by reference to the Eurodollar Rate, and the next succeeding Business Day is in the next calendar month, in which event the amount shall be payable on the next preceding Business Day). Nothing in this Agreement shall limit in any way the obligations of Seller to pay the amounts set forth in this Section 2.07	48
2.08.	Non-Liquidation Settlements and Other Payment Procedures	49
2.09.	Liquidation Settlement Procedures	52
2.10.	Fees	53
2.11.	Optional Reduction of Maximum Net Investment; Optional Reduction of Aggregate Net Investment	53
2.12.	Mandatory Repurchase Under Certain Circumstances. The Seller agrees to repurchase from the Facility Agents (as agent for the Owners in their respective Ownership Groups) Purchased Interest in any Receivable if at any time the Administrative Agent, on behalf of the Facility Agents, shall cease to have a perfected ownership interest or a first priority perfected security interest, in such Receivable, free and clear of any Lien (except as provided herein), within five Business Days of notice thereof by the Administrative Agent. The repurchase price shall be paid by the Seller by deposit to the Collection Account for distribution to the Owners in accordance with Section 2.08(g) or 2.09 hereof	54
2.13.	Payments and Computations, Etc.	54
2.14.	Reports	55
2.15.	Excess Funding Deposit	55
2.16.	Expiration Date	56
2.17.	Breakage Payments. The Seller shall pay to the Facility Agents, for the account of the Owners, upon the request of any Facility Agent, such amount or amounts as shall compensate the Owners for any loss (including the Used Fee Rate attributable to any Incremental Purchase), cost or expense incurred by the Owners as a result of any reduction in the Aggregate Net Investment, repurchase of the Purchased Interest in the Receivables or transfer of all or any part of the Aggregate Net Investment pursuant to a Conduit Support Document, including, without limitation, any reduction or repurchase made pursuant to Sections 2.08, 2.11, 2.12 and 2.18. The Seller shall be obligated to pay such amount or amounts promptly upon receipt from the applicable Facility Agent of a certificate setting forth in reasonable detail the computation of such amount or amounts. The determination by a Facility Agent or the relevant Owner or Owners shall be conclusive absent manifest error	56

(Continued)

		Page

2.18.	Optional Retransfer; Partial Retransfer	56

ARTICLE III CLOSING PROCEDURES		57

3.01.	Purchase and Sale Procedures	57
3.02.	Conditions to Amendment and Restatement. On or prior to the date of the execution of this Agreement, the Seller shall deliver or cause to be delivered to the Administrative Agent the following:	57
3.03.	Conditions to Reinvestment and Incremental Purchases. The following shall be conditions precedent to any Incremental Purchase under Sections 2.02 and 2.03 and any reinvestment Purchase under Section 2.05 hereof: (a) no Termination Event or Potential Termination Event or Servicing Default shall have occurred or shall occur as a result of such Incremental Purchase or reinvestment Purchase; (b) the Administrative Agent and each Facility Agent shall have received a Tranche Selection Notice as provided herein in the case of an Incremental Purchase; and (c) the Administrative Agent and each Facility Agent shall have received all Servicer Reports required to have been delivered as provided herein as of the date of such Incremental Purchase or reinvestment Purchase	58

ARTICLE IV PROTECTION OF THE OWNERS; ADMINISTRATION AND SERVICING OF RECEIVABLES; COLLECTIONS		58

4.01.	Acceptance of Appointment and Other Matters Relating to the Servicer	58
4.02.	Maintenance of Information and Computer Records. The Servicer will, and will cause any Subservicer to, hold in trust and keep safely for the Owners all evidence of the Facility Agents’ (for the benefit of the Owners) right, title and interest in and to the Purchased Interest in the Receivables. The Servicer will, and will cause any Subservicer to, on or prior to each Incremental Purchase, and with respect to all Receivables that are added to the pool of Receivables in which the Facility Agents have a Purchased Interest after the initial Incremental Purchase, on each respective date such Receivables are added, place an appropriate code or notation in its computer Records to indicate that the Facility Agents, on behalf of the Owners, have a Purchased Interest in each and every such Receivable	59
4.03.	Protection of the Interests of the Owners	59
4.04.	Maintenance of Writings and Records. The Servicer will at all times until completion of a Complete Servicing Transfer keep or cause to be kept at its Chief Executive Office or at an office of the Servicer or any Subservicer designated in advance to the Administrative Agent, each writing or Record which evidences, and which is necessary or desirable to establish or protect, including such books of account and other Records as will enable the Administrative Agent and the Facility Agents or their designees to determine at any time the status of, the Purchased Interest of the Facility Agents (for the benefit of their respective Owners) in each applicable Receivable. The Servicer shall at its own expense

(Continued)

		Page

	prepare and maintain, or cause the Subservicers to prepare and maintain, such Records in electronically-readable form in such format as the Servicer customarily maintains its records; provided, however, that upon a Complete Servicing Transfer with respect to the Servicer, the replaced Servicer shall within five days of such Complete Servicing Transfer prepare such Records in such format as may be required to permit or facilitate the transfer of such Records to the successor Servicer	60
4.05.	Information. The Servicer will, or will cause each Originator and Subservicer to, furnish to the Administrative Agent such information with respect to the Receivables (including but not limited to the applicable Originator’s procedures for selecting Receivables for sale and the applicable Originator’s standards and procedures for selling goods or services on credit) as the Administrative Agent may reasonably request under the applicable law, in consultation with the Facility Agents. The Servicer will also furnish to the Administrative Agent and each Facility Agent all modifications, adjustments or supplements to the Credit and Collection Policy; provided, however, the Servicer shall not, without each Facility Agent’s prior written consent, alter or consent to the alteration of the Credit and Collection Policy as in effect from time to time unless such alteration is in compliance with Section 6.04(c) hereof	60
4.06.	Performance of Undertakings Under the Receivables. The Servicer will at all times observe and perform, or cause to be observed and performed, all material obligations and undertakings to the Obligors arising in connection with each applicable Receivable or related Contract and will not take any action or cause any action to be taken to impair the rights of any Facility Agent or Owner to its Purchased Interest in the Receivables	60
4.07.	Administration and Collections	61
4.08.	Complete Servicing Transfer	62
4.09.	Lockboxes; Lockbox Accounts; Deposit Accounts; Concentration Account; Collection Account	64
4.10.	Servicing Default. A “Servicing Default” shall occur with respect to the Servicer if one or more of the following events or conditions shall occur and be continuing:	66
4.11.	Servicer Indemnification of Affected Parties	67
4.12.	Servicer not to Resign	68
4.13.	Subservicing. The Facility Agents acknowledge and agree that the Servicer may enter into a Subservicing Agreement with each of the Originators (other than SUPERVALU). The Servicer may enter into other Subservicing Agreements with other Subservicers for the servicing and administration of the Receivables and Collections; provided, that (i) each such Subservicer (other than an Originator) is approved by the Seller and each Facility Agent (such approval not to be unreasonably withheld or delayed), (ii) the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof, and (iii) any applicable Subservicing Agreement provides that such

(Continued)

		Page

	Subservicer may be replaced as Subservicer if it fails to perform its duties as Subservicer or if any event occurs which materially and adversely affects the ability of such Subservicer to collect the applicable Receivables or the ability of such Subservicer to perform its duties and obligations as Subservicer. The Servicer will be responsible for any compensation paid to a Subservicer. The appointment of any Subservicer of any Receivables shall not relieve the Servicer of its obligation to service and administer such Receivables and the Servicer shall be liable for the acts of each Subservicer. In the event of a Complete Servicing Transfer, the Administrative Agent may terminate any of the replaced Servicer’s Subservicers	68

ARTICLE V REPRESENTATIONS AND WARRANTIES		69

5.01.	General Representations and Warranties of the Seller. The Seller, hereby represents and warrants to each Owner, each Facility Agent and the Administrative Agent on and as of the date hereof and on and as of the date of each Incremental Purchase and each reinvestment Purchase that:	69
5.02.	Representations and Warranties of the Seller With Respect to Each Sale of Receivables. By selling undivided ownership interests in Receivables to the Facility Agents, for the benefit of their respective Owners, either by Incremental Purchase or reinvestment Purchase, the Seller represents and warrants to each Owner, each Facility Agent and the Administrative Agent as of the date of such sale of an Incremental Purchase or reinvestment Purchase that:	73
5.03.	Representations and Warranties of Servicer. The Servicer represents and warrants to each Owner, each Facility Agent and Administrative Agent, on and as of the date hereof and as of the date of each Incremental Purchase and each reinvestment Purchase that:	75
5.04.	Representations and Warranties as to Ordinary Course of Business. The Seller, the Administrative Agent, each Facility Agent and each Owner represent and warrant, each as to itself, that to the extent this Agreement does not constitute an absolute sale of Receivables by the Seller to the Owners, then each remittance of Collections by the Seller or Servicer to the Administrative Agent, such Facility Agent or Owner pursuant to this Agreement will be (i) in payment of Debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Administrative Agent, such Facility Agent or Owner, as the case may be, and (ii) made in the ordinary course of business or financial affairs of the Seller and the Administrative Agent, such Facility Agent or Owner, as the case may be	79

ARTICLE VI COVENANTS		79

6.01.	Affirmative Covenants of the Seller. In addition to its other covenants contained herein or made pursuant hereto, the Seller covenants to each Owner, each Facility Agent and the Administrative Agent as follows:	79

(Continued)

		Page

6.02.	Negative Covenants of the Seller. The Seller covenants that it will not, without the prior written consent of the Facility Agents:	84
6.03.	Affirmative Covenants of the Servicer. In addition to its other covenants contained herein or made pursuant hereto, the Servicer covenants with each Owner, each Facility Agent and the Administrative Agent as follows:	86
6.04.	Negative Covenants of the Servicer. The Servicer covenants that it will not, without the prior written consent of the Facility Agents:	90

ARTICLE VII TERMINATION		92

7.01.	Termination Events. A “Termination Event” shall mean the occurrence and continuance of one or more of the following events or conditions:	92
7.02.	Consequences of a Termination Event	95

ARTICLE VIII THE ADMINISTRATIVE AGENT AND THE FACILITY AGENTS		96

8.01.	Authorization and Action	96
8.02.	UCC Filings. The Owners, the Facility Agents, the Seller, and the Servicer expressly recognize and agree that the Administrative Agent may be listed as the assignee or secured party of record on, and the Facility Agents and the Owners expressly authorize the Administrative Agent to file on their behalf as their agent, the various UCC filings required to be made hereunder and under the Purchase Agreements in order to perfect the sale of the Purchased Interest from the Seller to the Facility Agents, for the benefit of the Owners, that such listing and/or execution shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Facility Agents and the Owners or to execute UCC filings on behalf of the Facility Agents and the Owners and that such listing and/or execution will not affect in any way the status of the Facility Agents and the Owners as the beneficial owners of the Purchased Interest. In addition, such listing or execution shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article VIII. In furtherance of the foregoing, each Facility Agent and Owner shall be entitled to enforce their respective rights created under this Agreement without the need to conduct such enforcement through the Administrative Agent except as provided herein	97
8.03.	Administrative Agent’s and Facility Agents’ Reliance, Etc.	97
8.04.	Non-Reliance on the Administrative Agent and the Facility Agents. Without limiting the generality of any other provision of this Agreement:	98
8.05.	Administrative Agent, Facility Agents and Affiliates. Rabobank, each Facility Agent and their respective Affiliates may generally engage in any kind of business with the Seller, any Servicer, any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Servicer, any Originator or any Obligor or any of their respective Affiliates, all as if such parties did not have the agency agreements contemplated by this Agreement and without any duty to account therefor to the Owners	100

(Continued)

		Page

8.06.	Indemnification. Each Owner (proportionately in accordance with its commitment percentage) other than the Conduit Purchasers severally agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Seller), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided, that (i) an Owner shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Administrative Agent’s gross negligence or willful misconduct and (ii) an Owner shall not be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the Facility Agents. Without limitation of the generality of the foregoing, each Owner (proportionately in accordance with its respective interests) agrees to reimburse the Administrative Agent, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement; provided, that an Owner shall not be responsible for the costs and expenses of the Administrative Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision	100
8.07.	Successor Administrative Agent. The Administrative Agent may resign at any time by giving at least sixty days’ written notice thereof to the Owners, the Facility Agents, the Seller and the Servicer. Upon any such resignation, the Majority Facility Agents shall have the right to appoint a successor Administrative Agent approved by the Seller (which approval will not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Facility Agents, and shall have accepted such appointment, within sixty days after the retiring Administrative Agent’s giving of notice or resignation, then the retiring Administrative Agent may, on behalf of the Owners, appoint a successor Administrative Agent which, if such successor Administrative Agent is not an Affiliate of any of the Facility Agents, is approved by the Seller (which approval will not be unreasonably withheld or delayed), and which successor Administrative Agent shall be (a) either (i) a commercial bank having a combined capital and surplus of at least $250,000,000, (ii) an Affiliate of such bank, or (iii) an Affiliate of Rabobank and (b) experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any

(Continued)

		Page

	appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement	100

ARTICLE IX MISCELLANEOUS		101

9.01.	Expenses. The Seller agrees, promptly following receipt of a written invoice, to pay or cause to be paid, and to save each Owner, each Facility Agent and the Administrative Agent harmless against liability for the payment of, (a) all reasonable out-of-pocket expenses (including, without limitation, attorneys’, accountants’ and other third parties’ fees and expenses, fees payable by any Conduit Purchaser to Moody’s, S&P or any other nationally recognized rating agency rating its Commercial Paper in connection with receiving confirmation that the purchase by such Conduit Purchaser of a portion of the Purchased Interest hereunder will not result in a reduction or withdrawal of the rating of its Commercial Paper, any filing fees and expenses incurred by officers or employees of each Owner, each Facility Agent and the Administrative Agent, but excluding salaries and similar overhead costs of each Owner, each Facility Agent and the Administrative Agent which are incurred notwithstanding the execution and performance of this Agreement) incurred by or on behalf of any Owner, any Facility Agent and the Administrative Agent in connection with the negotiation, execution, delivery and preparation of this Agreement and the Purchase Documents and the transactions contemplated by or undertaken pursuant to or in connection herewith or therewith (including, without limitation, the perfection or protection of the Purchased Interest in the Receivables) not in excess of $110,000 in the aggregate, and (b) all reasonable out-of-pocket expenses (including, without limitation, attorneys’, accountants’ and other third parties’ fees and expenses, fees payable by any Conduit Purchaser to Moody’s, S&P or any other nationally recognized rating agency rating its Commercial Paper in connection with receiving confirmation that the purchase by such Conduit Purchaser of a portion of the Purchased Interest hereunder will not result in a reduction or withdrawal of the rating of its Commercial Paper, any filing fees and expenses incurred by officers or employees of each Owner, each Facility Agent and the Administrative Agent, but excluding salaries and similar overhead costs of each Owner, each Facility Agent and the Administrative Agent which are incurred notwithstanding the execution and performance of this Agreement) incurred by or on behalf of any Owner, any Facility Agent and the Administrative Agent from time to time (i)

(Continued)

		Page

	relating to any requested amendments, waivers or consents under the Purchase Documents, (ii) arising in connection with the Owners’, the Facility Agents’ or the Administrative Agent’s enforcement or preservation of their respective rights (including, without limitation, the perfection and protection of the Purchased Interest in the Receivables) under the Purchase Documents or (iii) relating to the maintenance of the transactions contemplated by or undertaken pursuant to or in connection with this Agreement, the other Purchase Documents	101
9.02.	Indemnity for Taxes, Reserves and Expenses	102
9.03.	Indemnities	103
9.04.	Holidays. Except as may be provided in this Agreement to the contrary, if any payment due hereunder shall be due on a day which is not a Business Day, such payment shall instead be due on the next succeeding Business Day	107
9.05.	Records. All amounts calculated or due hereunder shall be determined from the records of the Administrative Agent, which determinations shall be conclusive absent manifest error	107
9.06.	Amendments and Waivers. The Owners, the Majority Facility Agents, the Administrative Agent, the Seller and the Servicer may from time to time, with the consent, if required pursuant to this Agreement or the applicable Conduit Support Documents, enter into agreements amending, modifying or supplementing this Agreement, and the Facility Agents and the Administrative Agent, in their sole discretion, may from time to time grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of the Seller or the Servicer under this Agreement. Any such amendment, waiver or consent must be in writing. Any waiver of any provision hereof, and any consent to a departure by the Seller or the Servicer from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given	107
9.07.	Term of Agreement. This Agreement shall terminate following the Expiration Date upon the earlier to occur of (i) the indefeasible reduction of the Aggregate Net Investment to zero and the indefeasible payment of all Discount and all other Aggregate Unpaids and (ii) the date on which all Receivables have either been collected and the Buyers’ Percentage Interest therein delivered to the Facility Agents or written-off by the Servicer as being uncollectible in accordance with the Credit and Collection Policy; provided, however, that (i) the rights and remedies of the Owners, the Facility Agents and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Seller or the Servicer pursuant to this Agreement, (ii) the indemnification and payment provisions set forth in Sections 4.11, 9.01, 9.02 and 9.03 hereof and (iii) the agreement set forth in Section 9.20 hereof shall be continuing and shall survive any termination of this Agreement	107

(Continued)

		Page

9.08.	No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of any Owner, any Facility Agent or the Administrative Agent in exercising any right, power or privilege under the Purchase Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Owners under the Purchase Documents are cumulative and not exclusive of any rights or remedies which any Owner would otherwise have	108
9.09.	No Discharge. The respective obligations of the Seller and the Servicer under the Purchase Documents shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Purchase Documents or applicable Law, including, without limitation, any failure to set-off or release in whole or in part by any Owner of any balance of any deposit account or credit on its books in favor of the Seller or the Servicer, as the case may be, or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which could operate as a discharge of the Seller or the Servicer as a matter of Law	108
9.10.	Notices. All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Agreement shall be in writing (including telexed, facsimile or electronic communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, first-class express mail or courier, or by telex or facsimile, in all cases with charges prepaid. Any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the Office stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto	108
9.11.	Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction	108
9.12.	Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The parties hereby submit to the nonexclusive jurisdiction of the courts of the State of New York and the courts of the United States located in the State of New York for the purpose of adjudicating any claim or controversy arising in connection with any of the Purchase Documents or any of the transactions contemplated thereby, and for such purpose, to the extent it may lawfully do so, waives any objection which it may now or hereafter have to such jurisdiction or to venue therein and any claim of inconvenient forum with respect thereto	109

(Continued)

		Page

9.13.	Prior Understandings. This Agreement and the other Purchase Documents set forth the entire understanding of the parties relating to the subject matter hereof, and supersede all prior understandings and agreements, whether written or oral. The other Purchase Documents, including, without limitation, the Guaranty, shall remain in full force and effect, and are hereby ratified and confirmed	109
9.14.	Survival. All representations and warranties of the Seller and the Servicer contained herein or made in connection herewith shall survive the making thereof, and shall not be waived by the execution and delivery of this Agreement, any investigation by any Owner, any Facility Agent or the Administrative Agent, the purchase, repurchase or payment of any Purchased Interest in any Receivable, or any other event or condition whatsoever (other than a written waiver complying with Section 9.06 hereof). The covenants and agreements contained in or given pursuant to this Agreement (including, without limitation, those contained in Articles IV and VI hereof) shall continue in full force and effect until the termination of the obligation to make Purchases hereunder, the indefeasible reduction of the Aggregate Net Investment to zero and until the earlier of (i) the indefeasible payment in full of all Discount and all other Aggregate Unpaids and (ii) the date on which all Receivables have either been collected and the Buyers’ Percentage Interest therein delivered to the Facility Agents or written-off by the Servicer as being uncollectible in accordance with the Credit and Collection Policy	109
9.15.	Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument	109
9.16.	Set-Off. In case a Termination Event shall occur and be continuing, each Owner and, to the fullest extent permitted by Law, the holder of any assignment of an Owner’s rights hereunder shall each have the right, in addition to all other rights and remedies available to it, without notice to the Seller or the Servicer, as the case may be, to set-off against and to appropriate and apply to any amount owing by the Seller or Servicer hereunder which has become due and payable, any debt owing to, and any other funds held in any manner as provided for in this Agreement for the account of, the Seller or the Servicer by an Owner or by any holder of any assignment, including, without limitation, all funds in all deposit accounts maintained pursuant to this Agreement (whether time or demand, general or special, provisionally credited or finally credited, or otherwise), now or hereafter maintained by the Seller or the Servicer with an Owner or a Facility Agent. Such right shall exist whether or not such debt owing to, or funds held for the account of, the Seller or the Servicer is or are matured other than by operation of this Section 9.16 and regardless of the existence or adequacy of any collateral,

(Continued)

		Page

	guaranty or any other security, right or remedy available to any Owner or any holder. Each Facility Agent agrees that if its Ownership Group shall, by reason of any of its related Owners exercising any right of set-off or counterclaim or otherwise, receive payment of a portion of the Aggregate Net Investment which exceeds such Ownership Group’s Percentage of the Aggregate Net Investment, such Facility Agent shall, on behalf of its Ownership Group, purchase participations (and each Owner in such Facility Agent’s Ownership Group shall immediately reimburse the Facility Agent based on its Owner’s Percentage) in the portion of the Aggregate Net Investment funded by each other Ownership Group, and such other adjustments shall be made, as may be required so that all reductions in the Aggregate Net Investment shall be shared by the Ownership Groups ratably in accordance with their respective Ownership Group Percentages. Nothing in this Agreement shall be deemed a waiver or prohibition or restriction of any Owner’s or any holder’s rights of set-off or other rights under applicable Law	109
9.17.	Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Seller nor the Servicer may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Facility Agents. Each of the Conduit Purchasers and its assignees may assign, (a) without any prior written consent, in whole or in part, its interest in the Receivables and obligations hereunder to any other Owner or to any other Conduit Purchaser administered by any Facility Agent or any Affiliate of any Facility Agent, (b) without any prior written consent, in whole or in part, its interest in the Receivables and obligations hereunder to any Person if a Termination Event has occurred and is continuing, and (c) with the consent of the Seller, which consent shall not be unreasonably withheld or delayed, to any other Person whose short-term debt is rated at least “A-1” and “P-1” by S&P and Moody’s, respectively. To effectuate an assignment hereunder, both the assignee and the assignor (including, as appropriate, the Conduit Purchaser, its Alternate Purchaser and its Facility Agent) will be required to execute and deliver to the Seller, the Servicer and the Administrative Agent an Assignment and Assumption Agreement. Following any assignment in accordance with the foregoing criteria, the Ownership Group Percentage and Ownership Group Maximum Net Investment of each Ownership Group hereunder (after giving effect to the assignment) will be adjusted to such extent as may be necessary to reflect such assignment (and Schedule II hereto shall be deemed to be amended accordingly). Notwithstanding the foregoing, the applicable Conduit Support Documents shall govern the ability of (i) a Conduit Purchaser to assign, participate, or otherwise transfer any portion of the Purchased Interest owned by it to its Conduit Support Provider and (ii) a Conduit Support Provider to assign, participate, or otherwise transfer any portion of the Purchased Interest owned by such Conduit Support Provider. The Seller and the Servicer hereby agree and consent to the complete assignment by the applicable Owners of all of their respective rights under, interest in, title to and obligations under the Purchase Documents to the respective Collateral Agent under the applicable Conduit Purchaser’s Commercial Paper program	110

(Continued)

		Page

9.18.	Confidentiality. Each Owner, each Facility Agent, the Administrative Agent, the Seller and the Servicer shall keep all non-public information obtained pursuant to this Agreement and the transactions contemplated hereby or effected in connection herewith confidential in accordance with customary procedures for handling confidential information of this nature and will not disclose such information to outside parties (except counsel, auditors and Rating Agencies) but may make disclosure (a) reasonably required by a bona fide transferee or prospective transferee, including without limitation any Conduit Support Provider or any successor Owner, in connection with the participation in this Agreement by such Conduit Support Provider, or such successor Owner, provided, that any Conduit Support Provider or any successor Owner to whom such disclosure is made shall abide by the confidentiality provisions of this Section 9.18, (b) necessary in order to obtain any consents, approvals, waivers or other arrangements required to permit the execution, delivery and performance by the Seller and the Servicer of this Agreement or (c) as required or requested by any Official Body or pursuant to legal process or required by applicable Law. Each Owner, each Facility Agent and the Administrative Agent agrees that any confidential information (which includes all information (i) that is not and does not hereafter become publicly available through no fault of an Owner, Facility Agent, the Administrative Agent or any of their respective agents or representatives and (ii) that is provided by the Seller or the Servicer or any of their respective agents or representatives, in any format whatsoever, including any and all analyses, compilations, reports or other material based upon such information and prepared by any Owner, Facility Agent or the Administrative Agent or any of their respective agents or representatives) shall be used only in connection with this Agreement and the transactions contemplated hereby and not for any other purpose; provided, that any party hereto may disclose any such confidential information to its counsel, auditors and any Rating Agency	110
9.19.	Payments Set Aside. To the extent that the Seller or any Obligor makes a payment to an Owner or an Owner exercises its rights of set-off and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to the Seller, such Obligor, a trustee, a receiver or any other Person under any Law, including, without limitation, any bankruptcy law, any state or federal law, common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of this Section 9.19 shall survive the termination of this Agreement	111

(Continued)

		Page

9.20.	No Petition. Each party hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money of any Conduit Purchaser, not, prior to the date which is one (1) year and one (1) day after the payment in full of all such indebtedness, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause such Conduit Purchaser to invoke, the process of any Governmental Authority for the purpose of (a) commencing or sustaining a case against such Conduit Purchaser under any federal or state bankruptcy insolvency or similar law (including the Federal Bankruptcy Code), (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for such Conduit Purchaser, or any substantial part of its property, or (c) ordering the winding up or liquidation of the affairs of such Conduit Purchaser	111
9.21.	No Recourse. The obligations of each Conduit Purchaser under this Agreement shall be payable solely out of the funds of such Conduit Purchaser available for such purpose and shall be solely the corporate obligations of such Conduit Purchaser. No recourse shall be had for the payment of any amount owing in respect of this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against any Affected Party, any Facility Agent, or the Administrative Agent, any Affiliate of any of the foregoing, or any stockholder, employee, officer, director, incorporator or beneficial owner of any of the foregoing	111
9.22.	Tax Forms. Each Owner (other than Owners organized under the laws of the United States or any state thereof) agrees to provide the Seller, the Administrative Agent and the Facility Agent for such Owner with (A) two appropriate executed copies of Internal Revenue Service Form W-8ECI (or alternatively, Internal Revenue Service Form W-8BEN), or any successor forms, (i) on or promptly after the date hereof (or, if later, the date on which it becomes an Owner hereunder pursuant to Section 9.17 hereof), and (ii) upon the occurrence of any event that would require the amendment or resubmission of any such Form previously provided hereunder and (B) such other forms or information in connection therewith reasonably requested by the Seller, the Administrative Agent or the Facility Agent for such Owner	112
9.23.	Rabobank Conflict Waiver. Rabobank acts as Administrative Agent and as the Facility Agent and Alternate Purchaser for Nieuw Amsterdam, as issuing and paying agent for Nieuw Amsterdam’s Commercial Paper, as a Conduit Support Provider for Nieuw Amsterdam, and may provide other services or facilities to Nieuw Amsterdam from time to time (the “Rabobank Roles”). Without limiting the generality of Section 8.05, each of the parties hereto hereby acknowledges and consents to any and all Rabobank Roles, waives any objections it may have to any actual or potential conflicts of interest caused by Rabobank’s acting as the

(Continued)

Page

Administrative Agent, as an Alternate Purchaser or as a Conduit Support Provider with respect to Nieuw Amsterdam and acting as or maintaining any of the Rabobank Roles, and agrees that in connection with any Rabobank Role, Rabobank may take, or refrain from taking, any action which it in its discretion deems appropriate	112

List of Attachments

Exhibit A	Credit and Collection Policy
Exhibit B	Information Related to Lockbox Accounts, Deposit Accounts, the Concentration Account, the Collection Account and Government Lockbox Accounts
Exhibit C	Form of Purchase Notice for Incremental Purchase
Exhibit D-1	Form of Tranche Selection Notices with No Reinvestment
Exhibit D-2	Form of Tranche Selection Notice with Reinvestment
Exhibit E	Form of Discount Notice for Nieuw Amsterdam
Exhibit F-1	Form of Lockbox Agreement
Exhibit F-2	Form of Deposit Account Agreement
Exhibit G-1	Form of Monthly Report
Exhibit G-2	Form of Weekly Report
Exhibit H	Form of Assignment and Assumption Agreement
Exhibit I	List of Responsible Officers and Information Regarding Location of Offices, etc.
Exhibit J	Form of Concentration Account Agreement
Exhibit K	Monthly Fiscal Periods
Exhibit L	Form of Notice of Reduction of Aggregate Net Investment

Schedule I	List of Receivables
Schedule II	Owners’ Percentages
Schedule III	List of Additional Type 2 Obligors

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of November 30, 2011, among SUPERVALU RECEIVABLES FUNDING CORPORATION, a Delaware corporation (the “Seller”), SUPERVALU INC., a Delaware corporation (the “Servicer” or “SUPERVALU”), NIEUW AMSTERDAM RECEIVABLES CORPORATION, a Delaware corporation (together with its successors and assigns, “Nieuw Amsterdam”), COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as facility agent for the Nieuw Amsterdam Owners (as defined below) (together with its successors and assigns and in such capacity, the “Nieuw Amsterdam Facility Agent”) and as an Alternate Purchaser, COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as administrative agent (together with its successors and assigns (as provided in this Agreement) and in such capacity, the “Administrative Agent”) for each of the Owners (as defined below), and each of the other CONDUIT PURCHASERS, ALTERNATE PURCHASERS and FACILITY AGENTS party hereto from time to time.

RECITALS

WHEREAS, the Seller is authorized, from time to time, to purchase Pharmacy Receivables (as defined below), Trade Receivables (as defined below) and related rights and interests from SOA (as defined below);

WHEREAS, SOA is authorized from time to time to purchase Pharmacy Receivables from Acme Markets, Inc., a Delaware corporation, New Albertson’s, Inc., a Delaware corporation, American Drug Stores LLC, a Delaware limited liability company, American Partners, L.P., an Indiana limited partnership, FF Acquisition, L.L.C., a Virginia limited liability company, Jewel Food Stores, Inc. a New York corporation, Lucky Stores LLC, a Nevada limited liability corporation, Shaw’s Supermarkets, Inc., a Massachusetts corporation, Shoppers Food Warehouse Corp., a Delaware corporation, Foodarama LLC, a Delaware limited liability company, and SUPERVALU Pharmacies, Inc., a Minnesota corporation (together with their respective successors and assigns in such capacity, each a “Pharmacy Originator” and collectively, the “Pharmacy Originators”), each of which generates such Pharmacy Receivables (as defined below) in the ordinary course of its business;

WHEREAS, SOA is authorized from time to time to purchase Trade Receivables from SUPERVALU, SUPERVALU Holdings, Inc., a Missouri corporation, SUPERVALU Holdings – PA LLC, a Pennsylvania limited liability company, Richfood Holdings, Inc., a Delaware corporation, and Super Rite Foods, Inc., a Delaware corporation (together with their respective successors and assigns in such capacity, each a “Trade Originator” and collectively, the “Trade Originators”), each of which generates such Trade Receivables in the ordinary course of its business;

WHEREAS, the Facility Agents, on behalf of the Conduit Purchasers, the Alternate Purchasers, and/or the other Owners, have from time to time been purchasing from the Seller undivided percentage ownership interests in such Trade Receivables and Pharmacy

Receivables pursuant to and in accordance with the terms of the Receivables Purchase Agreement dated as of November 15, 2006, as amended and restated pursuant to the Amended and Restated Receivables Purchase Agreement dated as of May 30, 2007, as amended by First Amendment dated as of May 28, 2008, by Second Amendment dated as of May 27, 2009 and by Third Amendment dated as of May 7, 2010 (as so amended, the “Existing Receivables Purchase Agreement”) among the Seller, the Servicer, the Facility Agents, the Conduit Purchaser, the Alternate Purchasers and the Administrative Agent;

WHEREAS, the parties to the Existing Receivables Purchase Agreement wish to amend and restate such document;

WHEREAS, the Servicer has agreed to service the Receivables in accordance with the terms hereof;

WHEREAS, the Conduit Purchasers may in the future determine from time to time to sell undivided interests in the Purchased Interest (as defined below) to their respective Conduit Support Providers (as defined below); and

WHEREAS, the Administrative Agent will act on behalf of the Conduit Purchasers, the Facility Agents and/or the other Owners hereunder;

NOW, THEREFORE, in consideration of the recitals above and the mutual covenants and conditions contained herein, the parties agree that, effective as of the date first written above, the Existing Receivables Purchase Agreement be, and hereby is, amended and restated as follows:

ARTICLE I

DEFINITIONS; CONSTRUCTION

1.01. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

“ACH” shall mean the Automated Clearinghouse system operated by the Federal Reserve system, or other similar automated electronic payment processing system.

“ACH Deposit Account” shall mean a demand deposit account identified on Exhibit B hereto maintained with a Permitted Deposit Account Bank pursuant to an ACH Deposit Account Agreement for the purpose of depositing payments made by the Trade Obligors by ACH or other form of electronic transfer, or such other account as the Seller, the Servicer and the Administrative Agent may agree upon from time to time.

“Adjusted Aggregate Net Investment” shall mean, at any time, the Aggregate Net Investment minus the Excess Funding Deposit.

“Adjusted Buyers’ Percentage Interest” shall mean, at any time of determination, a percentage equal to (AANI + TRR) / NRB

Where:

AANI	=	the Adjusted Aggregate Net Investment at the time of such determination;

TRR	=	the Total Reserve Requirement at the time of such determination; and

NRB	=	the Net Receivables Balance at the time of such determination.

The Adjusted Buyers’ Percentage Interest shall be calculated by the Servicer on or before the second Business Day after the Buyers’ Percentage Interest (as most recently computed) exceeds 100%. In computing the Adjusted Buyers’ Percentage Interest, the Servicer shall use the Receivables information contained in the most recent Servicer Report (or any more recently delivered information) delivered to, and reasonably satisfactory to the Administrative Agent and each Facility Agent.

“Administrative Agent” shall have the meaning specified in the preamble to this Agreement.

“Affected Party” shall mean each Owner, each Facility Agent and the Administrative Agent, as the case may be, and each of their respective officers, directors, employees, assignees and successors.

“Affiliate” shall mean, with respect to a Person, any other Person which directly or indirectly controls, is controlled by or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Net Investment” shall mean, at any time, the sum of the amounts of Purchase Price paid to the Seller for each Incremental Purchase less the aggregate amount of Collections and other amounts received and applied by the Servicer or the Facility Agents to reduce such Aggregate Net Investment in accordance with the terms hereof; provided that the Aggregate Net Investment shall be increased by the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned or restored for any reason.

“Aggregate Reduction” shall have the meaning specified in Section 2.11.

“Aggregate Unpaids” shall mean, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods for all Tranches at such time, (ii) the Aggregate Net Investment at such time, (iii) all fees accrued and unpaid hereunder at such time and (iv) all other amounts owed (whether due or accrued) hereunder by the Seller to the Owners at such time.

“Agreement” shall mean this Second Amended and Restated Receivables Purchase Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

“Alternate Purchasers” shall mean Rabobank and any assignee (with respect to the rights in, and the commitment to purchase, the Purchased Interest) which executes an Assignment and Assumption Agreement, and any successors thereto.

“Assignment and Assumption Agreement” shall mean an assignment and assumption agreement in the form of Exhibit H hereto (with such changes as may be appropriate under the specific circumstances) executed and delivered in accordance with Section 9.17 hereof.

“Base Rate” shall mean, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of (i) the prime rate announced from time to time by the applicable Facility Agent in effect on such day, and (ii) (A) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Facility Agent from three Federal funds brokers of recognized standing selected by it , plus (B) 0.75%.

“Billing Statement” shall mean the weekly statement prepared by an Originator setting forth the amounts due and owing from an Obligor with respect to transactions entered into during the period covered by such statement or a prior period, in each case, as evidenced by invoices, as well as amounts billed on a periodic basis for the sale or lease of equipment, or real or personal property, or the provision of services, which are evidenced by a Contract setting forth the payment terms for such items.

“Broken Funding Costs” shall mean for the portion of any Adjusted Buyers’ Percentage Interest funded by a Pool-Funded Conduit Purchaser which: (i) has its portion of the invested amount reduced without compliance by the Seller with the notice requirements hereunder or (ii) is assigned by such Pool-Funded Conduit Purchaser to a liquidity bank under the related Liquidity Agreement or terminated prior to the date on which it was originally scheduled to end, an amount equal to the excess, if any, of (A) the Pool-Funded CP Costs or Discount (as applicable) that would have accrued during the remainder of the Tranche Periods or the Tranche Periods for Commercial Paper determined by the related Facility Agent to relate to such portion of such Adjusted Buyers’ Percentage Interest (as applicable) subsequent to the date of such reduction, assignment or termination of the invested amount of such portion of such Adjusted Buyers’ Percentage Interest if such reduction, assignment or termination had not occurred or notice of such reduction had been delivered, over (B) the sum of (x) to the extent all or a portion of such invested amount is allocated to another Adjusted Buyers’ Percentage Interest, the amount of Pool-Funded CP Costs or Discount, as applicable, actually accrued during the remainder of such period on such invested amount for the new Adjusted Buyers’ Percentage Interest, and (y) to the extent such invested amount is not allocated to another Adjusted Buyers’ Percentage Interest, the income, if any, actually received during the remainder of such period by the holder of such Adjusted Buyers’ Percentage Interest from investing the portion of such invested amount not so allocated. All Broken Funding Costs shall be due and payable hereunder upon demand.

“Business Day” shall mean any day other than a Saturday, Sunday, public holiday under the Laws of the State of Minnesota or the State of New York or any other day on which banking institutions are authorized or obligated to close in the State of Minnesota or the State of New York.

“Buyers’ Percentage Interest” shall mean, at any time of determination, a percentage equal to (ANI + TRR) / NRB

Where:

ANI	=	the Aggregate Net Investment at the time of such determination;

TRR	=	the Total Reserve Requirement at the time of such determination; and

NRB	=	the Net Receivables Balance at the time of such determination.

The Buyers’ Percentage Interest shall be calculated by the Servicer on the closing date of the initial Incremental Purchase(s) hereunder. Thereafter, until the Expiration Date, the Buyers’ Percentage Interest shall be recomputed in Servicer Reports delivered pursuant to Section 2.14 hereof, in Purchase Notices delivered pursuant to Section 2.03 hereof and otherwise in writing upon request of a Facility Agent or the Administrative Agent made to the Servicer. Absent any error in calculation, the Buyers’ Percentage Interest shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising or any reinvestment Purchase made pursuant to Section 2.05 hereof and 2.08(a) and (c) hereof during any period between computations of the Buyers’ Percentage Interest; provided, however, that on and after the Expiration Date, the Buyers’ Percentage Interest shall be equal to 100%. If the Servicer shall fail to promptly calculate the Buyers’ Percentage Interest as required herein, any Facility Agent or the Administrative Agent may compute the Buyers’ Percentage Interest, which computation shall be conclusive absent manifest error.

“Change of Control” shall mean (a) with respect to the Seller, the Seller’s capital stock is not all owned by SOA; (b) with respect to an Originator or SOA, SUPERVALU shall at any time cease to own and hold, directly or indirectly, the entire legal and beneficial interest in all of the outstanding stock of such Person having ordinary voting power for the election of directors (other than directors’ qualifying shares) or shall, directly or indirectly, sell, exchange, transfer, pledge or in any way encumber or otherwise dispose of any such stock, provided, that SUPERVALU may pledge the shares of Originators and SOA to the “Administrative Agent” under the Syndicated Revolving Credit Agreement; (c) with respect to SUPERVALU (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of SUPERVALU (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of SUPERVALU; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of SUPERVALU shall cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of SUPERVALU (except to the extent that individuals who at the beginning of such 24-month period were replaced by individuals (x) elected by 66-2/3% of the remaining members of the board of directors of SUPERVALU or (y) nominated for election by a majority of the remaining members of the board of directors of SUPERVALU and thereafter elected as directors by the shareholders of SUPERVALU); or (iii) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over Voting Stock of SUPERVALU (or other securities convertible into such Voting Stock) representing 20% or more of the combined voting power of all Voting Stock of SUPERVALU.

“Charge-Off” shall mean a Charge-Off-Trade or a Charge-Off-Pharmacy and “Charge-Off” shall mean, collectively, the Charge-Off-Trade and the Charge-Off-Pharmacy.

“Charge-Off-Pharmacy” shall mean a Pharmacy Receivable or any portion thereof which is identified as uncollectible by the Servicer or which, in accordance with the applicable Pharmacy Originator’s Credit and Collection Policy, has been written off the Seller’s books as uncollectible.

“Charge-Off-Trade” shall mean a Trade Receivable or any portion thereof which is identified as uncollectible by the Servicer or which, in accordance with the applicable Trade Originator’s Credit and Collection Policy, has been written off the Seller’s books as uncollectible.

“Chief Executive Office” shall mean, with respect to the Seller, SOA, an Originator or the Servicer, the place where the Seller, such Originator or the Servicer, as the case may be, is located, within the meaning of Section 9-307(b)(3), or any analogous provision, of the UCC, in effect in the jurisdiction whose Law governs the perfection of the respective ownership and security interest of the Facility Agents and Administrative Agent (for the benefit of the Owners) in any Receivables.

“Closing Date” shall mean May 31, 2007.

“Collateral Agent” shall mean the collateral agent for a Conduit Purchaser’s Commercial Paper program.

“Collection Account” shall have the meaning specified in Section 4.09(d) hereof.

“Collections” shall mean, for any Receivable as of any date, (i) the sum of all amounts, whether in the form of wire transfer, cash, checks, drafts, or other instruments, received by the Seller, the Servicer or any Subservicer or in a Permitted Lockbox (or Deposit Account, including amounts received by the Seller, the Servicer or any Subservicer by deduction from the account of an Obligor pursuant to an ACH arrangement) in payment of, or applied to, any amount owed by an Obligor on account of such Receivable (including, but not limited to, all amounts received on account of any Defaulted Receivable) on or before such date, including, without limitation, (i) all amounts received on account of such Receivable and all other fees and charges, (ii) cash proceeds of Related Security with respect to such Receivable and (iii) all amounts deemed to have been received by the Seller, the Servicer or any Subservicer as a Collection pursuant to Sections 2.08(e) or 2.08(f) hereof.

“Combined Dynamic Loss and Dilution Reserve Percentage” shall mean, for any Monthly Fiscal Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), a percentage calculated as of the last day of such Monthly Fiscal Period, equal at any time to the sum of A + B,

Where:

A =	the product of (i) the Eligible Pharmacy Receivables Percentage and (ii) the sum of (a) the Dynamic Dilution Reserve Percentage-Pharmacy and (b) the Dynamic Loss Reserve Percentage-Pharmacy;

B =	the product of (i) the Eligible Trade Receivables Percentage and (ii) the sum of (a) (I) at any time prior to the occurrence of a Reserve Trigger Event, the Dynamic Dilution Reserve Percentage-Trade or (II) at any time from and after the occurrence of a Reserve Trigger Event, the Dynamic Dilution Reserve Percentage II-Trade and (b) the Dynamic Loss Reserve Percentage-Trade;

“Commercial Paper” shall mean short-term promissory notes of each Conduit Purchaser issued by such Conduit Purchaser in the commercial paper market.

“Complete Servicing Transfer” shall have the meaning specified in Section 4.08(a) hereof.

“Concentration Account” shall mean a demand deposit account identified on Exhibit B hereto maintained by the Seller with a bank identified on Exhibit B hereto pursuant to the Concentration Account Agreement for the purpose of receiving transfers of Obligor payments from the Lockbox Accounts, Government Lockbox Accounts and Deposit Accounts and receiving deposits of amounts payable by the Administrative Agent and the Facility Agents pursuant to the terms hereof, or such other account as the Seller, the Servicer and the Administrative Agent (after consultation with the Facility Agents) may agree upon from time to time.

“Concentration Account Agreement” shall mean the agreement that governs the Concentration Account which is in compliance with Section 4.09 hereof and in substantially the form of Exhibit J hereto or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Concentration Account Transfer Letter” shall mean a letter in substantially the form of Attachment A to the Concentration Account Agreement.

“Concentration Factor” shall mean (i) for any Group A Obligor and its Subsidiaries and Affiliates, an amount equal to the product of (x) 12.5% times (y) the Outstanding Balances of all Eligible Receivables, (ii) for any Group B Obligor and its Subsidiaries and Affiliates, an amount equal to the product of (x) 10% times (y) the Outstanding Balances of all Eligible Receivables, (iii) for any Group C Obligor and its Subsidiaries and Affiliates, an amount equal to the product of (x) 7.5% times (y) the Outstanding Balances of all Eligible Receivables and (iv) except with respect to the four Group D Obligors (and their respective Subsidiaries and Affiliates) with the largest Outstanding Balances of Eligible Receivables, for any Group D Obligor and its Subsidiaries and Affiliates, an amount equal to the product of (x) 3.5% times (y) the Outstanding Balances of all Eligible Receivables.

“Conduit Purchaser” shall mean Nieuw Amsterdam and any other bankruptcy-remote, special purpose vehicle established primarily for the purpose of issuing Commercial Paper to finance the purchase of eligible assets and which executes an Assignment and Assumption Agreement, and any of their respective successors.

“Conduit Support Document” shall mean any agreement entered into by any Conduit Support Provider providing for the issuance of one or more letters of credit for the account of any Conduit Purchaser, the issuance of one or more surety bonds for which any Conduit Purchaser is obligated to reimburse the applicable Conduit Support Provider for any drawings thereunder, the sale by any Conduit Purchaser to any Conduit Support Provider of the Purchased Interest (or any portion thereof) and/or the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s securitization program (whether for liquidity or credit enhancement support), together with any letter of credit, surety bond or other instrument issued thereunder.

“Conduit Support Provider” shall mean and include, any Person now or hereafter extending credit, or having a commitment to extend credit to or for the account of, or to make purchases from, any Conduit Purchaser or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with such Conduit Purchaser’s securitization program.

“Contract” shall mean a Trade Receivables Contract or a Pharmacy Contract and “Contracts” shall mean, collectively, the Trade Receivables Contracts and the Pharmacy Contracts.

“Credit and Collection Policy” shall mean, with respect to an Originator or the Servicer, individually and/or collectively (as the context requires or permits), such Person’s credit, collection, enforcement and other policies and practices relating to Contracts and Receivables existing on the date hereof and as set forth on Exhibits A-1 and A-2 hereto, together with any other normal and customary credit practices, procedures and policies employed by such Person, as the same may be modified from time to time in compliance with Section 6.04(c) hereof.

“Days Sales Outstanding-Pharmacy” shall mean for any Monthly Fiscal Period (as calculated in the Monthly Report required to be delivered in the month following such Monthly Fiscal Period), an amount equal to the product of (i) a fraction, the numerator of which is the Outstanding Balance of all Pharmacy Receivables on the last day of such Monthly Fiscal Period and the denominator of which is the aggregate amount of Pharmacy Receivables originated by the Pharmacy Originators during the three most recent Monthly Fiscal Periods times (ii) 84.

“Days Sales Outstanding-Trade” shall mean for any Monthly Fiscal Period (as calculated in the Monthly Report required to be delivered in the month following such Monthly Fiscal Period), an amount equal to the product of (i) a fraction, the numerator of which is the Outstanding Balance of all Trade Receivables on the last day of such Monthly Fiscal Period and the denominator of which is the aggregate amount of Trade Receivables originated by the Trade Originators during the three most recent Monthly Fiscal Periods times (ii) 84.

“Debt” of a Person shall mean, such Person’s (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, (iii) obligations, whether or not assumed, which are secured by Liens or payable out of the proceeds or production from property now or hereafter acquired by such Person, (iv) obligations which are evidenced by notes, acceptances or other instruments, (v) obligations pursuant to a guaranty.

“Default Rate” shall mean, at any time, the Base Rate plus 2%.

“Default Ratio-Pharmacy” shall mean, for any Monthly Fiscal Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), the ratio (expressed as a percentage) calculated as of the end of such Monthly Fiscal Period of (i) the sum, without duplication, of (A) the aggregate Outstanding Balance of all Pharmacy Receivables (excluding any Pharmacy Receivable which arose under the Medicaid program of the State of Illinois) that were 121 days or more but less than 150 days past the related billing date in accordance with the applicable Pharmacy Originator’s Credit and Collection Policy at the end of such Monthly Fiscal Period and (B) the aggregate Outstanding Balance of all Pharmacy Receivables (excluding any Pharmacy Receivable which arose under the Medicaid program of the State of Illinois) that were not Defaulted Receivables at the beginning of such Monthly Fiscal Period but that became Defaulted Receivables pursuant to clause (i), (ii) or (iii) of the definition of “Defaulted Receivable-Pharmacy” during such Monthly Fiscal Period, to (ii) the aggregate Outstanding Balance of all Pharmacy Receivables generated by the Originators during the Monthly Fiscal Period that occurred four Monthly Fiscal Periods prior to the Monthly Fiscal Period for which such ratio is being calculated as of the last day of such Monthly Fiscal Period, provided that upon the earlier of (x) the day selected by the Seller, in its sole discretion, and notified in writing to the Administrative Agent and (y) November 30, 2007, the references to “121 days” and “150 days” in clause (i) of this definition shall become “112 days” and “140 days”, respectively.

“Default Ratio-Trade” shall mean, for any Monthly Fiscal Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), the ratio (expressed as a percentage) calculated as of the end of such Monthly Fiscal Period of (i) the aggregate Outstanding Balance of all Trade Receivables that were not Defaulted Receivables at the beginning of such Monthly Fiscal Period but that became Defaulted Receivables during such Monthly Fiscal Period to (ii) the aggregate Outstanding Balance of all Trade Receivables generated by the Originators during the Monthly Fiscal Period that occurred two Monthly Fiscal Periods prior to the Monthly Fiscal Period for which such ratio is being calculated as of the last day of such Monthly Fiscal Period.

“Defaulted Receivable” shall mean a Defaulted Receivable-Trade or a Defaulted Receivable-Pharmacy and “Defaulted Receivables” shall mean, collectively, the Defaulted Receivables-Trade and the Defaulted Receivables-Pharmacy.

“Defaulted Receivable-Pharmacy” shall mean a Pharmacy Receivable (i) in respect of which the Pharmacy Obligor is not entitled to any further extensions of credit, by reason of any default or nonperformance by such Pharmacy Obligor, under the terms of the applicable Pharmacy Originator’s Credit and Collection Policy or the Underlying Obligor’s failure to make the necessary payments to a Pass Through Pharmacy Obligor, (ii) which has become a Charge-Off-Pharmacy, (iii) in respect of which an Event of Bankruptcy has occurred and is continuing with respect to the related Pharmacy Obligor or (iv) that is more than 60 days past the related billing date in accordance with the applicable Pharmacy Originator’s Credit and Collection Policy, provided that upon the earlier of (x) the day selected by the Seller, in its sole discretion, and notified in writing to the Administrative Agent and (y) November 30, 2007, the reference to “60 days” in clause (v) of this definition shall become “56 days”.

“Defaulted Receivable-Trade” shall mean a Trade Receivable (i) in respect of which the Trade Obligor is not entitled to any further extensions of credit, by reason of any default or nonperformance by such Trade Obligor, under the terms of the applicable Trade Originator’s Credit and Collection Policy, (ii) which has become a Charge-Off-Trade, (iii) in respect of which an Event of Bankruptcy has occurred and is continuing with respect to the related Trade Obligor, (iv) as to which the Trade Obligor, if a natural person, thereof is deceased or (v) that is more than 56 days past the date of the related Billing Statement in accordance with the applicable Trade Originator’s Credit and Collection Policy.

“Deferred Purchase Price” shall mean, at any time, an amount equal to the Total Reserve Requirement.

“Delinquency Ratio-Pharmacy” shall mean, for any Monthly Fiscal Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), the ratio (expressed as a percentage) of (i) the aggregate Outstanding Balance of all Pharmacy Receivables which were Delinquent Receivables-Pharmacy as of the last day of such Monthly Fiscal Period to (ii) the aggregate Outstanding Balance of all Pharmacy Receivables generated by the Pharmacy Originators during the Monthly Fiscal Period that occurred three Monthly Fiscal Periods before the Monthly Fiscal Period for which such ratio is being calculated as of the last day of such Monthly Fiscal Period.

“Delinquency Ratio-Trade” shall mean, for any Monthly Fiscal Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), the ratio (expressed as a percentage) of (i) the aggregate Outstanding Balance of all Trade Receivables which were Delinquent Receivables-Trade as of the last day of such Monthly Fiscal Period to (ii) the aggregate Outstanding Balance of all Trade Receivables generated by the Trade Originators during the Monthly Fiscal Period that occurred one Monthly Fiscal Period before the Monthly Fiscal Period for which such ratio is being calculated as of the last day of such Monthly Fiscal Period.

“Delinquent Receivable” shall mean a Delinquent Receivable-Trade or a Delinquent Receivable-Pharmacy and “Defaulted Receivables” shall mean, collectively, the Delinquent Receivables-Trade and the Delinquent Receivables-Pharmacy.

“Delinquent Receivable-Pharmacy” shall mean any Pharmacy Receivable which is 91 to 120 days past the related billing date; provided that such term shall not include any Defaulted Receivables, provided, further, that upon the earlier of (x) the day selected by the Seller, in its sole discretion, and notified in writing to the Administrative Agent and (y) November 30, 2007, the references to “91 days” and “120 days” in clause (i) of this definition shall become “85 days” and “112 days”, respectively.

“Delinquent Receivable-Trade” shall mean any Trade Receivable which is 29 to 56 days past the date of the Billing Statement; provided that such term shall not include any Defaulted Receivables.

“Deposit Account” shall mean any Distribution Center Deposit Account or ACH Deposit Account.

“Deposit Account Agreement” shall mean the agreement that governs the operation of a Deposit Account which is in compliance with Section 4.09 hereof and which is substantially in the form of Exhibit F-2 hereto or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Deposit Account Transfer Letter” shall mean a letter in substantially the form of Attachment A to the Deposit Account Agreement.

“Dilution Factors” shall mean credits, cancellations, billing adjustments, cash discounts, warranties, allowances, Disputes, rebates, charge backs, returned or repossessed goods, and other allowances, adjustments and deductions (including, without limitation, any special or other discounts or any reconciliations) that are given to an Obligor in accordance with the applicable Originator’s Credit and Collection Policy.

“Dilution Ratio-Pharmacy” shall mean, for any Monthly Fiscal Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), the ratio (expressed as a percentage) of (i) the aggregate amount of Dilution Factors relating to Pharmacy Receivables for such Monthly Fiscal Period to (ii) the aggregate Outstanding Balance of all Pharmacy Receivables generated during the preceding Monthly Fiscal Period.

“Dilution Ratio-Trade” shall mean, for any Monthly Fiscal Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), the ratio (expressed as a percentage) of (i) the aggregate amount of Dilution Factors relating to Trade Receivables for such Monthly Fiscal Period to (ii) the aggregate Outstanding Balance of all Trade Receivables generated during the preceding Monthly Fiscal Period.

“Dilution Ratio II-Trade” shall mean, for any Monthly Fiscal Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), the ratio (expressed as a percentage) of (i) the aggregate amount of Dilution Factors excluding all volume rebate payments relating to Trade Receivables for such Monthly Fiscal Period to (ii) the aggregate Outstanding Balance of all Trade Receivables generated during the preceding Monthly Fiscal Period.

“Discount” shall mean for any Tranche:

(TR + UF) x TNI x AD

AP

Where:

TR	=	the Tranche Rate applicable to such Tranche;

UF	=	the Used Fee Rate applicable to such Tranche;

TNI	=	the amount of such Tranche;

AD	=	the actual number of days (including the first but excluding the last day) during the related Tranche Period; and

AP	=	the number of days in the annual period on the basis of which Discount for such Tranche is calculated, being 360 if the Tranche Rate for such Tranche is calculated by reference to any rate other than Base Rate, and 365 or 366, as the case may be, if the Tranche Rate for such Tranche is calculated by reference to Base Rate.

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable Law; and provided, further, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

“Dispute” shall mean any dispute, deduction, claim, offset, defense, counterclaim, set-off or obligation of any kind which has been asserted by an Obligor with respect to a Receivable, including, without limitation, any dispute relating to goods, purchased or leased equipment, leased real or personal property, or services already paid for.

“Distribution Center Deposit Account” shall mean a demand deposit account identified on Exhibit B hereto maintained with a Permitted Deposit Account Bank pursuant to an Deposit Account Agreement for the purpose of depositing payments made by the Trade Obligors to the Seller, Servicer or the applicable Originator or such other account as the Seller, the Servicer and the Administrative Agent may agree upon from time to time.

“Dollar” and “$” shall mean lawful currency of the United States of America.

“Dynamic Dilution Reserve Percentage-Pharmacy” shall mean, for any Monthly Fiscal Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), a percentage calculated as of the last day of such Monthly Fiscal Period, equal at any time to:

((2.25 x EDP) + ((DSP – EDP) x DSP / EDP)) x DHRP

Where:

EDP	=	the average of the Dilution Ratios-Pharmacy during the preceding 13 Monthly Fiscal Periods ending on the last day of the Monthly Fiscal Period for which such Dynamic Dilution Reserve Percentage-Pharmacy is established;

DSP	=	the highest Dilution Ratio-Pharmacy for any Monthly Fiscal Period during the preceding 13 consecutive Monthly Fiscal Periods ending on the last day of the Monthly Fiscal Period for which such Dynamic Dilution Reserve Percentage-Pharmacy is established; and

DHRP	=	the ratio, expressed as a percentage, computed as of such day by dividing (A) the aggregate amount of all Pharmacy Receivables originated during the preceding 2 consecutive Monthly Fiscal Periods, by (B) the Outstanding Balance of Eligible Receivables-Pharmacy as of the last day of the Monthly Fiscal Period for which such Dynamic Dilution Reserve Percentage-Pharmacy is established.

“Dynamic Dilution Reserve Percentage-Trade” shall mean, for any Monthly Fiscal Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), a percentage calculated as of the last day of such Monthly Fiscal Period, equal to

2.25 x EDT x DHRT,

Where:

EDT	=	the average of the Dilution Ratios-Trade during the preceding 13 Monthly Fiscal Periods ending on the last day of the Monthly Fiscal Period for which such Dynamic Dilution Reserve Percentage-Trade is established; and

DHRT	=	the ratio, expressed as a percentage, computed as of such day by dividing (A) the product of (I) 0.5 and (II) the aggregate amount of all Trade Receivables originated during such Monthly Fiscal Period, by (B) the Outstanding Balance of Eligible Receivables-Trade as of the last day of the Monthly Fiscal Period for which such Dynamic Dilution Reserve Percentage-Trade is established.

“Dynamic Dilution Reserve Percentage II-Trade” shall mean, for any Monthly Fiscal Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), a percentage calculated as of the last day of such Monthly Fiscal Period, equal to

((2.25 x EDT) + ((DST – EDT) x DST / EDT)) x DHRT

Where:

EDT	=	the average of the Dilution Ratios II-Trade during the preceding 13 Monthly Fiscal Periods ending on the last day of the Monthly Fiscal Period for which such Dynamic Dilution Reserve Percentage II-Trade is established;

DST	=	the highest Dilution Ratio II-Trade for any Monthly Fiscal Period during the preceding 13 consecutive Monthly Fiscal Periods ending on the last day of the Monthly Fiscal Period for which such Dynamic Dilution Reserve Percentage II-Trade is established; and

DHRT	=	the ratio, expressed as a percentage, computed as of such day by dividing (A) the product of (I) 0.5 and (II) the aggregate amount of all Trade Receivables originated during such Monthly Fiscal Period, by (B) the Outstanding Balance of Eligible Receivables-Trade as of the last day of the Monthly Fiscal Period for which such Dynamic Dilution Reserve Percentage II-Trade is established.

“Dynamic Loss Reserve Percentage-Pharmacy” shall mean, for any Monthly Fiscal Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), the percentage calculated as of the last day of such Monthly Fiscal Period, equal to 2.25 x LRP x LHRP

Where:

LRP	=	the highest average of the Default Ratios-Pharmacy computed for any three consecutive Monthly Fiscal Periods that occurred during the period of 13 consecutive Monthly Fiscal Periods ending on the last day of the Monthly Fiscal Period for which such Dynamic Loss Reserve Percentage- Pharmacy is established; and

LHRP	=	a fraction, (i) the numerator of which is equal to the aggregate amount of all Pharmacy Receivables originated during the three Monthly Fiscal Periods ending on the last day of the Monthly Fiscal Period for which such Dynamic Loss Reserve Percentage-Pharmacy is established and (ii) the denominator of which is equal to the Outstanding Balance of Eligible Receivables-Pharmacy on the last day of the Monthly Fiscal Period for which such Dynamic Loss Reserve Percentage-Pharmacy is established.

“Dynamic Loss Reserve Percentage-Trade” shall mean, for any Monthly Fiscal Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), the percentage calculated as of the last day of such Monthly Fiscal Period, equal to 2.25 x LRT x LHRT

Where:

LRT	=	the highest average of the Default Ratios-Trade computed for any three consecutive Monthly Fiscal Periods that occurred during the period of 13 consecutive Monthly Fiscal Periods ending on the last day of the Monthly Fiscal Period for which such Dynamic Loss Reserve Percentage-Trade is established; and

LHRT	=	a fraction, (i) the numerator of which is equal to the aggregate amount of all Trade Receivables originated during the three Monthly Fiscal Periods ending on the last day of the Monthly Fiscal Period for which such Dynamic Loss Reserve Percentage-Trade is established plus 75% of the Trade Receivables originated during the fourth Monthly Fiscal Period preceding such date and (ii) the denominator of which is equal to the Outstanding Balance of Eligible Receivables-Trade on the last day of the Monthly Fiscal Period for which such Dynamic Loss Reserve Percentage- Trade is established; provided, however, if the Dynamic Loss Reserve Percentage-Trade is calculated in connection with a Weekly Report prepared pursuant to Section 2.14(a)(ii) hereof, the numerator shall instead equal the aggregate amount of all Receivables originated during the three consecutive Monthly Fiscal Periods ending on the last day of the Weekly Period for which such Dynamic Loss Reserve Percentage-Trade is established.

“Eastern Region Unbilled Receivable” shall mean any Receivable that has not been billed to an Obligor and which has extended payment terms and which was originated in the Originator’s region that includes the Mechanicsville, Virginia, Harrisburg, Pennsylvania, Perryman, Pennsylvania and Reading, Pennsylvania distribution center locations (or such other locations as the Seller, the Servicer and the Facility Agents may agree upon from time to time).

“Eligible Investments” shall mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

(a) obligations of the United States or any agency thereof, provided such obligations are guaranteed as to the timely payment of principal and interest by the full faith and credit of the United States;

(b) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia that at the time of acquisition thereof are assigned the highest rating by S&P and Moody’s;

(c) interests in any money market mutual fund which at the date of investment in such fund has the highest fund rating by each of Moody’s and S&P which has issued a rating for such fund (which, for S&P, shall mean a rating of “AAAm” or “AAAmg”);

(d) commercial paper which at the date of investment has ratings of at least “A-1+” by S&P and “P-1” by Moody’s (including, without limitation, commercial paper meeting the foregoing criteria issued by any of any Facility Agent or the Administrative Agent);

(e) certificates of deposit, demand or time deposits, Federal funds or banker’s acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof (or any U.S. branch or agency of a foreign bank) and subject to supervision and examination by Federal or state banking authorities, provided that the short-term unsecured deposit obligations of such depository institution or trust company at the date of investment are then rated at least “P-1” by Moody’s and “A-1+” by S&P;

(f) demand or time deposits of, or certificates of deposit issued by, any bank, trust company, savings bank or other savings institution, which deposits are fully insured by the Federal Deposit Insurance Corporation, provided that the long-term unsecured debt obligations of such bank, trust company, savings bank or other savings institution are rated at the date of investment at least “Aa2” by Moody’s and “AA-” by S&P;

(g) demand deposits, time deposits, or certificates of deposit of, or cash escrows in, any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) subject to supervision and examination by Federal or State banking or depository institution authorities (which may include a Funding Agent and any Owner); provided, however, that at the time of the investment or contractual commitment to invest therein the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a short-term credit rating of “P-1” or better from Moody’s and “A-1” or better from S&P;

(h) interests in any open-end or closed-end management type investment company or investment trust (x)(1) registered under the Investment Company Act of 1940, (2) the portfolio of which is limited to the obligations of, or guaranteed by, the United States and to agreements to repurchase such obligations, which agreements, with respect to principal and interest, are at least 100% collateralized by such obligations marked to market on a daily basis and (3) the investment company or investment trust shall take delivery of such obligations either directly or through an independent custodian designated in accordance with the Investment Company Act of 1940, and (y) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to any Conduit Purchaser’s Commercial Paper by Moody’s or S&P (as evidenced in writing by Moody’s and S&P); and

(i) such other investments as will not result in the qualification, downgrading or withdrawal of the rating then assigned to any Conduit Purchaser’s Commercial Paper by Moody’s or S&P (as evidenced in writing by Moody’s and S&P).

“Eligible Pharmacy Receivable Percentage” shall mean, at any time, the percentage equivalent of a fraction the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables-Pharmacy at such time and the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

“Eligible Receivable” shall mean an Eligible Receivable-Trade or a Eligible Receivable-Pharmacy and “Eligible Receivables” shall mean, collectively, the Eligible Receivables-Trade and the Eligible Receivables-Pharmacy.

“Eligible Receivable-Pharmacy” shall mean, at any time for the determination thereof, any Pharmacy Receivable:

(a) which complies with all applicable Laws and other legal requirements, whether Federal, state or local, including, without limitation, to the extent applicable, usury laws;

(b) which constitutes an “account,” “payment intangible” or “general intangible” as defined in the UCC as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Administrative Agent’s security interest therein, and is not evidenced by an “instrument”, as defined in the UCC as so in effect;

(c) which represents (i) a right to payment for property that has been or is to be sold, assigned or otherwise disposed of or for services rendered or to be rendered to a Pharmacy Customer, or (ii) a general intangible under which the account debtor’s principal obligation is a monetary obligation that relates to the sale, assignment or disposition of property or the rendering of services to a Pharmacy Customer, in either case originated by the applicable Pharmacy Originator under the Master Contract in the ordinary course of its business with a Pharmacy Obligor who was approved by the applicable Pharmacy Originator in accordance with its Credit and Collection Policy, and which Pharmacy Obligor is not an Affiliate of the Seller, SOA or the applicable Originator;

(d) which (i) arises from a Pharmacy Contract under a Master Contract; (ii) either (A) is a Government Receivable or (B) under applicable law (regardless of the language contained in any Pharmacy Contract or Master Contract), the consent of the Pharmacy Obligor is not required for the transfer, sale or assignment of the rights of the applicable Pharmacy Originator or the Seller to such Receivable; and (iii) either (A) is a Government Receivable or (B) under applicable law (regardless of the language contained in any Pharmacy Contract or Master Contract) the Facility Agents or an Owner is not restricted in the exercise of its rights under this Agreement, other than the right to review the Master Contract;

(e) which constitutes a legal, valid and binding payment obligation of the related Pharmacy Obligor (subject to collection limitations against Pass Through Pharmacy Obligors), enforceable in accordance with its terms and not subject to any right of offset or counterclaim and, at the time of sale, is not subject to any Disputes;

(f) which provides for payment in Dollars by the related Pharmacy Obligor;

(g) which directs payment thereof to be sent to a Permitted Lockbox, Government Lockbox Account or a Deposit Account, provided, that Receivables which are currently paid to account number 52922527 at Bank of America need not be sent to a Permitted Lockbox, Government Lock box Account or Deposit Account until June 30, 2007;

(h) which has not been repurchased by the Seller pursuant to the repurchase provisions of this Agreement;

(i) which is not a Defaulted Receivable-Pharmacy;

(j) the Pharmacy Obligor of which does not owe (directly or as a conduit for any Underlying Obligor) Defaulted Receivables-Pharmacy in excess of 35% of the aggregate Outstanding Balance of all Pharmacy Receivables it owes (directly or as a conduit for any Underlying Obligor);

(k) which was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Receivable, the related Master Contract, the related Pharmacy Contract or the sale of the Purchased Interest to a Conduit Purchaser hereunder unlawful, invalid or unenforceable;

(l) which is owned solely by the Seller free and clear of all Liens, except for the Lien arising in connection with this Agreement, the Purchase Agreements and any security agreement that is part of a Conduit Purchaser’s Commercial Paper program securing the interests of the holders of such Conduit Purchaser’s Commercial Paper, and in which the Owners will have, at the time of its sale hereunder, a valid and binding undivided ownership interest or a first priority perfected security interest;

(m) for which there has been no rejection or return of, or warranty claim or other Dispute having arisen with respect to, the goods or services or transactions which gave rise to such Pharmacy Receivable and all goods and services and transactions in connection therewith have been finally performed or delivered to the Pharmacy Customer of the Pharmacy Obligor without Dispute;

(n) which has a Pharmacy Obligor which is domiciled in the United States of America;

(o) which has a Pharmacy Obligor who is not in default, in any manner material to the Pharmacy Receivable in question, under the terms of the Master Contract (directly or has an Underlying Obligor that is in default), from which such Pharmacy Receivable arose;

(p) which is not payable in installments that are not permitted by the provisions of the applicable Pharmacy Originator’s Credit and Collection Policy;

(q) which has a Pharmacy Obligor who is not the subject of an Event of Bankruptcy;

(r) which has not been unbilled for a period of 45 days or more;

(s) which has not been selected in a manner adverse to the Owners;

(t) which does not cause the Outstanding Balance of all Eligible Receivables-Pharmacy which are non-adjudicated to exceed 2% of the Outstanding Balance of all Eligible Receivables-Pharmacy;

(u) which does not cause the Outstanding Balance of all Eligible Receivables-Pharmacy which are unbilled to exceed 1% of the Outstanding Balances of all Eligible Receivables-Pharmacy; and

(v) which has been underwritten in accordance with the then applicable Pharmacy Originator’s Credit and Collection Guideline to be mutually agreed upon by Seller and Rabobank; and

(w) which does not arise under the Medicaid program of the State of Illinois.

“Eligible Receivable-Trade” shall mean, at any time for the determination thereof, any Trade Receivable:

(a) which complies with all applicable Laws and other legal requirements, whether Federal, state or local, including, without limitation, to the extent applicable, usury laws;

(b) which constitutes an “account,” “payment intangible” or “general intangible” as defined in the UCC as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Administrative Agent’s security interest therein, and other than Note Receivables, is not evidenced by an “instrument”, as defined in the UCC as so in effect;

(c) which represents (i) a right to payment for property that has been or is to be sold, assigned or otherwise disposed of or for services rendered or to be rendered, or (ii) a general intangible under which the account debtor’s principal obligation is a monetary obligation that relates to the sale, assignment or disposition of property or the rendering of services, in either case originated by the applicable Trade Originator in the ordinary course of its business to a Trade Obligor who was approved by the applicable Trade Originator in accordance with its Credit and Collection Policy, and which Trade Obligor is not an Affiliate of the Seller, SOA or the applicable Trade Originator;

(d) which arises from a Trade Receivables Contract that (i) does not require the Trade Obligor under such Trade Contract to consent to the transfer, sale or assignment of the rights of the applicable Trade Originator or the Seller under such Trade Contract and (ii) does not contain any provision that restricts the ability of the Facility Agents or an Owner to exercise its rights under this Agreement, including, without limitation, its right to review the Contract, except, in each case, as consented to or waived in writing by the related Trade Obligor;

(e) which constitutes a legal, valid and binding payment obligation of the related Trade Obligor, enforceable in accordance with its terms and not subject to any right of offset or counterclaim and, at the time of sale, is not subject to any Disputes;

(f) which provides for payment in Dollars by the related Trade Obligor;

(g) which directs payment thereof to be sent to a Permitted Lockbox or a Deposit Account;

(h) which has not been repurchased by the Seller pursuant to the repurchase provisions of this Agreement;

(i) which is not a Defaulted Receivable-Trade;

(j) the Trade Obligor of which does not owe Defaulted Receivables-Trade in excess of 25% of the aggregate Outstanding Balance of all Trade Receivables it owes;

(k) which was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Trade Receivable, the related Trade Receivables Contract or the sale of the Purchased Interest to a Conduit Purchaser hereunder unlawful, invalid or unenforceable;

(l) which is owned solely by the Seller free and clear of all Liens, except for the Lien arising in connection with this Agreement, the Purchase Agreements and any security agreement that is part of a Conduit Purchaser’s Commercial Paper program securing the interests of the holders of such Conduit Purchaser’s Commercial Paper, and in which the Owners will have, at the time of its sale hereunder, a valid and binding undivided ownership interest or a first priority perfected security interest;

(m) for which there has been no rejection or return of, or warranty claim or other Dispute having arisen with respect to, the goods or services or transactions which gave rise to such Trade Receivable and all goods and services and transactions in connection therewith have been finally performed or delivered to the Trade Obligor without Dispute;

(n) which has payment terms requiring payment after receipt of the original Billing Statement with respect thereto; provided, that (I) Eastern Region Unbilled Receivables shall be deemed to satisfy this clause (n) to the extent the sum of the Outstanding Balances of all Eastern Region Unbilled Receivables does not exceed 2% of the Outstanding Balances of all Eligible Receivables-Trade; and (II) Other Unbilled Receivables shall be deemed to satisfy this clause (n) to the extent the sum of the Outstanding Balances of all Other Unbilled Receivables does not exceed 3% of the Outstanding Balances of all Eligible Receivables-Trade, provided, further, however, that the aggregate amount of the Outstanding Balances of Eastern Region Unbilled Receivables and Other Unbilled Receivables with the longest “Unbilled Periods” (as defined below), if any, which would need to be removed from the pool of Eligible Receivables-Trade in order to make the weighted average “Unbilled Periods” of all such Trade Receivables less than 21 days shall be excluded from Eligible Receivables-Trade, provided, further, however, that any Eastern Region Unbilled Receivable or Other Unbilled Receivable with respect to which the period from the date the related good is shipped to the related Trade Obligor to the scheduled date the Billing Statement which will include such Eastern Region Unbilled Receivable or Other

Unbilled Receivable will be delivered exceeds 365 days shall be excluded from Eligible Receivables-Trade. As used in this clause (n), “Unbilled Period” shall mean, with respect to an Eastern Region Unbilled Receivable or Other Unbilled Receivable, the period from the last day of the preceding Monthly Fiscal Period to the scheduled date the Billing Statement which will include such Eastern Region Unbilled Receivable or Other Unbilled Receivable will be delivered.

(o) which has a Trade Obligor which is domiciled in the United States of America;

(p) which has a Trade Obligor who is not in default, in any manner material to the Trade Receivable in question, under the terms of the Trade Receivables Contract, if any, from which such Trade Receivable arose;

(q) which is not payable in installments that are not permitted by the provisions of the applicable Trade Originator’s Credit and Collection Policy;

(r) which has a Trade Obligor who is not the subject of an Event of Bankruptcy;

(s) which has not been selected in a manner adverse to the Owners;

(t) which has been underwritten in accordance with the then applicable Trade Originator’s Credit and Collection Policy, and has terms which have not been modified, impaired, waived, altered, extended or renegotiated since its origination in any way;

(u) which does not arise in whole or in part from the sale of products purchased by the applicable Originator from a Person which is entitled to the benefits of the federal Packers and Stockyards Act of 1921, as may be amended from time to time, with respect to such products; and

(v) which, if it is a Lease Receivable or Note Receivable, has a Trade Obligor which is not the Trade Obligor with respect to any Lease Receivable or Note Receivable which is 57 days or more past the date of the related Billing Statement.

“Eligible Trade Receivable Percentage” shall mean, at any time, the percentage equivalent of a fraction the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables-Trade at such time and the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

“ERISA” shall mean, the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall mean, with respect to any Person, any Person which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Internal Revenue Code, or (ii) solely for purposes of potential liability under Section 302(c)(11) of

ERISA and Section 412(c)(11) of the Internal Revenue Code and the Lien created under Section 302(f) of ERISA and Section 412(n) of the Internal Revenue Code, described in Section 414(m) or (o) of the Internal Revenue Code.

“ERISA Event” shall mean, with respect to any Person, (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, or (ii) the withdrawal of such Person or any ERISA Affiliate from a multiple employer Plan during a plan year in which it is a “substantial employer”, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by such Person or any ERISA Affiliate to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Internal Revenue Code or Section 302(e) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by such Person or any ERISA Affiliate to terminate any Plan, or (v) the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if such Person or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by such Person or any ERISA Affiliate of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for such Person or any ERISA Affiliate to incur liability under Title IV of ERISA or under Sections 412(c)(11) or 412(n) of the Internal Revenue Code with respect to any Plan.

“Eurodollar Rate” shall mean, with respect to any Tranche Period, a rate per annum equal to the quotient (expressed as a percentage and rounded upwards, if necessary, to the nearest 1/16 of 1%) obtained by dividing (i) LIBOR for such Tranche Period by (ii) 100% minus the LIBOR Reserve Percentage for such Tranche Period, if any.

“Event of Bankruptcy” shall mean, for any Person:

(a) that such Person shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

(b) a proceeding shall have been instituted and remains unstayed or undismissed for a period of 60 days in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation of its affairs; or

(c) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or such Person’s consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors; or

(d) such Person or any Subsidiary of such Person shall take any corporate action in furtherance of any of the actions set forth in the preceding clause (a), (b) or (c).

“Excess Concentration Amount” shall mean, at any time, the sum, without duplication, of the following:

(a) the aggregate amount, if any, by which the Outstanding Balances of all Eligible Receivables of all Obligors and their respective Subsidiaries and Affiliates, at such time, exceeds the Concentration Factor applicable thereto at such time;

(b) the amount, if any, by which the Outstanding Balance of all Eligible Receivables-Trade which do not arise from the sale or delivery of goods, including, without limitation, Note Receivables and Lease Receivables, exceeds 5.00% of the aggregate Outstanding Balance of all Eligible Receivables;

(c) the amount, if any, by which the Outstanding Balances of all Eligible Receivables of the two largest Group C Obligors and their respective Subsidiaries and Affiliates, at such time, exceeds the Loss Floor Percentage of the aggregate Outstanding Balance of all Eligible Receivables;

(d) if no Reserve Trigger Event has occurred, the amount, if any, by which the Outstanding Balances of all Eligible Receivables-Pharmacy which are Pass Through Pharmacy Receivables exceeds 35.00% of the aggregate Outstanding Balance of all Eligible Receivables-Pharmacy;

(e) if no Reserve Trigger Event has occurred, the amount, if any, by which the Outstanding Balance of all Eligible Receivables-Pharmacy which are Pass Through Pharmacy Receivables exceeds 10% of the Outstanding Balance of all Eligible Receivables;

(f) if no Reserve Trigger Event has occurred, the amount, if any, by which the Outstanding Balance of all Eligible Receivables-Pharmacy are the obligations of Government Obligors exceeds 12.5% of the Outstanding Balance of all Eligible Receivables;

(g) if no Reserve Trigger Event has occurred, the amount, if any, by which the Outstanding Balances of Eligible Receivables-Pharmacy which are the obligations of Government Obligors exceeds 35% of the aggregate Outstanding Balance of all Eligible Receivables-Pharmacy; and

(h) the amount, if any, by which the Outstanding Balance of all Eligible Receivables-Trade which are Note Receivables or Lease Receivables exceeds 1.50% of the aggregate Outstanding Balance of all Eligible Receivables.

“Excess Funding Deposit” shall mean, at any time of determination, the amount on deposit in the Collection Account pursuant to Section 2.15 hereof at such time.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time and any successor statute thereto.

“Expiration Date” shall mean the earliest of (i) the date specified in a notice by the Seller to the Facility Agents, which date shall be not less than five Business Days following receipt of such notice, (ii) November 30, 2014 or (iii) the day on which the Administrative Agent delivers a Notice of Termination pursuant to Section 7.02 hereof or a Termination Event described in Section 7.01(j) hereof occurs.

“Facility Agent” shall mean, with respect to any Conduit Purchaser and its Conduit Support Providers, the entity acting as agent for such Conduit Purchaser and Conduit Support Providers identified on the signature pages hereto and any assignee thereof which executes an Assignment and Assumption Agreement and any successor thereto.

“Fee Letter” shall mean the second amended and restated letter agreement, dated as of the date hereof, between the Seller and the Administrative Agent, as such letter agreement may be amended or otherwise modified from time to time.

“First-Tier Purchase Agreements” shall mean collectively, (i) the Purchase and Sale Agreement dated as of November 15, 2006 by and between SOA, as purchaser, and the Trade Originators, as sellers, as the same may from time to time be amended, supplemented or otherwise modified and (ii) the Purchase and Sale Agreement dated as of May 30, 2007 by and between SOA, as purchaser, and the Pharmacy Originators, as sellers, as the same may from time to time be amended, supplemented or otherwise modified.

“Fiscal Year” shall mean each year which is the fiscal year of the Seller, the Servicer and any Originators, respectively, for accounting purposes.

“Floor Reserve Percentage” shall mean, for any Monthly Fiscal Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), a percentage calculated as of the last day of such Monthly Fiscal Period, equal to the sum of A + B + C,

Where:

A	=	the Loss Floor Percentage in effect on the last day of the Monthly Fiscal Period for which such Floor Reserve Percentage is established.

B	=	the product of EDP times DHRP times the Eligible Pharmacy Receivables Percentage.

EDP	=	the average of the Dilution Ratios-Pharmacy during the preceding 13 Monthly Fiscal Periods ending on the last day of the Monthly Fiscal Period for which such Floor Reserve Percentage is established.

DHRP	=	the ratio, expressed as a percentage, computed as of such day by dividing (A) the aggregate amount of all Pharmacy Receivables originated during the preceding 2 consecutive Monthly Fiscal Periods, by (B) the Outstanding Balance of Eligible Receivables-Pharmacy as of the last day of the Monthly Fiscal Period for which such Floor Reserve Percentage is established.

C	=	(i) at any time prior to the occurrence of a Reserve Trigger Event, the product of EDT-I and DHRT and (ii) at any time from and after the occurrence of a Reserve Trigger Event, the sum of (A) the product of EDT-II and DHRT and (B) the Total Volume Rebate Accrual Percentage.

EDT-I	=	the average of the Dilution Ratios-Trade during the preceding 13 Monthly Fiscal Periods ending on the last day of the Monthly Fiscal Period for which such Floor Reserve Percentage is established.

DHRT	=	the ratio, expressed as a percentage, computed as of such day by dividing (A) the product of (I) 0.5 and (II) the aggregate amount of all Trade Receivables originated during such Monthly Fiscal Period, by (B) the Outstanding Balance of Eligible Receivables-Trade as of the last day of the Monthly Fiscal Period for which such Floor Reserve Percentage is established.

EDT-II	=	the average of the Dilution Ratios II-Trade during the preceding 13 Monthly Fiscal Periods ending on the last day of the Monthly Fiscal Period for which such Floor Reserve Percentage is established.

“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“Government Lockbox Account” shall mean a demand deposit account identified on Part II of Exhibit B hereto maintained with a Permitted Lockbox Bank in the name of the related Pharmacy Originator pursuant to a Lockbox Agreement into which payments for Government Receivables and other Pharmacy Receivables are deposited.

“Government Obligor” shall mean the United States of America, any territory or possession of the United States of America, any State, any political subdivision of any of the foregoing, any agency or instrumentality of any of the foregoing, any public school and any public healthcare institution and any military agency or instrumentality.

“Government Receivables” shall mean any Pharmacy Receivable paid for by or on behalf of the United States government, any state, locality or instrumentality thereof.

“Government Reserve Percentage” shall mean, for any Monthly Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), the percentage calculated as of the last day of such Monthly Fiscal Period, equal to, (a) at any time prior to the occurrence of a Reserve Trigger Event, zero, and (b) at any time from and after the occurrence of a Reserve Trigger Event, the percentage equivalent of a fraction (i) the numerator of which is the Outstanding Balance of Government Receivables on the last day of such Monthly Fiscal Period, and (ii) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables on the last day of such Monthly Fiscal Period.

“Group A Obligor” shall mean, as determined in accordance with Section 1.03 hereof, any Obligor whose short-term debt is rated at least “A-1” by S&P and at least “P-1” by Moody’s, or in the case of an Obligor with long-term senior unsecured debt ratings only, at least “A+” by S&P, and at least “A1” by Moody’s.

“Group B Obligor” shall mean, as determined in accordance with Section 1.03 hereof, any Obligor (i) who is not a Group A Obligor and (ii) whose short-term debt is rated at least “A-2” by S&P and at least “P-2” by Moody’s, or in the case of an Obligor with long-term senior unsecured debt ratings only, at least “BBB+” by S&P and at least “Baa1” by Moody’s.

“Group C Obligor” shall mean, as determined in accordance with Section 1.03 hereof, any Obligor (i) who is not a Group A Obligor or a Group B Obligor and (ii) whose short-term debt is rated at least “A-3” by S&P and at least “P-3” by Moody’s, or in the case of an Obligor with long-term senior unsecured debt ratings only, at least “BBB-” by S&P and at least “Baa3” by Moody’s.

“Group D Obligor” shall mean, as determined in accordance with Section 1.03 hereof, any Obligor who is not a Group A Obligor, Group B Obligor or Group C Obligor.

“Guaranty” shall mean the guaranty, dated as of the date hereof, made by SUPERVALU in favor of the Administrative Agent, as such guaranty may be amended or otherwise modified from time to time

“Incremental Purchase” shall have the meaning specified in Section 2.02 hereof.

“Indemnified Parties” shall have the meaning specified in Section 9.02(a) hereof.

“Independent Director” shall have the meaning specified in Section 6.01(o)(x) hereof.

“Internal Revenue Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“Investment” in any Person shall mean any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other securities of such Person, any capital contribution to such Person or any other investment in such Person.

“Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

“Lease Receivable” shall mean any indebtedness owed to the Seller or any Originator by any Trade Obligor under a contract evidencing a monetary obligation incurred by such Trade Obligor to any Originator in connection with the lease of real property or of equipment or other assets.

“LIBOR” shall mean, with respect to any Tranche funded by reference to the Eurodollar Rate and the Tranche Period therefor, the rate appearing on Telerate Page 3750 of the (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the applicable Facility Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such Tranche Period, as the rate for Dollar deposits for a period comparable to such Tranche Period and in an amount comparable to such Tranche; provided, that in the event no rate is so posted, “LIBOR” shall mean the arithmetic average (rounded up to only four decimal places) of the offered quotations by the related Facility Agent for Dollar deposits for a period comparable to such Tranche Period and in an amount comparable to such Tranche at or about 11:00 a.m. (London time) two London Business Days prior to the Tranche Period in an amount substantially equal to the amount of dollars to be funded.

“LIBOR Reserve Percentage” shall mean, for any Tranche funded by reference to the Eurodollar Rate and any Tranche Period therefor, the maximum reserve percentage, if any, applicable to the related Owner under Regulation D during such Tranche Period (or if more than one percentage shall be applicable, the daily average of such percentages for those days in such Tranche Period during which any such percentage shall be applicable) for determining such Owner’s reserve requirement (including any marginal, supplemental or emergency reserves) with respect to liabilities or assets having a term comparable to such interest period consisting or included in the computation of Eurocurrency Liabilities (as defined in Regulation D). Without limiting the effect of the foregoing, but without duplicating the provisions of Section 9.02, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by an Owner by reason of any Regulatory Change against (a) any category of liabilities which includes deposits by reference to which LIBOR is to be determined or (b) any category of extensions of credit or other assets which include LIBOR-based credits or assets.

“Lien” shall mean, in respect of the property of any Person, any ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, filing of any financing statement, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security.

“Liquidity Funding Rate” shall mean, for any applicable Tranche and Tranche Period and the applicable Facility Agent and its related Ownership Group, an interest rate per annum equal to the Eurodollar Rate for such Tranche Period plus 0.50%.

“Lockbox Account” shall mean a demand deposit account identified on Part I of Exhibit B hereto (other than a Government Lockbox Account) maintained with a Permitted Lockbox Bank pursuant to a Lockbox Agreement for the purpose of depositing payments made by the Obligors or such other account as the Seller, the Servicer and the Administrative Agent may agree upon from time to time.

“Lockbox Agreement” shall mean the agreement that governs the operation of a Permitted Lockbox and related Lockbox Account or Government Lockbox Account which is in compliance with Section 4.09 hereof and which for a Lockbox Account is substantially in the form of Exhibit F-1 hereto or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Lockbox Transfer Letter” shall mean, with respect to a Lockbox Account, a letter in substantially the form of Attachment A to the Lockbox Agreement.

“London Business Day” shall mean any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Loss Floor Percentage” shall mean, at any time, the greater of (i) 10% and (ii) the percentage equivalent of a fraction, the numerator of which is the sum of the five largest Outstanding Balances of Eligible Receivables which are not Group A Obligors, Group B Obligors or Group C Obligors at such time, and the denominator of which is the sum of the Outstanding Balances of all Eligible Receivables at such time.

“Loss to Liquidation Ratio-Trade” shall mean, for any Monthly Fiscal Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), the ratio (expressed as a percentage) of (i) the aggregate Outstanding Balance of all Trade Receivables which became Charge-Off-Trade during such Monthly Fiscal Period (without giving effect to any recoveries during such Monthly Fiscal Period) to (ii) the aggregate amount of Collections of Trade Receivables (other than Collections of Trade Receivables deemed to have been received pursuant to Section 2.08(e) hereof) during such Monthly Fiscal Period.

“Majority Facility Agents” shall have the meaning specified in Section 7.02 hereof.

“Master Contract” shall mean any and all agreements between a Pharmacy Originator and a Pharmacy Obligor which establish the terms under which the Pharmacy Originator will make sales to Pharmacy Customers and the Pharmacy Obligor will reimburse the Pharmacy Originator for such sales.

“Match Funded Conduit Purchaser” shall mean each Conduit Purchaser that, on or after the initial Purchase Date, notifies the Seller, the Servicer and the Administrative Agent in writing that it is funding its Purchased Interest (or a portion thereof) with Commercial Paper issued by it, or for its benefit, in specified Tranches funded through the issuance of Commercial Paper selected in accordance with Section 2.06(b) and that, in each case, has not subsequently notified the Seller, the Servicer and the Administrative Agent in writing that it will no longer be funding its Purchased Interest through specific Tranches and that the Seller will no longer be permitted to select Tranches in accordance with Section 2.06(b) with respect to such Conduit Purchaser (at which time such Conduit Purchaser shall be a Pool-Funded Conduit Purchaser).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or condition (financial or otherwise) of the Servicer and its Subsidiaries taken as a whole, (b) the ability of the Servicer to perform any of its obligations under any Purchase Documents or (c) the rights or benefits available to the Purchasers under any Purchase Documents.

“Maximum Net Investment” shall mean $200,000,000, unless increased with the consent of the Conduit Purchasers, the Alternate Purchasers and the Facility Agents and confirmation by S&P and/or Moody’s, as applicable, of the then-current ratings of the Commercial Paper if required by S&P and/or Moody’s, as applicable, or reduced as provided in Section 2.11(a) hereof; provided, however, that at all times on and after the Expiration Date, the “Maximum Net Investment” shall mean the Aggregate Net Investment.

“Monthly Fiscal Period” shall mean each 28-day fiscal period of SUPERVALU’s fiscal year commencing with the first day of the fiscal year ended February 24, 2007, as set forth on Exhibit K hereto, as updated from time to time.

“Monthly Report” shall have the meaning specified in Section 2.14(a)(i) hereof.

“Monthly Report Date” shall mean, with respect to each Monthly Fiscal Period, the day which is 10 Business Days following the end of such Monthly Fiscal Period.

“Moody’s” shall mean Moody’s Investors Service, Inc., together with any successor that is a nationally recognized statistical rating association.

“Multiemployer Plan” shall mean, a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by such Person or any ERISA Affiliate on behalf of its employees and which is covered by Title IV of ERISA.

“Net Receivables Balance” shall mean, at any time, the Outstanding Balances of the Eligible Receivables at such time reduced by the Excess Concentration Amount at such time.

“New Collections” shall have the meaning specified in Section 2.08(a) hereof.

“Nieuw Amsterdam” shall mean Nieuw Amsterdam Receivables Corporation, a Delaware corporation, together with its successors and any of its assigns that is a multi-seller commercial paper conduit administered by the Nieuw Amsterdam Facility Agent or any of its Affiliates and which executes an Assignment and Assumption Agreement.

“Nieuw Amsterdam Facility Agent” shall mean Rabobank in its capacity as facility agent to the Nieuw Amsterdam Owners under this Agreement.

“Nieuw Amsterdam Liquidity Agreement” shall mean the Liquidity Agreement, dated as of November 15, 2006, among Nieuw Amsterdam, the financial institutions from time to time party thereto as liquidity providers, and Rabobank, as agent for such liquidity providers.

“Nieuw Amsterdam Owners” shall mean, collectively, Nieuw Amsterdam and its related Owners.

“Nieuw Amsterdam Ownership Group” shall mean the Ownership Group described in clause (a) of the definition of “Ownership Group” in this Section 1.01.

“Note Receivable” shall mean any indebtedness owed to the Seller or any Originator by any Trade Obligor under a contract evidencing a monetary obligation incurred by such Trade Obligor to any Originator in connection with the acquisition of equipment, working capital loans or the acquisition of the assets of one or more retail stores, which receivable is identified on SUPERVALU’s notes receivables system.

“Notice of Termination” shall have the meaning specified in Section 7.02 hereof.

“Obligor” shall mean, a Trade Obligor or a Pharmacy Obligor and “Obligors” shall mean, collectively, the Trade Obligors and the Pharmacy Obligors.

“Office” shall mean, when used in connection with the Administrative Agent, each Facility Agent, each Conduit Purchaser, each Alternate Purchaser, the Seller and the Servicer their respective offices as set forth on the signature pages hereto, or, in the case of each Originator and SOA, at the address set forth on Exhibit I hereto, or at such other office or offices of the Administrative Agent, the applicable Conduit Purchaser, the applicable Alternate Purchaser, the applicable Facility Agent, the Seller, the Servicer, SOA, the applicable Originator or branch, Subsidiary or Affiliate of any thereof as may be designated in writing from time to time by the Administrative Agent, the applicable Conduit Purchaser, the applicable Alternate Purchaser, the applicable Facility Agent, the Seller, the Servicer, SOA or the applicable Originator to the Administrative Agent, the Conduit Purchasers, the Facility Agents, the Seller, the Servicer, SOA or the applicable Originator, as appropriate.

“Official Body” shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case, whether foreign or domestic.

“Originator” shall mean a Pharmacy Originator or a Trade Originator and “Originators” shall mean, collectively, the Pharmacy Originators and the Trade Originators.

“Other Unbilled Receivable” shall mean a Receivable that has not been billed to an Obligor and which has extended payment terms and that is not an Eastern Region Unbilled Receivable.

“Outstanding Balance” of any Receivable shall mean, at any time, the then outstanding amount thereof.

“Owners” shall mean, at any time, the Conduit Purchasers, Alternate Purchasers, Conduit Support Providers and any of their respective successors and assigns that may purchase any portion of the Purchased Interest pursuant hereto or which acquires an undivided interest in any Tranche pursuant to a Conduit Support Document.

“Owner’s Percentage” shall mean, at any time, with respect to any Owner in an Ownership Group and the Purchased Interest funded by the related Facility Agent, the individual percentage interest of such Owner in the portion of the Purchased Interest funded by the related Facility Agent.

“Ownership Group” shall mean each of the following separate groups of Facility Agents and Owners: (a) the Nieuw Amsterdam Facility Agent, Nieuw Amsterdam, any other Conduit Purchaser administered by the Nieuw Amsterdam Facility Agent or any Affiliate of the Nieuw Amsterdam Facility Agent, and each related Owner, and (b) each other related group consisting of a Conduit Purchaser, a Facility Agent, any other Conduit Purchaser administered by such Facility Agent, an Alternate Purchaser and related Owners that may become a party hereto from time to time by the execution of an Assignment and Assumption Agreement by such Conduit Purchaser, Alternate Purchaser and Facility Agent (who is not a member of the Nieuw Amsterdam Ownership Group).

“Ownership Group Maximum Net Investment” shall mean, with respect to any Ownership Group, such Ownership Group’s pro rata share of the Maximum Net Investment. The Nieuw Amsterdam Ownership Group is the only initial Ownership Group and its initial Ownership Group Maximum Net Investment is set forth on Schedule II hereto.

“Ownership Group Percentage” shall mean, with respect to an Ownership Group, the percentage equivalent of a fraction, the numerator of which is the Ownership Group Maximum Net Investment of such Ownership Group and the denominator of which is the Maximum Net Investment. The Nieuw Amsterdam Ownership Group is the only initial Ownership Group and its respective initial Ownership Group Percentage is set forth on Schedule II hereto.

“PACA” shall mean the federal Perishable Agricultural Commodities Act of 1930, as amended from time to time, and all regulations issued thereunder.

“PACA Reserve Percentage” shall mean, for any Monthly Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), the percentage calculated as of the last day of such Monthly Fiscal Period, equal to, (a) at any time prior to the occurrence of a Reserve Trigger Event, zero, and (b) at any time from and after the occurrence of a Reserve Trigger Event, the Eligible Trade Receivable Percentage of the percentage equivalent of a fraction (i) the numerator of which is the average aggregate dollar amount of receivables originated as a result of sales of “perishable agricultural commodities” (as such term is defined in PACA) during the three most recent Monthly Fiscal Periods preceding such Monthly Report Date, and (ii) the denominator of which is the average aggregate dollar amount of all Trade Receivables originated during the three most recent Monthly Fiscal Periods preceding such Monthly Report Date.

“Pass Through Pharmacy Obligor” shall mean a Pharmacy Obligor who under the applicable Master Contract is obligated to make payment only to the extent it receives payment from an Underlying Obligor.

“Pass Through Pharmacy Receivable” shall mean a Pharmacy Receivable which arises under a Pharmacy Contract which obligates the Pass Through Pharmacy Obligor to make payment only to the extent it receives payment from another Person (an “Underlying Obligor”).

“Pass Through Reserve Percentage” shall mean, for any Monthly Period (as calculated in the Monthly Report required to be delivered in the subsequent Monthly Fiscal Period), the percentage calculated as of the last day of such Monthly Fiscal Period, equal to, (a) at any time prior to the occurrence of a Reserve Trigger Event, the product of (i) the difference, but not less than zero, between (x) 100% minus the sum of (X + SFR + YR + GR +PR) (as each of those amounts is defined in the definition of “Total Reserve Requirement”) minus (y) 50% and (ii) the aggregate Outstanding Balance of Pass Through Pharmacy Receivables on the last day of such Monthly Fiscal Period divided by (iii) the aggregate Outstanding Balance of all Eligible Receivables on the last day of such Monthly Fiscal Period, and (b) at any time from and after the occurrence of a Reserve Trigger Event, the percentage equivalent of a fraction (i) the numerator of which is the aggregate Outstanding Balance of Pass Through Pharmacy Receivables on the last day of such Monthly Fiscal Period, and (ii) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables on the last day of such Monthly Fiscal Period.

“Payment Term Extension” shall mean, with respect to any Receivable, the period of time commencing on the date such Receivable is originated and ending on the date such Receivable becomes due and payable as indicated on the related Billing Statement.

“PBGC” shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Permitted Deposit Account Bank” shall mean a bank identified on Exhibit B hereto or such other bank as the Servicer, the Seller and the Administrative Agent may agree upon from time to time.

“Permitted Lockbox” shall mean a post office box or other mailing location identified on Exhibit B hereto maintained by a Permitted Lockbox Bank pursuant to a Lockbox Agreement for the purpose of receiving payments made by the Obligors for subsequent deposit into a related Lockbox Account or Government Lockbox Account, or such other post office box or mailing location as the Administrative Agent, the Seller and the Servicer may agree upon from time to time.

“Permitted Lockbox Bank” shall mean a bank identified on Exhibit B hereto or such other bank as the Servicer, the Seller and the Administrative Agent may agree upon from time to time.

“Person” shall mean an individual, corporation, limited liability company, partnership (general or limited), trust, business trust, unincorporated association, joint venture, joint-stock company, Official Body or any other entity of whatever nature.

“Pharmacy Contract” shall mean any and all instruments, agreements, receipts, invoices or other writings between a Pharmacy Originator and a Pharmacy Obligor which evidence a contractual right to a Pharmacy Receivable.

“Pharmacy Customer” shall mean any of a Pharmacy Originator’s retail customers of prescription pharmaceuticals and durable medical goods and supplies that has a Pharmacy Obligor that is responsible for any unpaid balance when the prescription pharmaceuticals and durable medical good and supplies sale concludes.

“Pharmacy Obligor” shall mean, for any Pharmacy Receivable, an insurance company, state or federal government or medical services provider obligated to make payments to the Seller or the applicable Pharmacy Originator.

“Pharmacy Originator” shall have the meaning given to such term in the first recital hereto.

“Pharmacy Receivable” shall mean all indebtedness owed to the Seller or a Pharmacy Originator by any Pharmacy Obligor (directly or as a conduit for an Underlying Obligor) (without giving effect to any purchase hereunder by the Owners at any time), whether or not constituting an account, a payment intangible or a general intangible and whether or not evidenced by chattel paper or an instrument, whether now existing or hereafter arising and wherever located. Such indebtedness shall arise in connection with the sale of prescription pharmaceuticals and durable medical goods and supplies to Pharmacy Customers by the applicable Pharmacy Originator and include all monies due or to become due under any related Pharmacy Contracts including the right to payment of any other obligations of such Pharmacy Obligor with respect thereto. Notwithstanding the foregoing, once a Pharmacy Receivable has been deemed collected or is repurchased pursuant to Section 2.08(e) or 2.08(f) hereof and payment therefor received by the Administrative Agent (on behalf of the Facility Agents), it shall no longer constitute a Pharmacy Receivable hereunder.

“Plan” shall mean, with respect to any Person, any employee benefit or other plan which is or was at any time during the current year or immediately preceding five years established or maintained by such Person or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

“Pool-Funded Conduit Purchaser” shall mean Nieuw Amsterdam and each Conduit Purchaser that is not a Match Funded Conduit Purchaser.

“Pool-Funded CP Costs” shall mean for each day, (i) discount or interest accrued on Pooled Commercial Paper on such day, plus (ii) any and all accrued commissions in respect of placement agents and Commercial Paper dealers and issuing and paying agent fees incurred, in respect of such Pooled Commercial Paper for such day, plus (iii) other costs associated with funding small or odd-lot amounts with respect to all receivable purchase or financing facilities which are funded by Pooled Commercial Paper for such day, minus (iv) any accrual of income net of expenses received on such day from investment of collections received under all receivable purchase or financing facilities funded substantially with Pooled Commercial Paper, minus (v) any payment received on such day net of expenses in respect of Pool-Funded CP Costs related to the prepayment of any investment of a Pool-Funded Conduit Purchaser pursuant to the terms of any receivable purchase or financing facilities funded by a Pool-Funded Conduit Purchaser substantially with Pooled Commercial Paper. In addition to the foregoing costs, if the Seller shall request any Purchase during any period of time determined by the related Facility Agent in its sole discretion, to result in incrementally higher CP Costs applicable to such Purchase, the principal associated with the related Ownership Group’s Pro Rata Share of any such Purchase shall, during such period, be deemed to be funded by the Pool-Funded Conduit Purchaser in a special pool (which may include capital associated with other receivable purchase or financing facilities) for purposes of determining such additional Pool-Funded CP Costs applicable only to such special pool and charged each day during such period against such principal.

“Pooled Commercial Paper” shall mean all short-term Commercial Paper issued by a Pool-Funded Conduit Purchaser from time to time, subject to any pooling arrangement by such Pool-Funded Conduit Purchaser.

“Potential Termination Event” shall mean any event that, with the giving of notice or the passage of time, or both, would unavoidably constitute a Termination Event.

“Proceeds” shall mean “proceeds” as defined in Section 9-102(a) of the Uniform Commercial Code as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Owners’ ownership interests therein.

“Purchase” shall mean a purchase by an Owner of an undivided percentage ownership interest in Receivables hereunder, together with the Related Security and Collections with respect thereto.

“Purchase Agreements” shall mean, collectively, the First-Tier Purchase Agreements and the Second-Tier Purchase Agreements.

“Purchase Availability Amount” shall mean, as of any date, an amount equal to the excess, if any, of (i) the Maximum Net Investment as of such date over (ii) the Aggregate Net Investment as of such date.

“Purchase Documents” shall mean this Agreement, the Purchase Agreements, the Fee Letter, the Guaranty, the Subservicing Agreements, the Lockbox Agreements, the Deposit Account Agreements, the Concentration Account Agreements, the Lockbox Transfer Letters, the Deposit Account Transfer Letters, the Concentration Account Transfer Letters and such other agreements, documents and instruments entered into and delivered by Seller, the Servicer or any Originator in connection with the transactions contemplated by this Agreement.

“Purchase Notice” shall have the meaning specified in Section 2.03 hereof.

“Purchase Price” shall mean with respect to any Incremental Purchase, the amount agreed to by the Seller and the Facility Agents and paid to the Seller by the Facility Agents, on behalf of the Owners, as set forth in the Purchase Notice related to such Incremental Purchase, but not in excess of the Purchase Availability Amount on the date of such Incremental Purchase (without giving effect thereto). Purchase Price refers to an amount actually paid and does not include any amount of Deferred Purchase Price.

“Purchased Interest” shall mean, at any time, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto and (iv) all cash and non-cash Proceeds of the foregoing, equal to the Buyers’ Percentage Interest at such time, and only at such time (without regard to prior calculations). The Purchased Interest in each Receivable, together with Related Security and Collections with respect thereto, shall at all times be equal to the Purchased Interest in each other Receivable, together with Related Security and Collections. To the extent that the Purchased Interest shall decrease as a result of a recalculation of the Buyers’ Percentage Interest, each Owner, ratably in accordance with the percentage of the Purchased Interest owned by the Facility Agents, on behalf of such Owner, shall be deemed to have reconveyed to the Seller an undivided percentage ownership interest in each Receivable, together with Related Security and Collections, in an amount equal to such decrease such that in each case the Purchased Interest in each Receivable shall be equal to the Purchased Interest in each other Receivable.

“Rabobank” shall mean Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch.

“Rabobank Roles” shall have the meaning specified in Section 9.23 hereof.

“Rating Agencies” shall mean, collectively, Moody’s and S&P.

“Receivable” shall mean a Trade Receivable or a Pharmacy Receivable and “Receivables” shall mean, collectively, the Trade Receivables and the Pharmacy Receivables.

“Records” shall mean correspondence, memoranda, computer programs, tapes, discs, papers, books or other documents or transcribed information of any type whether expressed in ordinary or machine readable language.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System.

“Regulatory Change” shall mean any change after the date of this Agreement in United States (federal, state or municipal) or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks (including the Alternate Purchasers) of or under any United States (federal, state or municipal) or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Related Security” shall mean with respect to any Receivable:

(a) all Contracts with respect to such Receivable;

(b) all of the Seller’s interest, if any, in the goods, merchandise (including returned merchandise) or equipment, if any, the sale of which by the applicable Originator gave rise to such Receivable;

(c) all other security interests or Liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed or authorized by an Obligor describing any collateral securing such Receivable;

(d) all guarantees, indemnities, letters of credit, letter of credit rights, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

(e) all Records relating to, and all service contracts and any other contracts associated with, the Receivables, the Contracts or the Obligors;

(f) all of the Seller’s right, title and interests in and to each of the Purchase Agreements; and

(g) all Proceeds of the foregoing.

“Remainder” shall have the meaning specified in Section 2.08(a) hereof.

“Remittance Conditions” shall mean that (i) SUPERVALU shall have the Required Ratings, (ii) no Potential Termination Event or Termination Event shall have occurred, and (iii) all Servicer Reports shall have been delivered within (A) if the Servicer is delivering Monthly Reports, two Business Days or (B) if the Servicer is delivering Weekly Reports, one Business Day of the applicable Servicer Report Date.

“Required Notice Period” shall mean, at any time, with respect to an Aggregate Reduction, (i) if the Aggregate Reduction is in an amount less than 50% of the Purchase Limit, 3 Business Days, and (ii) if the Aggregate Reduction is in an amount equal to or greater than 50% of the Purchase Limit, 5 Business Days.

“Required Ratings” shall mean the corporate credit rating of SUPERVALU by S&P is “BB-” or higher and the long term corporate family rating of SUPERVALU by Moody’s is “Ba3” or higher.

“Reserve Trigger Event” shall mean the failure of the corporate credit rating of SUPERVALU by S&P to be “B+” or higher or the failure of the long term corporate family rating of SUPERVALU by Moody’s to be “B1” or higher.

“Responsible Officer” shall mean, with respect to the Seller, the Servicer, SOA or any Originator, the chief executive officer, the president, the chief financial officer or treasurer of such Person and any other Person designated as a Responsible Officer by any such officers, identified on the List of Responsible Officers attached as Exhibit I hereto (as such List may be amended or supplemented from time to time).

“SEC” shall mean the United States Securities and Exchange Commission or any successor regulatory body.

“Second-Tier Purchase Agreements” shall mean collectively, (i) the Purchase and Sale Agreement, dated as of November 15, 2006, by and between the Seller, as purchaser, and SOA, as seller, as the same may from time to time be amended, supplemented or otherwise modified and (ii) the Amended and Restated Purchase and Sale Agreement, dated as of May 30, 2007, by and between the Seller, as purchaser, and SOA, as seller, as the same may from time to time be amended, supplemented or otherwise modified.

“Seller” shall mean SUPERVALU Receivables Funding Corporation, a Delaware corporation.

“Seller’s Percentage Interest” shall mean, at any time, the percentage equal to 100% minus the Buyers’ Percentage Interest at such time.

“Servicer” shall mean, initially, SUPERVALU Inc., and thereafter, any Person which upon the termination of a Servicer succeeds to the functions performed by such Person as the Servicer of the Receivables pursuant to a Complete Servicing Transfer.

“Servicer Report” shall mean, as applicable, each Monthly Report and/or each Weekly Report.

“Servicer Report Date” shall mean, as applicable, each Monthly Report Date and/or each other Weekly Report Date.

“Servicing Default” shall have the meaning specified in Section 4.10 hereof.

“Servicing Fee Rate” shall mean a per annum rate expressed as a decimal, equal to 1.0%.

“Servicing Fee Reserve Percentage-Pharmacy” shall mean, at any time, an amount equal to the following:

SF x DSOP x 2

366

Where:

SF	=	the Servicing Fee Rate; and

DSOP	=	Days Sales Outstanding-Pharmacy for the most recent Monthly Fiscal Period.

“Servicing Fee Reserve Percentage-Trade” shall mean, at any time, an amount equal to the following:

SF x DSOT x 2

366

Where:

SF	=	the Servicing Fee Rate; and

DSOT	=	Days Sales Outstanding-Trade for the most recent Monthly Fiscal Period.

“Settlement Date” shall mean, with respect to each Monthly Fiscal Period, the day which is two Business Days following the related Monthly Report Date.

“Single-Employer Plan” shall mean a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Article IV of ERISA.

“SOA” shall mean the Supermarket Operators of America, Inc., a Delaware corporation.

“Subservicer” shall mean any Person whom the Servicer from time to time may delegate all or any part of its servicing obligations hereunder pursuant to Section 4.13, including an Originator in its capacity as subservicer pursuant to a Subservicing Agreement.

“Subservicing Agreement” shall mean each of the Subservicing Agreements as may be entered into from time to time between the Servicer and the applicable Originator, as a subservicer of the Receivables originated by such Originator, or any other written contact between the Servicer and any Subservicer relating to the servicing or administration of all or any portion of such Receivables.

“Subsidiary” shall mean, with respect to any Person, any corporation, limited liability company or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“SUPERVALU” shall have the meaning specified in the preamble hereof.

“SUPERVALU SEC Reports” shall have the meaning specified in Section 5.03(h) hereof.

“Syndicated Revolving Credit Agreement” shall mean the Amended and Restated Credit Agreement, dated as of April 5, 2010, among SUPERVALU, as borrower, the lenders party thereto, the Royal Bank of Scotland PLC, as administrative agent for the lenders, Credit Suisse Securities (USA) LLC and Cobank ACB, as co-syndication agents, and U.S. Bank National Association and Rabobank International, as co-syndication agents, as the same may from time to time be amended, supplemented or otherwise modified.

“S&P” shall mean Standard & Poor’s Ratings Services, together with any successor that is a nationally recognized statistical rating organization.

“Target” shall mean Target Corporation, a Minnesota corporation.

“Termination Event” shall have the meaning ascribed to such term in Section 7.01 hereof.

“Total Reserve Requirement” shall mean, at any time, an amount equal to the following:

NRB x (X + SFR + YR + GR + PR + PTR)

Where:

X	=	the greater of (x) the Combined Dynamic Loss and Dilution Reserve Percentage at the time of such determination, and (y) the Floor Reserve Percentage at the time of such determination;

SFR	=	the sum of (i) the product of (A) the Servicing Fee Reserve Percentage-Pharmacy and (B) the Eligible Pharmacy Receivables Percentage and (ii) the product of (A) the Servicing Fee Reserve Percentage-Trade and (B) the Eligible Trade Receivables Percentage at the time of such determination;

YR	=	the sum of (i) the product of (A) the Yield Reserve Percentage-Pharmacy and (B) the Eligible Pharmacy Receivables Percentage and (ii) the product of (A) the Yield Reserve Percentage-Trade and (B) the Eligible Trade Receivables Percentage at the time of such determination;

GR	=	the Government Reserve Percentage at the time of such determination;

NRB	=	the Net Receivables Balance at the time of such determination;

PR	=	the PACA Reserve Percentage at the time of such determination; and

PTR	=	the Pass Through Reserve Percentage at the time of such determination.

“Total Volume Rebate Accrual Percentage” shall mean, at any time, the percentage equivalent of a fraction, the numerator of which is all volume rebates accrued on the accounting records of the Originators and the denominator of which is the sum of the Outstanding Balances of all Eligible Receivables-Trade at such time.

“Trade Obligor” shall mean, for any Trade Receivable, each and every Person who purchase goods, purchased or leased equipment, leased real or personal property, or purchased services, in each case as evidenced by a Trade Receivable Contract setting forth the payment terms for such items and who is obligated to make payments to the Seller or the applicable Trade Originator pursuant to such Trade Receivable Contract.

“Trade Originator” shall have the meaning set forth in the third recital to this Agreement.

“Trade Receivable” shall mean, all indebtedness owed to the Seller or a Trade Originator by any Trade Obligor (without giving effect to any purchase hereunder by the Owners at any time) who is a Type 2 Obligor under a Trade Receivables Contract, whether or not constituting an account, a payment intangible or a general intangible and whether or not evidenced by chattel paper or an instrument, whether now existing or hereafter arising and wherever located, arising in connection with the sale of goods, the sale or leasing of equipment, the leasing of real or personal property, or the provision of services by the applicable Trade Originator to a Trade Obligor (including any Note Receivable), all monies due or to become due under such Contracts, and including the right to payment of any other obligations of such Trade Obligor with respect thereto. Notwithstanding the foregoing, once a Trade Receivable has been deemed collected or is repurchased pursuant to Section 2.08(e) or 2.08(f) hereof and payment therefor received by the Administrative Agent (on behalf of the Facility Agents), it shall no longer constitute a Trade Receivable hereunder.

“Trade Receivables Contract” shall mean a binding contract between a Trade Originator and a Trade Obligor, including any and all instruments, agreements, invoices or other writings, which give rise to a Trade Receivable.

“Tranche” shall have the meaning ascribed to such term in Section 2.06(b) hereof.

“Tranche Period” shall mean, with respect to any Tranche:

(a) prior to the Expiration Date, a period of up to 120 days determined in accordance with Section 2.06(b) by the related Facility Agent in consultation with each of the related Owners, which in the case of a Tranche funded by reference to the Base Rate shall be a period of one day, and which in the case of a Tranche funded by a Pool-Funded Conduit Purchaser for each Monthly Fiscal Period, shall be a period commencing on the first Business Day of such Monthly Fiscal Period or the date of each Incremental Funding (including the initial Incremental Funding), as the case may be, and ending on the first Business day of the next succeeding Monthly Fiscal Period; and

(b) after the Expiration Date, a period of one day (unless the Facility Agent, after consultation with its respective Owners, agrees at such time to a longer period). If such Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day (provided, that for any Tranche funded by reference to the Liquidity Funding Rate, if the next succeeding Business Day is in the next calendar month, such Tranche Period shall (except with respect to a Tranche Period of one day) end on the first preceding Business Day).

“Tranche Rate” shall mean, with respect to any Tranche and any Tranche Period:

(a) to the extent such Tranche is funded on such day by a Conduit Purchaser through the issuance of Commercial Paper, (i) if a Match Funded Conduit Purchaser, a rate of interest equal to the per annum rate (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 360-day year) or, if more than one rate, the weighted average thereof, paid or payable by such Conduit Purchaser from time to time as interest on or otherwise in respect of the Commercial Paper issued by such Conduit Purchaser that are allocated, in whole or in part, by the related Facility Agent to fund the purchase or maintenance of such Tranche (and which may also, in the case of a Pool-Funded Conduit Purchaser, be allocated in part to the funding of other assets of such Conduit Purchaser and which Commercial Paper need not mature on the last day of any Tranche Period) during such Tranche Period as determined by the related Facility Agent, or (ii) if a Pool Funded Conduit Purchaser, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by such Pool-Funded Conduit Purchaser on each day during such Tranche Period as interest on or otherwise (by means of interest rate hedges or otherwise) in respect of the Commercial Paper issued by such Pool Funded Conduit Purchaser that is allocated, in whole or in part, by the related Facility Agent (on behalf of such Pool Funded Conduit Purchaser) to fund the purchase or maintenance of the Purchased Interest during such Tranche Period as determined by the related Facility Agent (on behalf of such Pool Funded Conduit Purchaser), and in each case as reported to the Seller and the Servicer, which rates shall reflect and give effect to (x) certain documentation and transaction costs (including dealer and placement agent commissions) associated with the issuance of such Conduit Purchaser’s Commercial Paper, and (y) other borrowings by such Conduit Purchaser, including borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market, to the extent such amounts are allocated, in whole or in part, by the related Facility Agent to fund such Conduit Purchaser’s purchase or maintenance of such Tranche during such Tranche Period; provided, that if any component of such rate is a discount rate, in calculating the “Tranche Rate” for such day, the related Facility Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; and

(b) to the extent such Tranche is funded on such day by an Alternate Purchaser or a Conduit Support Provider, a rate per annum (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 360-day year) equal to (i) the Liquidity Funding Rate or (ii) in the event (A) the Liquidity Funding Rate cannot be determined for any reason, including the unavailability of rate bids or the general unavailability of the London interbank market for U.S. Dollar borrowings or (B) it shall become unlawful for the applicable Alternate Purchaser or Conduit Support Provider to obtain funds in the London interbank market to fund or maintain any interest in such Tranche, or (C) the related Facility Agent advises the Seller that the Liquidity Funding Rate will not adequately and fairly reflect the cost of the related Alternate Purchaser or Conduit Support Provider of funding such Tranche based on the Liquidity Funding Rate, or (D) such funding occurs without 3 London Business Days of notice to the related Facility Agent, or (E) in the event that an assignment pursuant to Section 2.06(a) or a funding by any Alternate Purchaser or Conduit Support Provider occurs on a date other than the last date of a Tranche Period, for the period commencing on the date of such assignment or funding and ending on the date immediately preceding the first day of the next succeeding Tranche Period, a rate per annum (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 365- or 366-day year, as applicable) equal to the Base Rate for each day in such Tranche Period;

provided, that at any time when any Termination Event shall have occurred, the Tranche Rate shall be, if so declared by any Facility Agent in accordance with Section 2.06(c), a rate per annum (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 365- or 366-day year, as applicable) equal to the Default Rate.

“Tranche Selection Notice” shall have the meaning specified in Section 2.06(c) hereof.

“Type 2 Obligor” shall mean any Trade Obligor that is a wholesale customer of a Trade Originator and is domiciled in the United States, that is not a Government Obligor or an Affiliate of any Originator or the Seller and is not a military vendor; provided, that notwithstanding the foregoing, each of the Obligors listed on Schedule III hereto shall be a “Type 2 Obligor.”

“UCC” shall mean, with respect to any jurisdiction, the Uniform Commercial Code, or any successor statute, or any comparable law, as the same may from time to time be amended, supplemented or otherwise modified and in effect in such jurisdiction.

“Underlying Obligor” shall have the meaning set forth in the definition of “Pass Through Pharmacy Receivable.”

“Upfront Fee” shall have the meaning set forth in Section 2.10(a) hereof.

“Unused Fee” shall have the meaning set forth in Section 2.10(b).

“Unused Fee Rate” shall have the meaning set forth in the Fee Letter.

“Used Fee Rate” shall have the meaning set forth in the Fee Letter.

“Voting Block” shall have the meaning specified in Section 8.03(b) hereof.

“Voting Stock” means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Weekly Report” shall have the meaning specified in Section 2.14(a)(ii) hereof.

“Weekly Report Date” shall have the meaning specified in Section 2.14(a)(ii) hereof.

“Weekly Report Trigger Event” shall mean the failure of the corporate credit rating of SUPERVALU by S&P to be “B+” or higher or the failure of the long term corporate family rating of SUPERVALU by Moody’s to be “B1” or higher.

“Yield Reserve Percentage-Pharmacy” shall mean, at any time, an amount equal to the following:

(CP + 1.5%) x 2 x DSOP

360

Where:

CP	=	weighted average Tranche Rate at such time;

DSOP	=	Days Sales Outstanding-Pharmacy for the most recent Monthly Fiscal Period

“Yield Reserve Percentage-Trade” shall mean, at any time, an amount equal to the following:

(CP + 1.5%) x 2 x DSOT

360

Where:

CP	=	weighted average Tranche Rate at such time;

DSOT	=	Days Sales Outstanding-Trade for the most recent Monthly Fiscal Period

1.02. Interpretation and Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole. References in this Agreement to “determination” by any Owner, any Facility Agent or the Administrative Agent shall be conclusive absent manifest error and include good faith estimates by any Owner, any Facility Agent or the Administrative Agent, as the case may be (in the case of quantitative determinations), and good faith beliefs by, any Facility Agent, any Owner or the Administrative Agent, as the case may be (in the case of qualitative determinations). The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.” The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this

Agreement or the interpretation hereof in any respect. Section, subsection, exhibit and schedule references are to this Agreement unless otherwise specified. As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms not otherwise defined herein which are defined in the UCC as in effect in the State of New York from time to time shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires.

1.03. Obligor Classification. The debt rating of an Obligor shall be determined as follows:

(a) short-term debt ratings shall be utilized in determining the relevant Obligor classification unless an Obligor has long-term debt ratings only, in which case the long-term ratings may be utilized in determining the relevant Obligor classification;

(b) if any debt rating of an Obligor which is based upon a guaranty in full by the parent, the debt rating of the guarantor shall be utilized;

(c) if more than one rating agency provides a rating of any type of the Obligor’s debt, the lowest rating for such type of debt shall be utilized;

(d) if one or more Obligors are Affiliates or if one Obligor is a Subsidiary of another Obligor, the lowest debt rating among such Obligors shall be utilized for each such Obligor;

(e) if no ratings are available for an Obligor or if the Seller or the Servicer is unable to determine or ascertain any rating for an Obligor (whether or not such a rating exists), then such Obligor shall be a Group D Obligor; and

(f) if an Obligor’s obligations under Receivables or Contracts are fully guaranteed by its parent, the debt ratings of such Obligor’s parent shall be utilized (following the rules set forth in clauses (a) through (e) of this Section 1.03).

1.04. Use of Historical Data. When necessary to calculate any ratios or other amounts under this Agreement with reference to periods prior to the date hereof, historical data shall be used.

ARTICLE II

PURCHASES AND SETTLEMENTS

2.01. General Assignment and Conveyance; Intent of the Parties.

(a) At the time of each Incremental Purchase pursuant and subject to Sections 2.02 and 2.03 hereof and each reinvestment Purchase pursuant and subject to Section 2.05 hereof, the Seller hereby sells, bargains, grants, assigns, transfers and conveys to the Facility Agents, for the benefit of the applicable Owner or Owners, and the applicable Owner or Owners hereby cause their respective Facility Agent, on behalf of the applicable Owner or Owners, to purchase and accept assignment and transfer from the Seller of, all of the Seller’s right, title and interest in and to the Purchased Interest in the Receivables then existing as well as any additional Receivables thereafter arising. At the time of each recalculation pursuant hereto of the Buyers’ Percentage Interest, each Owner, ratably in accordance with the applicable Owner’s Percentage of the Purchased Interest owned by its respective Facility Agent, for the benefit of such Owner, hereby causes such Facility Agent, on behalf of such Owner, to reassign, retransfer and reconvey to the Seller an undivided percentage ownership interest in each Receivable, together with Related Security and Collections, equal to any reduction of the Buyers’ Percentage Interest effected by such recalculation, in relation to the Buyers’ Percentage Interest in effect immediately prior to such recalculation.

(b) It is the intention of the parties hereto that each Purchase shall convey to each applicable Owner or Owners, to the extent of its or their Purchased Interest(s), an undivided interest in the Receivables and the Related Security and Collections in respect thereof and that such transaction shall not constitute a secured loan. It is not the intention of the parties that such Incremental Purchases and reinvestment Purchases be deemed a pledge of the Purchased Interest in the Receivables from the Seller to the Facility Agents (on behalf of the Owners) to secure a debt or other obligation of the Seller. In addition to any ownership interests now or hereafter acquired by the Facility Agents under clause (a) above, Seller hereby grants to the Administrative Agent (for the benefit of the Facility Agents and the related Owners) a first priority security interest, securing repayment of the Aggregate Net Investment and all other amounts payable to the Administrative Agent, Facility Agents and the Owners hereunder, in all of the Seller’s right, title, and interest, whether now owned or hereafter acquired, in and to (i) (A) the Receivables, (B) the Related Security with respect to such Receivables, (C) all collections, including all cash collections and other cash proceeds of the Receivables, with respect to, and other proceeds of, such Receivables, and (D) any Lockbox Account, any Deposit Account, the Concentration Account, and the Collection Account (including, without limitation, any Excess Funding Deposit), including, without limitation, all accounts, contract rights, general intangibles, payment intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and financial assets consisting of, arising from or relating or credited thereto; (ii) all of the Seller’s rights to and interests in and under the Purchase Agreements; and (iii) all cash and non-cash proceeds of any of the foregoing. The possession by the Administrative Agent (on behalf of the Facility Agents or their transferees and for the benefit of the Owners) of notes, and such other goods, letters of credit, advices of credit, money, documents, chattel paper, instruments or certificated securities shall be deemed to be “possession by the secured party,” for purposes of perfecting the security interest pursuant to the UCC (including, without limitation, Section 9-313(c)(2) thereof) as in force in the relevant jurisdiction. Notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, bailees or agents (as applicable) of the Administrative Agent for the purpose of perfecting such security interest under applicable Laws.

2.02. Purchase Limits. Subject to the terms and conditions hereof, (i) the Seller may at any time and from time to time at its option sell to the Facility Agents (as agents for the applicable Owner or Owners) undivided percentage ownership interests in each and every Receivable (including any additional Receivables thereafter arising), together with the Related

Security and Collections with respect thereto (each an “Incremental Purchase”) and (ii) each Facility Agent, on behalf of the applicable Owner or Owners, shall purchase an Incremental Purchase. Subject to the terms and conditions hereof, if any Conduit Purchaser chooses not to purchase (through its related Facility Agent) an Incremental Purchase, the applicable Alternate Purchaser in such Conduit Purchaser’s Ownership Group shall purchase (through the related Facility Agent) such Incremental Purchase. Subject to the terms and conditions hereof, Incremental Purchases shall be allocated among the Facility Agents pro rata in accordance with the respective Ownership Group Percentages of their related Ownership Groups. No Facility Agent shall have any obligation to make an Incremental Purchase on any day to the extent that the amount of such purchase shall exceed the difference between (i) the Ownership Group Maximum Net Investment for the related Ownership Group and (ii) the product of the Ownership Group Percentage for the related Ownership Group and the Aggregate Net Investment on the day of such Incremental Purchase (before giving effect to such Incremental Purchase). No Incremental Purchase shall be made hereunder to the extent that such Incremental Purchase shall cause the Buyers’ Percentage Interest (after giving effect to such Incremental Purchase) to exceed 100%. No Owner shall make any such purchase at or after the earlier to occur of (x) the Expiration Date and (y) the reduction of the Maximum Net Investment to zero pursuant to Section 2.11(a) hereof. Each Incremental Purchase shall be in an aggregate amount such that each Ownership Group funds at least $1,000,000 or any higher multiple of $100,000. Each Facility Agent shall purchase its related Ownership Group Percentage of each Incremental Purchase.

2.03. Purchase Price. The Seller shall provide the Administrative Agent and the Facility Agents with a notice in substantially the form of Exhibit C hereto (a “Purchase Notice”) at least two Business Days prior to each Incremental Purchase (including the initial Incremental Purchase). On the closing date for each Incremental Purchase, the Facility Agents, on behalf of the applicable Owner or Owners (as selected by the Facility Agent), shall deposit to the Seller’s account indicated on the signature page hereof in immediately available funds, an amount equal to the Purchase Price for such Incremental Purchase. The Owners’ initial Aggregate Net Investment shall equal the Purchase Price of the initial Incremental Purchase, and each Facility Agent, on behalf of its Ownership Group, shall pay its Ownership Group Percentage of such initial Purchase Price. The Aggregate Net Investment shall be increased by the Purchase Price of each subsequent Incremental Purchase, which Purchase Price shall be funded by the Facility Agents, pro rata on the basis of their respective Ownership Group Percentages. Each Purchase Notice shall be irrevocable and binding on the Seller and the Seller shall indemnify the applicable Owner or Owners against any loss or expense incurred by the applicable Owner or Owners, either directly or indirectly, including, in the case of a Conduit Purchaser, losses and expenses incurred through any Conduit Support Document, as a result of any failure by the Seller to complete such Incremental Purchase. The applicable Facility Agent shall notify the Seller of the amount determined by such Facility Agent to be necessary to compensate such Owner or Owners for such loss or expense, which amount as determined by the Facility Agent shall be conclusive absent manifest error. Such amount shall be due and payable by the Seller to the applicable Facility Agent for distribution to the applicable Owner or Owners two Business Days after such notice is received.

2.04. Deferred Purchase Price. The applicable Owner or Owners shall defer from paying to the Seller with respect to their purchases of ownership interests in the Receivables an amount equal to the Deferred Purchase Price. The Deferred Purchase Price shall be in addition to the Purchase Price and shall not constitute part of the Aggregate Net Investment. The Seller shall calculate the Deferred Purchase Price as of the closing date for each Incremental Purchase and the Servicer shall calculate the Deferred Purchase Price as of the date of each Servicer Report and at such other times as the Administrative Agent or any Facility Agent shall request in writing.

2.05. Reinvestment Purchases. On each day occurring after the initial Incremental Purchase hereunder and prior to the Expiration Date, the Seller hereby bargains, grants, sells, assigns, transfers and conveys to the Facility Agents, for the benefit of the applicable Owner or Owners, and, subject to Section 3.03 hereof, each Facility Agent shall, on behalf of the related Owner or Owners, purchase from the Seller undivided percentage ownership interests in each and every Receivable (including any additional Receivables thereafter arising), together with Related Security and Collections with respect thereto, to the extent that Collections are available for such Purchase in accordance with Section 2.08(a) and (c) hereof, such that after giving effect to such Purchase (and for each Facility Agent that is making such reinvestment Purchase), (i) the amount of the Aggregate Net Investment of such Owner or Owners at the end of each such day shall be equal to the amount of the Aggregate Net Investment of such Owner or Owners at the end of the day immediately preceding such day, plus the Purchase Price paid with respect to any Incremental Purchase made on such day, if any, minus the reduction in Aggregate Net Investment pursuant to Section 2.08(d), 2.08(f), 2.08(g) or 2.11(b) hereof made on such day, if any, and (ii) such Owner’s or Owners’ Purchased Interest in each Receivable, together with Related Security and Collections with respect thereto, shall be equal to its Purchased Interest in each other Receivable, together with Related Security and Collections with respect thereto. Subject to the terms and conditions hereof, each such reinvestment Purchase shall be allocated among the Facility Agents pro rata in accordance with the Ownership Group Percentage of the related Ownership Group.

2.06. Funding of the Aggregate Net Investment.

(a) At all times hereafter, but prior to the Expiration Date, the Facility Agents, on behalf of the respective Ownership Groups shall fund the Aggregate Net Investment; provided, that nothing herein shall require any Facility Agent to cause its related Conduit Purchaser to fund its portion of Aggregate Net Investment through the issuance of Commercial Paper. Further, no provision of this Agreement shall limit the rights of any Conduit Purchaser to sell any Purchased Interest pursuant to any Conduit Support Document. Subject to the terms and conditions hereof, each funding by the Facility Agents of the Aggregate Net Investment shall be made pro rata in accordance with the Ownership Group Percentage of the related Ownership Group.

(b) At all times hereafter, but prior to the occurrence of the Expiration Date, the Seller may, in consultation with the Facility Agents and subject to the limitations described below, request Tranche Periods and allocate a portion of the Aggregate Net Investment to each selected Tranche Period (each such portion so allocated being herein called a “Tranche” and in the absence of any such allocation, the Aggregate Net Investment, a single “Tranche” ), so that the aggregate amount of all Tranches shall at all times equal the Aggregate Net Investment; provided, however, that notwithstanding anything to the contrary in this Agreement, the Seller shall have no right to select Tranche Periods for any Tranche funded by any Pool Funded Conduit Purchaser. Each Tranche shall be in an amount of $1,000,000 or increments of $100,000 in excess thereof. The Tranche Period corresponds to the funding term for each Tranche, and the Seller shall not request a Tranche Period whose final day would be a day on or after the Expiration Date. A Facility Agent shall select no Tranche Period for a Tranche funded by a Conduit Purchaser other than a Pool-Funded Conduit Purchaser with Commercial Paper that would expire on or after the Expiration Date.

(c) The Seller shall give the Administrative Agent and the Facility Agents (each of whom shall in turn promptly notify the applicable Owner(s) within its Ownership Group) notice of a requested initial Tranche Period or Periods for each Incremental Purchase at least two Business Days prior to each Incremental Purchase and notice of each new requested Tranche Period for any Tranche at least two Business Days prior to the expiration of any then existing Tranche Period for such Tranche (each such notice shall be irrevocable, shall be in the form of Exhibit D-1 hereto, in the case of a Tranche where the amount thereof will not be reinvested, and in the form of Exhibit D-2 hereto, in the case of a Tranche where the full amount thereof will be reinvested, and shall be referred to as a “Tranche Selection Notice”); provided, however, that with respect to any Tranche funded by a Pool Funded Conduit Purchaser, such Tranche Selection Notice shall not request any Tranche Periods; and provided, further, that each Facility Agent (in consultation with the applicable Owners) may select, in its sole discretion, any such Tranche Period if (i) the Seller fails to provide such notice on a timely basis or (ii) such Facility Agent (in consultation with the applicable Owners) determines, in its sole discretion, that the Tranche Period requested by the Seller is unavailable, uneconomical or impracticable. Upon the occurrence of a Termination Event, each Facility Agent (in consultation with the applicable Owners) may, in its sole discretion, (A) declare any Tranche Period to be terminated and allocate the amount of Aggregate Net Investment previously allocated to the terminated Tranche Period to a Tranche Period of one day and (B) declare the Tranche Rate for any Tranche to be the Default Rate. In the case of any Tranche Period scheduled to end after the Expiration Date, such Tranche Period shall end on the Expiration Date and thereafter, all such Tranche Periods shall be a period of one day and all Tranches shall be funded using the Base Rate or Default Rate, as applicable (unless a Facility Agent, after consultation with each applicable Owner agrees at such time to a longer period for the applicable Tranche Periods and to a different basis for funding). The Owners shall be entitled to indemnification from the Seller for any loss, cost or expense incurred by the Owners as a result of the early termination of any Tranche Period in accordance with the procedures set forth in this Section 2.06(c) upon receipt by the Seller from an Owner of a written determination of such loss, costs or expenses set forth in reasonable detail, which determination shall be conclusive absent manifest error.

2.07. Discount. Each Facility Agent will provide the Seller and the Servicer with a report in substantially the form of Exhibit E hereto showing the Discount attributable to each Tranche two Business Days prior to the last day of each Tranche Period. The Tranche Rate with respect to each Tranche shall accrue (i) with respect to each Tranche funded by a Pool Funded Conduit Purchaser, on each day occurring during the Tranche Period related thereto and the related Discount shall be payable by the Seller on the applicable Settlement Date, (ii) with respect to any other Tranche, on each day during the applicable Tranche Period and the related Discount shall be payable by the Seller on the last day of the applicable Tranche Period. If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day (unless the amount is payable in respect of a Tranche, the Tranche Rate of which is determined by reference to the Eurodollar Rate, and the next succeeding Business Day is in the next calendar month, in which event the amount shall be payable on the next preceding Business Day). Nothing in this Agreement shall limit in any way the obligations of Seller to pay the amounts set forth in this Section 2.07.

2.08. Non-Liquidation Settlements and Other Payment Procedures.

(a) On each day after the initial Incremental Purchase but prior to the Expiration Date, with respect to all Collections received on such day, the Facility Agents for the benefit of their respective Owners shall be entitled to an allocation of such Collections in an amount, and there shall be allocated by the Servicer to the Owners an amount of such Collections, equal to the product of (i) the Buyers’ Percentage Interest (not to exceed 100%), expressed as a decimal and (ii) Collections, if any, received on or prior to such day and not previously applied or accounted for (the amount described in this clause (ii), “New Collections”). The Seller’s Percentage Interest, if any, of New Collections, shall be allocated and applied in accordance with Section 2.08(b) hereof. On each day, upon receipt of New Collections of Receivables, the Servicer (i) if the Remittance Conditions are satisfied, shall hold the Buyers’ Percentage Interest of New Collections (together with other Collections) in trust for the benefit of the Owners (and the Servicer’s books and records shall at all times reflect each Facility Agent’s interest (on behalf of its related Owners) in such Collections) or (ii) if the Remittance Conditions are not satisfied, shall cause the Buyers’ Percentage Interest of New Collections received on each day to be transferred from the Concentration Account into the Collection Account within two Business Days of initial receipt thereof.

On each day, the Buyers’ Percentage Interest of New Collections (whether such New Collections are at the time held by the Servicer or are on deposit in a Lockbox Account, a Deposit Account, the Concentration Account or the Collection Account) shall be allocated by the Servicer on such day in the following order of priority:

(i) to Discount accrued through such day and not previously paid,

(ii) to Unused Fee accrued through such day and not previously paid;

(iii) to the Buyers’ Percentage Interest of compensation due to the Servicer pursuant to Section 4.07(e) accrued through such day and not previously paid; and

(iv) the remainder of the Buyers’ Percentage Interest of New Collections (the “Remainder”) shall be applied in accordance with Section 2.08(c) hereof.

The amount of Collections allocated to Discount and Unused Fee (including pursuant to Section 2.08(b)(ii) or (iii) hereof) shall be paid by the Servicer (or, if such Collections have theretofore been deposited in the Collection Account, out of the Collection

Account) to the applicable Facility Agents (to their respective accounts specified on the signature pages hereto), at the times specified in Sections 2.07 and 2.10, respectively, for distribution by each Facility Agent to the Owners in its Ownership Group ratably in accordance with their respective Owner’s Percentages and in accordance with this Agreement and any applicable Conduit Support Document. The amount of Collections allocated to compensation due to the Servicer shall be paid to the Servicer at the time and in the manner specified in Section 4.07(e).

(b) On each day after the initial Incremental Purchase but prior to the Expiration Date, with respect to all New Collections received on such day, the Seller shall be entitled to an allocation of such New Collections in an amount, and there shall be allocated by the Servicer to the Seller, an amount of New Collections equal to the product of (i) the Seller’s Percentage Interest, expressed as a decimal and (ii) such New Collections. On each day, the Seller’s Percentage Interest of New Collections (after application of the Buyer’s Percentage Interest of New Collections on such day in accordance with Section 2.08(a)) shall be allocated or applied by the Servicer on such day in the following order of priority:

(i) to be allocated (or if the Remittance Conditions are not satisfied, to be deposited to the Collection Account), an amount equal to the Seller’s Percentage Interest of accrued but unpaid compensation due to the Servicer through such day pursuant to Section 4.07(e), such compensation to be paid to the Servicer at the time and in the manner specified in Section 4.07(e);

(ii) to be allocated (or if the Remittance Conditions are not satisfied, to be deposited to the Collection Account), an amount equal to the excess of (x) Discount accrued through such day and not previously paid over (y) the amount theretofore allocated pursuant to Section 2.08(a)(i) hereof, such excess to be so allocated or deposited to the Collection Account for distribution to the Facility Agents at the time and in the manner specified in Section 2.08(a);

(iii) to be allocated (or if the Remittance Conditions are not satisfied, to be deposited to the Collection Account), an amount equal to the excess of (x) the Unused Fee accrued through such day and not previously paid over (y) the amount theretofore allocated pursuant to Section 2.08(a)(ii) hereof, such excess to be so allocated or deposited to the Collection Account for distribution by the Facility Agents at the time and in the manner specified in Section 2.08(a) hereof;

(iv) to be paid to any applicable Owner on such day, an amount equal to all fees and expenses of the type described in clause (iv) of the definition of Aggregate Unpaids, to the extent such fees and expenses are then due; and

(v) any remaining amount of the Seller’s Percentage Interest of New Collections shall be paid to the Seller.

(c) On each day after the initial Incremental Purchase but prior to the Expiration Date, the Remainder shall be applied as follows:

(i) except to the extent that the Seller shall have delivered notice of its intention to reduce the Aggregate Net Investment pursuant to Section 2.11(b) hereof, the Remainder shall be used to make a reinvestment Purchase in accordance with Section 2.05 to the extent that such reinvestment Purchase will not cause the Buyers’ Percentage Interest to exceed 100%, with the portion of the Remainder used to make a reinvestment Purchase being paid to the Seller, either by the Servicer, if it is holding Collections, or out of the Collection Account if Collections have been deposited therein;

(ii) if the Seller shall have delivered notice of its intention to reduce the Aggregate Net Investment pursuant to Section 2.11(b) hereof, the balance of the Remainder equal to the amount specified in such notice shall be used to reduce the Aggregate Net Investment; and

(iii) all or that portion of the balance of the Remainder required to be applied as an Excess Funding Deposit pursuant to Sections 2.08(d) and 2.15 will be so applied.

(d) On each Servicer Report Date, the Servicer shall calculate the Buyers’ Percentage Interest. If the Buyers’ Percentage Interest is greater than 100%, or if the effect of applying all of the Remainder to make reinvestment Purchases pursuant to Section 2.05 hereof on such day is to cause the Buyers’ Percentage Interest to be greater than 100% (in either case, as reflected in the Servicer Report delivered on such Servicer Report Date) then the Servicer shall deposit the balance of the Remainder not applied to make reinvestment Purchases to the Collection Account to be applied ratably among the Facility Agents in accordance with their respective Ownership Group Percentages either (i) in reduction of the Aggregate Net Investment ratably among the related Owners in accordance with their respective Owner’s Percentages on the next day or days on which any Tranche Period for such Ownership Group ends or (ii) as an Excess Funding Deposit as provided in Section 2.15(a) hereof.

(e) If on any day the Outstanding Balance of a Receivable is (w) reduced or canceled as a result of any defective or rejected goods or services, any discount or any adjustment by the Servicer or any Subservicer in accordance with the applicable Originator’s Credit and Collection Policy, or (x) reduced or canceled as a result of a set-off in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or (y) reduced or canceled as a result of any forgiveness of the obligation or of any adjustment by the Servicer or any Subservicer in accordance with the Credit and Collection Policy, or (z) otherwise reduced or canceled as a result of any Dilution Factor with respect to such Receivable, the Servicer shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation. If on any day any of the representations or warranties in Section 5.02 hereof is no longer true or was not true when made or deemed to be made with respect to a Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in full on the date of discovery that such representation or warranty was not true when made or deemed to be made. If a trust has been properly preserved on any Receivables or any commodities giving rise to any Receivables under PACA and the related Originator shall fail to make timely payment for the commodities giving rise to such Receivables or such commodities, as the case may be, the Seller shall be deemed to have received on such day a Collection of such Receivable or the Receivable related to such commodities in full on the date of discovery that such payment has not been so made.

(f) Notwithstanding anything to the contrary contained in this Agreement, the Seller shall pay the amount of Collections deemed to be received by the Seller or the Servicer to the Collection Account on the day any such Collection is deemed to have been received for distribution in accordance with the terms of this Agreement; provided, that so long as no Termination Event or Potential Termination Event shall have occurred and be continuing, no such payment shall be required except to the extent that if such payment were not made, the Adjusted Buyers’ Percentage Interest would exceed 100%.

(g) Any repurchase price paid by the Seller pursuant to Section 2.12 hereof shall be treated as Collections and shall be distributed to each Facility Agent, ratably in accordance with its Ownership Group Percentage, to be applied to reduce the Aggregate Net Investment allocated to such Ownership Group on the next day or days on which any Tranche Period for such Ownership Group ends. Any Excess Funding Deposit shall be treated as Collections and shall be held in the Collection Account pending either (i) application to the reduction of the Aggregate Net Investment in accordance with Section 2.15(b), ratably in accordance with the applicable Owner’s Percentage, on the next day or days on which any Tranche Period for each Ownership Group ends or (ii) disbursement to the Seller in accordance with Section 2.15(c).

2.09. Liquidation Settlement Procedures.

(a) On the Expiration Date and, subject to Section 2.09(b), on each day thereafter, the Servicer shall allocate to the Facility Agents, for the benefit of their respective Owners, an amount equal to the product of (x) the Buyers’ Percentage Interest (which Buyers’ Percentage Interest shall equal 100%) and (y) New Collections. The Servicer shall cause all such Collections to be transferred directly from the Lockbox Accounts, the Government Lockbox Accounts and the Deposit Accounts to the Collection Account immediately (but in no event more than two Business Days following initial receipt thereof), and together with any remaining amounts allocated pursuant to Section 2.08(a) or 2.08(b), to be held or paid on such day in the following order of priority:

(i) to be held in the Collection Account, (A) an amount equal to accrued, but unpaid compensation due the Servicer through such day pursuant to Section 4.07(e), such compensation to be paid at the time and in the manner specified in Section 4.07(e) and (B) an amount equal to accrued but unpaid fees and Discount due to the Owners pursuant to this Agreement, such amounts to be paid at the time and in the manner specified in Sections 2.06 and 2.07;

(ii) on any day other than the last day of the Tranche Period for any Tranche, to be held in the Collection Account until applied pursuant to clause (iii) below; and

(iii) on the last day of the Tranche Period for each Tranche, to be deposited into the applicable Facility Agent’s account specified on the signature pages hereto, ratably in accordance with their respective Ownership Group Percentages, all amounts then on deposit in the Collection Account (after giving effect to preceding clause (i)), for distribution to the Owners ratably in accordance with their respective Owners’ Percentages, all in accordance with this Agreement and any applicable Conduit Support Document.

If there shall be insufficient funds on deposit for the applicable Facility Agent to distribute funds in payment in full of the Aggregate Unpaids due to an Owner, such Facility Agent shall distribute funds first, in payment of all fees and expenses payable to the applicable Owner, second, in payment of the Discount due, third, in reduction of the Aggregate Net Investment allocated to such Tranche, and fourth, in payment of all other Aggregate Unpaids (whether due or accrued) and in each case, ratably in accordance with the applicable Owner’s Percentage.

(b) Following the date on which the Aggregate Net Investment has been indefeasibly reduced to zero and all Discount due and all other Aggregate Unpaids have been indefeasibly paid in full, (i) the Deferred Purchase Price shall be deemed to have been paid in full, (ii) the Buyers’ Percentage Interest shall be deemed to be zero, (iii) the Facility Agents and the Owners shall be deemed to have reconveyed to the Seller any interest in the Receivables (including the Purchased Interest), (iv) the Servicer shall pay to the Seller any remaining Collections set aside and held by the Servicer and (v) the Administrative Agent, the Facility Agents and the Owners shall execute and deliver to the Seller (without recourse and without any representation or warranty), at Seller’s expense, such documents or instruments as are reasonably necessary to terminate the Facility Agents and the Owners’ interest in the Receivables.

2.10. Fees

(a) The Seller shall pay to the Administrative Agent on the Closing Date an upfront fee (the “Upfront Fee”) in the amount set forth in the Fee Letter, which fee shall be fully earned by the Administrative Agent on the Closing Date.

(b) Commencing November 30, 2011, each Conduit Purchaser shall be entitled to be paid an unused fee (the “Unused Fee”) at a per annum rate equal to the product of (x) Unused Fee Rate, times (y) the excess, if any, of (i) 102% of the Ownership Group Maximum Net Investment of the applicable Ownership Group over (ii) the portion of the Aggregate Net Investment funded by such Ownership Group, which Unused Fee shall be calculated on the basis of the actual number of days elapsed and a year having 360 days and payable in arrears on each Settlement Date.

2.11. Optional Reduction of Maximum Net Investment; Optional Reduction of Aggregate Net Investment.

(a) The Seller may reduce in whole or in part the Maximum Net Investment (but not below the Aggregate Net Investment) by giving the Facility Agents written notice thereof at least five Business Days before such reduction is to take place; provided, however, that any partial reduction shall be in an amount of $5,000,000 or any higher multiple of $100,000. Any reduction in the Maximum Net Investment shall be allocated ratably among the Ownership Groups. The Seller shall pay each Facility Agent any accrued and unpaid Unused Fee on the date of such reduction with respect to the reduction amount.

(b) The Seller may reduce, to the extent Collections have been received, the Aggregate Net Investment (an “Aggregate Reduction”) in whole or in part with respect to any Tranche on the last day of the related Tranche Period by giving the related Facility Agent and the Administrative Agent written notice thereof in the form of Exhibit L within the Required Notice Period; provided that no such reduction shall be permitted unless there shall also be a ratable reduction of the Aggregate Net Investment of each other Ownership Group on the next Tranche Period end date for such Ownership Group. If the Seller delivers such a notice of reduction, the Seller shall pay to the Facility Agents on the last day of such Tranche Period their respective Ownership Group Percentages of an amount equal to (i) the amount of the proposed reduction, (ii) any Discount otherwise payable on such date and (iii) if such reduction reduces the Aggregate Net Investment (and, if the Maximum Net Investment has been reduced) to zero, all other Aggregate Unpaids; provided, however, that any partial reduction shall be in an amount of $5,000,000 or any higher multiple of $100,000. Such reduction shall become effective upon payment of the amounts described in preceding clauses (i), (ii) and, if applicable, (iii). Each Facility Agent shall distribute to each Owner within its Ownership Group, its Owner’s Percentage of such payment. Upon the occurrence of any Aggregate Reduction, the Seller shall be subject to the payment of Broken Funding Costs to each Pool-Funded Conduit Purchaser.

2.12. Mandatory Repurchase Under Certain Circumstances. The Seller agrees to repurchase from the Facility Agents (as agent for the Owners in their respective Ownership Groups) Purchased Interest in any Receivable if at any time the Administrative Agent, on behalf of the Facility Agents, shall cease to have a perfected ownership interest or a first priority perfected security interest, in such Receivable, free and clear of any Lien (except as provided herein), within five Business Days of notice thereof by the Administrative Agent. The repurchase price shall be paid by the Seller by deposit to the Collection Account for distribution to the Owners in accordance with Section 2.08(g) or 2.09 hereof.

2.13. Payments and Computations, Etc.

All per annum fees payable under this Agreement shall be calculated for the actual days elapsed on the basis of a 360-day year. All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof in immediately available funds no later than 10:00 a.m. (New York City time) on the day when due; if such amounts are payable to an Owner or Owners they shall be paid or deposited in the applicable Facility Agent’s account indicated on the signature page hereof, until otherwise notified by such Facility Agent. The Seller shall, to the extent permitted by Law, pay to the applicable Facility Agent for the account of each Owner upon demand of such Facility Agent, interest on all amounts not paid or deposited when due to such Facility Agent for the account of each Owner hereunder at a rate equal to the Default Rate. All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed other than computations of interest calculated by reference to the Base Rate which shall be calculated on the basis of a 365- or 366-day year, as applicable. Any computations of amounts payable by the Seller hereunder made by any Owner, the Administrative Agent, any Facility Agent or any Conduit Support Provider shall be binding absent manifest error.

2.14. Reports.

(a) (i) On or prior to the Monthly Report Date in each month, the Servicer shall prepare and forward to the Administrative Agent and each Facility Agent (i) a monthly report, substantially in the form of Exhibit G-1 (a “Monthly Report”), as of the close of business on the last day of the immediately preceding Monthly Fiscal Period and (ii) if requested by the Administrative Agent or a Facility Agent, a listing by Obligor of all Receivables together with an aging of such Receivables and such other information concerning actual and historical collections experience and other matters as the Administrative Agent or any Facility Agent may reasonably request.

(ii) In addition to delivery of Monthly Reports in accordance with Section 2.14(a)(i) hereof, if a Weekly Report Trigger Event shall have occurred, the Servicer shall on the first Business Day of each week (the “Weekly Report Date”) prepare and forward to the Administrative Agent and each Facility Agent a weekly report, substantially in the form of Exhibit G-2, together with such additional or different information as the Administrative Agent or any Facility Agent may reasonably request (a “Weekly Report”), relating to receivables activity since the delivery of the previous Weekly Report.

(b) For each Servicer Report on which the Buyers’ Percentage Interest exceeds 100%, such Servicer Report shall specifically include the Adjusted Aggregate Net Investment, the Adjusted Buyers’ Percentage Interest, the amount of the Excess Funding Deposit, if any, the amount (if any) on deposit in the Collection Account other than the Excess Funding Deposit and other than amounts allocable to accrued Discount, accrued Unused Fees and accrued compensation due to the Servicer, and the amount of repayment of a maturing Tranche pursuant to Section 2.08(d) or 2.15(b), if any, as of the date of such Servicer Report.

(c) Upon the request of the Administrative Agent, the Servicer shall provide in writing to each Facility Agent a listing of all changes to the list of Obligors under Contracts related to the Receivables including, for each Obligor added to the list, the name, address and account number of such Obligor and if there have been changes in the name, address or account number of any existing Obligor, the revisions shall be provided.

(d) The Seller shall, or shall cause the Servicer to, furnish to the Administrative Agent and each Facility Agent at any time and from time to time, such other or further information in respect of the Receivables, the Seller and the Obligors as the Administrative Agent or any Facility Agent may reasonably request.

2.15. Excess Funding Deposit.

(a) If, at any time, the Buyers’ Percentage Interest is determined to exceed 100%, the Seller may deposit into the Collection Account on or before 12:30 p.m. (New York City time) on the second Business Day after such determination an amount sufficient to cause the Adjusted Buyers’ Percentage Interest not to exceed 100%. Each Excess Funding Deposit shall be held for the benefit of the Facility Agents and their related Ownership Groups ratably in accordance with their respective Ownership Group Percentages.

(b) The Excess Funding Deposit in the Collection Account shall be either (i) paid to the Facility Agents for the benefit of a related Pool-Funded Conduit Purchaser on the same day as such deposit is made to repay outstanding Pooled Commercial Paper, or (ii) used to repay maturing Tranches in accordance with Section 2.08(g) or 2.09 hereof.

(c) On the next day on which a Servicer Report delivered to the Facility Agents indicates that the Adjusted Buyers’ Percentage Interest is less than or equal to 100%, then the Excess Funding Deposit shall be returned to the Seller, but only to the extent that, after giving effect to any such return of all or any portion of the Excess Funding Deposit, the Adjusted Buyers’ Percentage Interest would not exceed 100%.

2.16. Expiration Date.

Subject to other provisions of this Agreement requiring earlier termination, the Facility Agents’ obligations (on behalf of their respective Ownership Groups) to make Purchases hereunder shall terminate on the Expiration Date.

2.17. Breakage Payments. The Seller shall pay to the Facility Agents, for the account of the Owners, upon the request of any Facility Agent, such amount or amounts as shall compensate the Owners for any loss (including the Used Fee Rate attributable to any Incremental Purchase), cost or expense incurred by the Owners as a result of any reduction in the Aggregate Net Investment, repurchase of the Purchased Interest in the Receivables or transfer of all or any part of the Aggregate Net Investment pursuant to a Conduit Support Document, including, without limitation, any reduction or repurchase made pursuant to Sections 2.08, 2.11, 2.12 and 2.18. The Seller shall be obligated to pay such amount or amounts promptly upon receipt from the applicable Facility Agent of a certificate setting forth in reasonable detail the computation of such amount or amounts. The determination by a Facility Agent or the relevant Owner or Owners shall be conclusive absent manifest error.

2.18. Optional Retransfer; Partial Retransfer.

(a) At its option and at any time, the Seller shall have the right to repurchase all of the Purchased Interest in the Receivables. The Seller shall be entitled to effectuate such reconveyance upon three Business Days prior written notice to the Administrative Agent and each Facility Agent and payment in full of the Aggregate Net Investment plus any Aggregate Unpaids on such date.

(b) On any day, with respect to Receivables which have been repurchased pursuant to Section 2.18(a), the Administrative Agent shall, on such day and at the expense of the Seller, (i) retransfer to the Seller all of its right, title and interest to and under such Receivables and all Related Security and Collections with respect thereto, and all Proceeds of the foregoing and (ii) authorize any and all UCC terminations or financing statement amendments, instruments, certificates and other documents reasonably necessary to effect such retransfer. Each Servicer Report delivered by the Servicer shall state the aggregate Outstanding Balance of the repurchased and reconveyed Receivables for the preceding weekly or Monthly Fiscal Period, as applicable.

ARTICLE III

CLOSING PROCEDURES

3.01. Purchase and Sale Procedures.

(a) General. Each Purchase hereunder shall constitute a purchase of, and shall transfer ownership to the Facility Agents for the benefit of their respective Owners of, undivided percentage ownership interests in each and every Receivable, together with Related Security and Collections with respect thereto, then existing as well as each and every Receivable, together with Related Security and Collections, which may arise at any time after the date of such Purchase and prior to the Expiration Date.

(b) Sale Without Recourse. The sale of the Purchased Interest by the Seller hereunder shall be made without recourse except as specifically provided herein.

(c) Grant of Security Interest. This Agreement also constitutes a security agreement under the UCC. The Seller hereby grants to the Administrative Agent (for the benefit of each Owner) a first priority perfected security interest in and against all of the Seller’s right, title and interest in and to each and every Receivable (together with Related Security, Collections and other Proceeds), whether now existing or hereafter arising, for the purpose of securing the rights of the Administrative Agent (for the benefit of the Owners) under this Agreement.

(d) Non-Assumption by the Owners of Obligations. No obligation or liability of the Seller to any Obligor or any third party under any Master Contract, Receivable or Contract which is part of the Receivables in which an Owner has a Purchased Interest shall be assumed by any Owner, Facility Agent or Administrative Agent and any such assumption is hereby expressly disclaimed. Each Owner, each Facility Agent and the Administrative Agent shall be indemnified by the Seller in accordance with Section 9.03 hereof in respect of any losses, claims, damages, liabilities, costs or expenses arising out of or incurred in connection with any Obligor’s assertion of such obligation or liability against the Owners, the Facility Agents or the Administrative Agent.

3.02. Conditions to Amendment and Restatement. On or prior to the date of the execution of this Agreement, the Seller shall deliver or cause to be delivered to the Administrative Agent the following:

(a) Counterpart signature pages to this Agreement executed by each party hereto;

(b) Counterpart signature pages to the Fee Letter executed by each party thereto and payment of the Upfront Fee and other fees and expenses (including legal fees and expenses of the Administrative Agent and the Facility Agents) payable on the Closing Date; and

(c) Evidence that each Rating Agency shall have confirmed that the amendment and restatement of the Existing Receivables Purchase Agreement will not result in the ratings of the Commercial Paper Notes being withdrawn or lowered.

This Agreement shall become effective on the first day on which the Facility Agents receive each of the preceding items.

3.03. Conditions to Reinvestment and Incremental Purchases. The following shall be conditions precedent to any Incremental Purchase under Sections 2.02 and 2.03 and any reinvestment Purchase under Section 2.05 hereof: (a) no Termination Event or Potential Termination Event or Servicing Default shall have occurred or shall occur as a result of such Incremental Purchase or reinvestment Purchase; (b) the Administrative Agent and each Facility Agent shall have received a Tranche Selection Notice as provided herein in the case of an Incremental Purchase; and (c) the Administrative Agent and each Facility Agent shall have received all Servicer Reports required to have been delivered as provided herein as of the date of such Incremental Purchase or reinvestment Purchase.

ARTICLE IV

PROTECTION OF THE OWNERS;

ADMINISTRATION AND SERVICING

OF RECEIVABLES; COLLECTIONS.

4.01. Acceptance of Appointment and Other Matters Relating to the Servicer.

(a) SUPERVALU agrees to act, and is hereby appointed by the Administrative Agent and the Facility Agents to act, subject to the terms hereof, as the Servicer under this Agreement, and all Owners are deemed to have consented to SUPERVALU acting as Servicer. The Servicer shall collect payments due under the applicable Receivables in accordance with the standards that would be employed by a prudent institution in servicing comparable receivables for its own account and comparable to the Receivables and in accordance with the Credit and Collection Policy and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable.

(b) Without limiting the generality of the foregoing and subject to Sections 2.08, 2.09, 4.09 and 4.10 hereof, the Servicer is hereby authorized and empowered (i) to receive and hold in trust for the Facility Agents, for the benefit of their respective Owners, Collections received from Receivables as set forth in Article II and elsewhere in this Agreement and (ii) to execute and deliver, on behalf of the Facility Agents (for the benefit of the Owners), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables permitted under and in compliance with applicable Law and regulations. To the extent Collections are transferred to or otherwise received by the Servicer, the Servicer is hereby authorized and empowered (y) if the Remittance Conditions are satisfied, to receive and hold in trust such Collections for the Facility Agents, for the benefit of their respective Owners, and (z) if the Remittance Conditions are not satisfied, to transfer or cause to be transferred, all such Collections to the Collection Account as soon as practicable, but in no event later than two Business Days after initial receipt thereof, in each case to be allocated and distributed as provided in this Agreement. In addition, if and for so long as the Buyers’ Percentage Interest exceeds 100% and on and after the Expiration Date, the Servicer shall transfer or cause to be transferred to the Collection Account all Collections received with respect to the Receivables, immediately, but in no event later than two Business Days after initial receipt thereof.

(c) Subject to the rights retained by the Administrative Agent pursuant to Section 4.09 hereof, each of the Seller, the Owners, the Facility Agents and the Administrative Agent hereby appoint the Servicer to enforce its respective rights and interests in and to the Purchased Interest and the Receivables. If any Person succeeds the initial Servicer as a Servicer, the replaced Servicer shall promptly deliver to such successor Servicer and the replaced Servicer shall hold in trust for the Administrative Agent, the Owners, the Facility Agents and the Seller, in accordance with their respective interests, all documents instruments and records (including computer tapes or disks) that are reasonably necessary to service or collect the Receivables.

4.02. Maintenance of Information and Computer Records. The Servicer will, and will cause any Subservicer to, hold in trust and keep safely for the Owners all evidence of the Facility Agents’ (for the benefit of the Owners) right, title and interest in and to the Purchased Interest in the Receivables. The Servicer will, and will cause any Subservicer to, on or prior to each Incremental Purchase, and with respect to all Receivables that are added to the pool of Receivables in which the Facility Agents have a Purchased Interest after the initial Incremental Purchase, on each respective date such Receivables are added, place an appropriate code or notation in its computer Records to indicate that the Facility Agents, on behalf of the Owners, have a Purchased Interest in each and every such Receivable.

4.03. Protection of the Interests of the Owners.

(a) The Servicer will, or will cause the Seller, SOA and each Originator to, from time to time and at Seller’s sole expense, do and perform any and all acts and execute any and all documents (including, without limitation, the obtaining of additional search reports, the delivery of further opinions of counsel, the authorization, amendment or supplementation of any financing statements, continuation statements and other instruments and documents for filing under the provisions of the UCC of any applicable jurisdiction, the execution, amendment or supplementation of any instrument of transfer and the making of notations on the Records of the Seller and each Originator) as may be requested by the Administrative Agent in consultation with the Facility Agents in order to effect the purposes of this Agreement and the sale of the Purchased Interest hereunder, to protect or perfect the Facility Agents’ (for the benefit of their respective Owners) right, title and interest in the Purchased Interest in the Receivables (other than a Receivable which has been deemed collected pursuant to Section 2.08(e)), together with Related Security (other than certain letters of credit which are in the possession of the Servicer) and all Collections with respect thereto, against all Persons whomsoever or to enable the Owners, the Facility Agents or the Administrative Agent to exercise or enforce any of their respective rights hereunder.

(b) To the fullest extent permitted by applicable Law, the Seller hereby authorizes and irrevocably grants to the Administrative Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to file in the name of the Seller, or in its own name, such financing statements and continuation statements (including “initial financing statements in lieu of continuation statements” under Revised Article 9) and amendments thereto or assignments thereof as the Administrative Agent or any Facility Agent deems necessary to protect or perfect the Purchased Interest; provided, however, that the rights of the Administrative Agent pursuant to such authorization and power of attorney shall be exercised only if (i) the Servicer fails to perform any act required hereunder after receiving notice of such failure from the Administrative Agent or (ii) a Termination Event shall have occurred and be continuing. The Administrative Agent shall provide the Seller prompt notice of any exercise of such power of attorney.

(c) The Administrative Agent and each Facility Agent shall have the right to do all such acts and things as they may deem necessary to protect the interests of the Owners, including, without limitation, confirmation and verification of the existence, amount and status of the Receivables.

4.04. Maintenance of Writings and Records. The Servicer will at all times until completion of a Complete Servicing Transfer keep or cause to be kept at its Chief Executive Office or at an office of the Servicer or any Subservicer designated in advance to the Administrative Agent, each writing or Record which evidences, and which is necessary or desirable to establish or protect, including such books of account and other Records as will enable the Administrative Agent and the Facility Agents or their designees to determine at any time the status of, the Purchased Interest of the Facility Agents (for the benefit of their respective Owners) in each applicable Receivable. The Servicer shall at its own expense prepare and maintain, or cause the Subservicers to prepare and maintain, such Records in electronically-readable form in such format as the Servicer customarily maintains its records; provided, however, that upon a Complete Servicing Transfer with respect to the Servicer, the replaced Servicer shall within five days of such Complete Servicing Transfer prepare such Records in such format as may be required to permit or facilitate the transfer of such Records to the successor Servicer.

4.05. Information. The Servicer will, or will cause each Originator and Subservicer to, furnish to the Administrative Agent such information with respect to the Receivables (including but not limited to the applicable Originator’s procedures for selecting Receivables for sale and the applicable Originator’s standards and procedures for selling goods or services on credit) as the Administrative Agent may reasonably request under the applicable law, in consultation with the Facility Agents. The Servicer will also furnish to the Administrative Agent and each Facility Agent all modifications, adjustments or supplements to the Credit and Collection Policy; provided, however, the Servicer shall not, without each Facility Agent’s prior written consent, alter or consent to the alteration of the Credit and Collection Policy as in effect from time to time unless such alteration is in compliance with Section 6.04(c) hereof.

4.06. Performance of Undertakings Under the Receivables. The Servicer will at all times observe and perform, or cause to be observed and performed, all material obligations and undertakings to the Obligors arising in connection with each applicable Receivable or related Contract and will not take any action or cause any action to be taken to impair the rights of any Facility Agent or Owner to its Purchased Interest in the Receivables.

4.07. Administration and Collections.

(a) General. Until a Complete Servicing Transfer shall have occurred, with respect to it, the Servicer will be responsible for the administration, servicing and collection of the Receivables.

(b) Administration. The Servicer shall, to the full extent permitted by Law, have the power and authority, on behalf of each Facility Agent (for the benefit of its related Owners), to take such action in respect of any applicable Receivable as the Servicer may deem advisable, including the resale of any repossessed, returned or rejected goods; provided, however, that the Servicer shall not, and shall not allow any Subservicer to, under any circumstances compromise, rescind, cancel, adjust or modify (including by extension of time for payment or granting any discounts, allowances or credits) the Outstanding Balance of any Receivable (other than a Receivable which has been deemed collected pursuant to Section 2.08(e) or repurchased pursuant to Section 2.12), except in accordance with the applicable Originator’s Credit and Collection Policy or otherwise with the prior written consent of the Facility Agents.

(c) Enforcement Proceedings. In the event of a default under any Receivable before a Termination Event, the Servicer shall, at the Seller’s sole expense, to the full extent permitted by Law, have the power and authority, on behalf of each Facility Agent (for the benefit of its related Owners), to take or cause to be taken any action in respect of any such Receivable as the Servicer may deem advisable; provided, however, that the Servicer shall take no enforcement action (judicial or otherwise) with respect to such Receivable (other than a Receivable which has been deemed collected pursuant to Section 2.08(e) or repurchased pursuant to Section 2.12), except in accordance with the applicable Originator’s Credit and Collection Policy or otherwise with the written consent of the Facility Agents. The Servicer will apply or will cause to be applied at all times before a Termination Event the same standards and follow the same procedures with respect to deciding to commence, and in prosecuting, litigation on such Receivable as is applied and followed with respect to like accounts not owned by the Facility Agents (for the benefit of their respective Owners). In no event shall the Servicer or the Seller, as the case may be, be entitled to make or authorize any Person to make any Facility Agent or Owner a party to any litigation without such Facility Agent’s Owner’s express prior written consent.

(d) Obligations of the Facility Agents and the Owners. The Facility Agents may, but shall have no obligation to, take any action or commence any proceeding to realize upon any Receivable, including, but not limited to, delivery to an Obligor of notice of the Facility Agent (for the benefit of its related Owners) interest in the Receivables, any such action or commencement of proceeding to be at the sole expense of the Seller. At such time as the Servicer has any obligation to pursue the collection of Receivables and the Administrative Agent, the Facility Agents or an Owner possesses any documents necessary therefor, the Administrative Agent or such Facility Agent or Owner, as the case may be, agrees to furnish such documents to the Servicer, to the extent and for the period necessary for the Servicer to comply with its obligations hereunder.

(e) Servicing Compensation. The monthly compensation due to the Servicer for performing its obligations hereunder shall be equal to the quotient of (A) the product of (i) the Servicing Fee Rate, expressed as a decimal, and (ii) the Outstanding Balances of all Receivables on the last Business Day of each month, divided by (B) twelve. Subject to Section 4.08(a) and (b) hereof, such monthly compensation shall be paid to the Servicer in arrears on the last Business Day of each month.

4.08. Complete Servicing Transfer.

(a) General. If at any time a Termination Event shall have occurred and be continuing, the Administrative Agent, at the request of the Facility Agents may by notice in writing to the Seller and the Servicer, terminate the Servicer’s capacity as Servicer in respect of the Receivables (such termination referred to herein as a “Complete Servicing Transfer”). After a Complete Servicing Transfer, the Administrative Agent (or its designee approved by the Facility Agents) may itself administer, service and collect the Receivables, and in such event, may retain the servicing compensation specified in Section 4.07(e) for its own account, in any manner it sees fit, including, without limitation, by compromise, extension or settlement of such Receivables. Alternatively, the Facility Agents may engage affiliated or unaffiliated contractors to perform all or any part of the administration, servicing and collection of the Receivables and require the Seller to pay to such contractors all or a portion of the servicing compensation specified in Section 4.07(e) in consideration thereof.

(b) Transition. The Servicer, promptly but in no event later than five Business Days after receiving a notice pursuant to Section 4.08(a) hereof, shall, at the Seller’s sole expense, (x) deliver to the Administrative Agent and the Facility Agents or their designated agents (i) a schedule of the Receivables serviced by the Servicer in which the Facility Agent (for the benefit of its related Owners) have a Purchased Interest indicating as to each such Receivable information as to the related Obligor, the Outstanding Balance as of such date of such Receivable and the related Contract and the location of the evidences of such Receivable and related Contract, together with such other information as the Administrative Agent and the Facility Agents may reasonably request and (ii) all evidence of such Receivables and related Contracts and such other Records related thereto (including, without limitation, true copies of any computer tapes and data in computer memories), (y) permit the Administrative Agent and the Facility Agents access to the Servicer’s (or any Subservicer’s) premises, equipment and files and other Records and (z) take all actions as are necessary to transfer or cause to be transferred to the Administrative Agent or its designated agent any software (to the extent permissible under the applicable license agreement) that relates to, and is necessary for the servicing of, such Receivables, in each case as the Administrative Agent and the Facility Agents may reasonably deem necessary to enable them to protect and enforce their rights and the rights of the Owners to the Purchased Interest therein. After any such delivery, the Servicer will not hold or retain any executed counterpart or any document evidencing such Receivables or related Contracts without clearly marking the same to indicate conspicuously that the same is not the original and that transfer thereof does not transfer any rights against the related Obligor or any other Person.

(c) Collections. If at any time there shall be a Complete Servicing Transfer, the terminated Servicer will cause to be transmitted and delivered directly to the successor Servicer, forthwith upon receipt and in the exact form received, all Collections (properly endorsed, where required, so that such items may be collected on behalf of the Administrative Agent) to be distributed to the Facility Agents (for the benefit of the related Owners) as provided herein. All such Collections consisting of cash shall not be commingled with other items or monies of the terminated Servicer for a period longer than two Business Days. If the successor Servicer receives items or monies that are not payments on account of the Receivables, such items or monies shall be delivered promptly to the Seller after being so identified by such successor Servicer. Each of the Seller and the terminated Servicer hereby irrevocably grants the Administrative Agent or each of its designated agents, if any, an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller or the terminated Servicer, as the case may be, all steps with respect to any Receivable which the Administrative Agent, after consultation with the Facility Agents, may deem necessary or advisable to negotiate or otherwise realize on any right of any kind held or owned by the Seller or the terminated Servicer, as the case may be, or transmitted to or received by any Facility Agent or its designated agent (whether or not from the Seller or any Obligor) in connection with the Facility Agents’ (for the benefit of its related Owners) Purchased Interest in any Receivable.

(d) Collection and Administration at Expense of the Seller. The Seller agrees that in the event of a Complete Servicing Transfer, it will reimburse the Administrative Agent, the Facility Agents and each Owner for all reasonable out-of-pocket expenses (including, without limitation, attorneys’ and accountants’ and other third parties’ fees and expenses, expenses incurred by the Administrative Agent, such Facility Agent or such Owner, as the case may be, expenses of litigation or preparation therefor, and expenses of audits and visits to the offices of the Seller) incurred by the Administrative Agent, such Facility Agent or such Owner in connection with the transfer of functions following a Complete Servicing Transfer whenever such expenses are incurred.

(e) Payments by Obligors. At any time, and from time to time following a Complete Servicing Transfer, or if a Termination Event or Potential Termination Event shall have occurred and be continuing, the Seller and the terminated Servicer shall permit such Persons as the Administrative Agent, with the consent of the Facility Agents, may designate to open and inspect all mail (other than correspondence from its legal counsel) received by the Seller or the terminated Servicer, as the case may be, at any of its offices, and to remove therefrom any and all Collections or other correspondence from Obligors or the Servicer in respect of Receivables. The Administrative Agent shall provide the Seller and the terminated Servicer prompt notice of its exercise of any rights pursuant to this Section 4.08(e). All Collections received by the Administrative Agent shall be applied in accordance with Section 2.08 or 2.09 hereof. The Administrative Agent shall be entitled to notify the Obligors of Receivables (including, without limitation, any Obligor that pays by ACH), other than Government Obligors, to make payments directly to the Administrative Agent of amounts due thereunder at any time and from time to time following the occurrence of (i) a Termination Event, (ii) a Complete Servicing Transfer or (iii) a violation by the Servicer of the provisions of Section 4.09 hereof.

4.09. Lockboxes; Lockbox Accounts; Deposit Accounts; Concentration Account; Collection Account.

(a) Lockbox Accounts and Deposit Accounts. The Seller and Servicer hereby agree as follows (i) each Lockbox Account and Deposit Account shall be established in the name of the Seller and the funds deposited therein from time to time shall not be commingled with any other funds of the Seller or any Affiliate thereof and that each Government Lockbox Account shall be established in the name of the related Pharmacy Originator and the funds deposited therein from time to time shall not be commingled with any other funds of the Seller or any Affiliate thereof; (ii) each Lockbox Account shall be maintained with a Permitted Lockbox Bank and each Deposit Account shall be maintained with a Permitted Deposit Account Bank; (iii) each Lockbox Account and Deposit Account and Government Lockbox Account shall be insured by the Federal Deposit Insurance Corporation to the full extent permitted by Law; (iv) the location of each Permitted Lockbox and each related Lockbox Account and each Deposit Account shall not be changed without the consent of the Administrative Agent and each Facility Agent and each Government Lockbox Account shall not be changed without first providing twenty (20) days written notice to the Administrative Agent and each Facility Agent; (v) to cause all Collections on account of the Receivables to be mailed or wired directly to a Permitted Lockbox, a Lockbox Account, a Government Lockbox Account, a Deposit Account or the Concentration Account, provided, that Collections of Pharmacy Receivables currently paid to account number 52922527 at Bank of America need not be mailed or wired directly to a Permitted Lockbox, a Lockbox Account, a Government Lockbox Account, a Deposit Account or the Concentration Account prior to June 30, 2007, and, if the Servicer (or any Subservicer), any Originator or the Seller should receive any Collections, to deposit such Collections into the appropriate Deposit Account within one Business Day of receipt; (vi) not to suffer or permit any funds other than such Collections to be mailed to Permitted Lockboxes or deposited into related Lockbox Accounts, Government Lockbox Accounts or any Deposit Accounts; (vii) to direct the Permitted Lockbox Banks to transfer all funds representing Collections in the Lockbox Accounts or Deposit Accounts, as applicable, to (or at the direction of) the Servicer within two Business Days of deposit therein unless (A) the Remittance Conditions are not satisfied, (B) the Expiration Date has occurred, or (C) the Buyers’ Percentage Interests exceeds 100%, in any of which events the Seller, or the Servicer on behalf of the Seller, shall, if so directed by the Administrative Agent (after consultation with the Facility Agents) instruct each Permitted Lockbox Bank and each Permitted Deposit Account Bank to transfer, if so directed by the Administrative Agent (after consultation with the Facility Agents), all Collections on account of the Receivables, within two Business Days of deposit in the related Lockbox Account or Deposit Accounts, as applicable, to the Collection Account, (viii) until deposited in the Concentration Account in accordance with Section 4.09(b), all Collections received by the Seller pursuant to Section 4.09(a)(vii) or otherwise shall be held in trust for the Facility Agents (for the benefit of their respective Owners); (ix) to make the necessary bookkeeping entries to reflect such Collections on the Records pertaining to such Receivables; (x) to apply all such Collections as provided in this Agreement; and (xi) not to amend or modify any term of any Lockbox Agreement or Deposit Account Agreement or the direction as to the disposition of Collections or other amounts in the related Permitted Lockbox or Lockbox Account or related Deposit Account, as applicable, without the prior written consent of the Administrative Agent and each Facility Agent. The Servicer shall cause all Collections deposited in each Government Lockbox Account to be deposited in the Concentration Account within one Business Day of receipt. If the corporate credit rating of SUPERVALU by S&P shall fail to be “BB-” or higher or the long term corporate family rating of SUPERVALU by Moody’s to be “Ba3” or higher, then, at the election of the Agent, in its sole discretion, exercised by delivering written notice to the Servicer, the Servicer shall, within 60 days of the date (the “Lockbox Redirection Date”) such notice is delivered by the Agent, revise its instructions to Obligors and its lockbox arrangements so that after the Lockbox Redirection Date, all Obligors (other than Government Obligors) are directed to send payments all payments to a Lockbox Account and Servicer shall continue to take reasonable steps to have Obligors follow such new payment directions.

(b) Concentration Account. The Seller and Servicer hereby agree as follows (i) the Concentration Account shall be established in the name of the Seller as a segregated account and the funds deposited therein from time to time shall not be commingled with any other funds of the Seller or any Affiliate thereof; (ii) the Concentration Account shall be insured by the Federal Deposit Insurance Corporation to the full extent permitted by Law; (iii) the location of the Concentration Account shall not be changed without the consent of the Administrative Agent and each Facility Agent; (iv) the Servicer shall transfer all Collections received by it pursuant to Section 4.09(a)(vii) to the Concentration Account as soon as possible (but in any event within two Business Days of receipt thereof); (v) not to suffer or permit any funds other than such Collections to be deposited into the Concentration Account; (vi) the Servicer shall cause the funds on deposit in the Concentration Account to be transferred to (or at the direction of) the Servicer unless (A) the Remittance Conditions are not satisfied, (B) the Expiration Date has occurred, or (C) the Buyers’ Percentage Interests exceeds 100%, in any of which events, the Seller, or the Servicer on behalf of the Seller, shall instruct the bank holding the Concentration Account to transfer such funds to the Collection Account; (vii) to make the necessary bookkeeping entries to reflect such Collections on the Records pertaining to such Receivables; and (viii) not to amend or modify any term of any Concentration Account Agreement or the direction as to the disposition of funds in the Concentration Account without the prior written consent of the Administrative Agent and each Facility Agent.

(c) Control of Permitted Lockboxes, Lockbox Accounts, Deposit Accounts and Concentration Account. The Administrative Agent shall have the right (at the direction of any Facility Agent) (i) to assume control over each Permitted Lockbox (other than a Permitted Lockbox relating to a Government Lockbox Account) and each related Lockbox Account, and direct the Permitted Lockbox Banks to transfer the funds in such Lockbox Account to the Collection Account or another account designated by the Administrative Agent at any time following the occurrence and continuation of a Potential Termination Event or a Termination Event or a Reserve Trigger Event, by dating and delivering the Lockbox Transfer Letter with respect to such Permitted Lockbox, and in such event the Seller and the Servicer hereby irrevocably authorize the Administrative Agent to date and deliver a Lockbox Transfer Letter to each Permitted Lockbox Bank, (ii) to assume control over the Concentration Account and direct the bank holding the Concentration Account to transfer funds therein to the Collection Account or another account designated by the Administrative Agent at the times and in the manner specified in Section 4.09(b)(vi) by dating and delivering the Concentration Account Transfer Letter, and in such event the Seller and Servicer hereby irrevocably authorize the Administrative Agent to deliver the Concentration Account Transfer Letter and (iii) to assume control over the Deposit Accounts and direct the bank holding the Deposit Accounts to transfer funds therein to the Collection Account or another account designated by the Administrative Agent at the times and in the manner specified in Section 4.09(b)(vi) by dating and delivering the Deposit Account Transfer Letter, and in such event the Seller and Servicer hereby irrevocably authorize the Administrative Agent to deliver the Deposit Account Transfer Letter. Each of the Seller and the Servicer represents that it has not given and agrees that it shall not give any instructions to any Permitted Lockbox Bank, any Permitted Deposit Account Bank or the bank holding the Concentration Account inconsistent with any Lockbox Transfer Letter, the Deposit Account Transfer Letter or Concentration Account Transfer Letter, as applicable. The Administrative Agent shall give the Seller and the Servicer prompt notice of any exercise of its rights under this Section 4.09(c). The Seller and the Servicer shall cooperate fully with the Administrative Agent in effecting any such transfer of control.

(d) Collection Account. A Collection Account has been established with the Administrative Agent for the purpose of receiving and disbursing all payments required to be made by the Seller or Servicer pursuant to this Agreement and all other payments to be made into the Collection Account and is identified on Exhibit B hereto. The Collection Account shall be established and maintained in the name of the Administrative Agent, for the benefit of the Facility Agents (for the benefit of their respective Owners), and shall be used only for the collection of the amounts and for application of such amounts as described in Article II hereof. In the event there shall have been deposited in the Collection Account any amount not required to be deposited therein and so identified to the Administrative Agent, such amount shall be withdrawn from the Collection Account, any provision herein to the contrary notwithstanding, and any such amounts shall not be deemed to be a part of the Collection Account.

The Servicer may direct the investment of the funds in the Collection Account in Eligible Investments, held in the name of the Administrative Agent, which shall mature no later than the Business Day preceding the date on which such amounts are required to be remitted to the Administrative Agent for distribution to the Facility Agents and the Owners. Any income or other gain from such Eligible Investments, shall be paid to the Servicer as an addition to the Servicing Fee. Any losses on such Eligible Investments shall be made up by the Servicer.

The Servicer and the Seller agree to take all actions reasonably necessary, including the filing of appropriate financing statements and the giving of proper registration instructions relating to any investments, to protect the Administrative Agent’s, the Facility Agents’ and the Owners’ interest in the Collection Account and any Eligible Investments acquired with monies therein.

4.10. Servicing Default. A “Servicing Default” shall occur with respect to the Servicer if one or more of the following events or conditions shall occur and be continuing:

(a) the Servicer shall fail to remit or fail to cause to be remitted on any day any Collections or Discount required to be remitted hereunder on such day and, with respect to failure to remit Discount, such failure shall continue for one Business Day after the date on which such Discount became due; or

(b) the Servicer shall fail to deposit, or pay or fail to cause to be deposited or paid when due any other amount due hereunder and such failure shall continue for four Business Days after the date on which such amount became due;

(c) the Servicer shall fail to deliver any Servicer Report within (i) if the Servicer is delivering Monthly Reports, two Business Days or (ii) if the Servicer is delivering Weekly Reports, one Business Day of the date when due; or

(d) any representation, warranty, certification or statement made by the Servicer under this Agreement or in any agreement, certificate, report, appendix, schedule or document furnished by the Servicer to any Owner, any Facility Agent or the Administrative Agent pursuant to or in connection with this Agreement shall prove to have been false or misleading in any material respect as of the time made or deemed made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading) and, if the consequences (as they relate to or affect the Administrative Agent or the Owners) of such representation or statement being incorrect shall be materially adverse to any Owner, Facility Agent or the Administrative Agent, and susceptible of remedy in all material respects, such consequences shall not be remedied in all material respects within 30 calendar days after the earlier of either (i) any Responsible Officer of the Servicer becomes aware thereof or (ii) written notice thereof to such Person by the Administrative Agent or any Facility Agent; or

(e) the Servicer shall default or fail in the performance or observance of any other covenant, agreement or duty applicable to it contained herein and such failure shall remain unremedied for a period of 10 days after the earlier of either (i) a Responsible Officer of the Servicer has knowledge of the existence of such failure or (ii) the Servicer shall have been given written notice thereof by the Administrative Agent or any Facility Agent; or

(f) there shall be pending any litigation, investigation or proceeding, or any material adverse development in any such litigation shall have occurred, which is reasonably likely to materially adversely affect the ability of the Servicer to perform its obligations under this Agreement; or

(g) there shall have occurred any event which materially adversely affects the ability of the Servicer to collect Collections and service Receivables or the ability of the Servicer to perform its obligations hereunder or the ability of the Owners to realize their respective interests in Collections; or

(h) an Event of Bankruptcy shall occur with respect to the Servicer.

4.11. Servicer Indemnification of Affected Parties.

(a) The Servicer agrees to indemnify and hold harmless the Affected Parties, from and against any loss (other than any losses relating to defaults or collectibility of the Receivables), liability, expense, damage or injury suffered or sustained by reason of any material breach by the Servicer of any of its representations, warranties or covenants contained in this Agreement, or any losses resulting from the commingling of Collections with any other funds, including any judgment, award, settlement, reasonable attorneys fees and other costs or expenses incurred in connection with the defense of any actual action, proceeding or claim and including any commercially reasonable servicing fees in excess of the servicing compensation payable under Section 4.07(e) resulting from the replacement of SUPERVALU as Servicer; provided, however, that the Servicer shall not indemnify the Affected Parties if such acts or omissions were attributable to fraud, gross negligence, breach of fiduciary duty or willful misconduct by any such Affected Party.

(b) Promptly upon receipt by any Affected Party under this Section 4.11 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against such Affected Party, such Affected Party shall, if a claim in respect thereof is to be made against the Servicer hereunder, notify the Servicer in writing of the commencement thereof. The Servicer may participate in and assume the defense of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of the Servicer and the Affected Party. The approval of the Servicer and the Affected Party will not be unreasonably withheld or delayed. After notice from the Servicer to the Affected Party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Administrative Agent and the Affected Party, and so long as the Servicer so assumes the defense thereof in a manner reasonably satisfactory to the Administrative Agent and the Affected Party, the Servicer shall not be liable for any legal expenses of counsel unless there shall be a conflict between the interests of the Servicer and the Affected Party.

(c) Any indemnification pursuant to this Section 4.11 shall be had only from the assets of the indemnifying Servicer. The provisions of such indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section 4.11 shall survive the termination of this Agreement.

4.12. Servicer not to Resign.

(a) Subject to Section 4.12(b) hereof, the Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable Law, regulation or order and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable Law, regulation or order. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect reasonably acceptable to the Administrative Agent and the Facility Agents and delivered to the Administrative Agent. No such resignation shall become effective until the Administrative Agent or a successor Servicer shall have assumed the responsibilities and obligations of such Servicer in accordance with Section 4.08 hereof.

(b) The Servicer may resign from the obligations and duties imposed on it as Servicer pursuant to the terms of this Agreement if (i) a successor Servicer shall have assumed the responsibilities and obligations of such Servicer in accordance with Section 4.08 hereof, and (ii) if such successor Servicer is not an Affiliate of such Person, such successor Servicer shall be acceptable to the Facility Agents in their reasonable judgment and acceptable to the Rating Agencies.

4.13. Subservicing. The Facility Agents acknowledge and agree that the Servicer may enter into a Subservicing Agreement with each of the Originators (other than SUPERVALU). The Servicer may enter into other Subservicing Agreements with other Subservicers for the servicing and administration of the Receivables and Collections; provided, that (i) each such Subservicer (other than an Originator) is approved by the Seller and each Facility Agent (such approval not to be unreasonably withheld or delayed), (ii) the Servicer shall remain liable for the performance of the duties and obligations of the Servicer pursuant to the terms hereof, and (iii) any applicable Subservicing Agreement provides that such Subservicer may be replaced as Subservicer if it fails to perform its duties as Subservicer or if any event occurs which materially and adversely affects the ability of such Subservicer to collect the applicable Receivables or the ability of such Subservicer to perform its duties and obligations as Subservicer. The Servicer will be responsible for any compensation paid to a Subservicer. The appointment of any Subservicer of any Receivables shall not relieve the Servicer of its obligation to service and administer such Receivables and the Servicer shall be liable for the acts of each Subservicer. In the event of a Complete Servicing Transfer, the Administrative Agent may terminate any of the replaced Servicer’s Subservicers.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

5.01. General Representations and Warranties of the Seller. The Seller, hereby represents and warrants to each Owner, each Facility Agent and the Administrative Agent on and as of the date hereof and on and as of the date of each Incremental Purchase and each reinvestment Purchase that:

(a) Organization and Qualification. The Seller (i) has been duly incorporated and is validly existing and in good standing as a corporation under the Laws of the State of Delaware and (ii) is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified. The Seller has no subsidiaries. The sole shareholder of the Seller is SOA.

(b) Authority. The Seller has all requisite power and authority under its certificate of incorporation to execute, deliver and perform the Purchase Documents to which it is or will be a party.

(c) Execution and Binding Effect. This Agreement has been, and each other Purchase Document to which the Seller is a party when delivered will have been, duly executed and delivered by the Seller. This Agreement is, and the other Purchase Documents to which the Seller is or will be a party when delivered hereunder will be, the legal, valid and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles, and will vest absolutely and unconditionally in the Facility Agents or the Administrative Agent, for the benefit of the applicable Owners, a valid undivided ownership or security interest in the Receivables purported to be assigned thereby, subject to no Liens whatsoever. Upon the filing of the necessary financing statements under the UCC as in effect in the jurisdiction whose Law governs the perfection of the Facility Agents’ or Administrative Agent’s (for the benefit of the applicable Owners) ownership or security interests in the Receivables, the Facility Agents’ or the Administrative Agent’s (for the benefit of the applicable Owners) ownership or security interests in the Receivables will be perfected under Article Nine of such UCC, prior to and enforceable against all creditors of and purchasers from the Seller and all other Persons whatsoever (other than the Administrative Agent, the Facility Agents and the Owners and their successors and assigns).

(d) Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of any Purchase Document to which it is or will be a party or any other agreement or document to be delivered hereunder or for the perfection of or the exercise by any Owner of its rights and remedies under the Purchase Documents and such other agreements or documents, except for the filings of the financing statements referred to in the Purchase Agreements and the filing of financing statements under the UCC in the Seller’s, SOA’s and the Originators’ jurisdiction of incorporation or organization (all of which filings have been made on or before the date hereof).

(e) Absence of Conflicts. The execution, delivery and performance by the Seller of the Purchase Documents to which it is or will be a party and the other documents to be delivered by it hereunder are within the Seller’s corporate powers, have been duly authorized by all necessary corporate action, do not (i) contravene the Seller’s By-laws or its certificate of incorporation, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Seller under, or result in or require the creation of any lien upon or security interest in any property of the Seller pursuant to the terms of, any indentures, debentures, loans, contract or any other agreement or instrument (other than any Purchase Document) binding on or affecting the Seller or any of its properties, whether now owned or hereafter acquired. The Seller has not entered into any agreement with any Obligor prohibiting, restricting or conditioning the assignment of any portion of the Receivables.

(f) Location of Records, etc. As of the date hereof: (i) the offices where the Seller keeps all of its Records are listed on Exhibit I hereto; and (ii) since its incorporation, the Seller has operated only under the names identified in Exhibit I hereto, and has not changed its name, merged or consolidated with any other Person, changed its form of or jurisdiction of organization or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit I hereto.

(g) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

(h) Accurate and Complete Disclosure. Each exhibit, financial statement, or other report or document furnished or to be furnished at any time by or on behalf of the Seller to the Administrative Agent, any Owner or any Facility Agent in connection with this Agreement is and will be accurate in all material respects as of the date so furnished, and no such report or document contains, or will contain, as of the date so furnished, any untrue statement of a material fact or omits to state, or will omit to state, as of the date so furnished, a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(i) No Proceedings. There is no pending or, to the Seller’s knowledge, threatened action or proceeding affecting the Seller before any Official Body which purports to affect the legality, validity or enforceability of any Purchase Document, any Master Contract, the Contracts or any material amount of the Receivables or which is reasonably likely, individually or in the aggregate, to materially adversely affect (i) the financial condition or operations of the Seller or (ii) the ability of the Seller to perform its obligations under this Agreement or any other Purchase Document to which the Seller is or will be a party.

(j) Bulk Sales Act. No transaction contemplated hereby requires compliance with any applicable bulk sales act or similar law.

(k) Litigation. No injunction, decree or other decision has been issued or made by any Official Body that prevents, and to the knowledge of the Seller, no threat by any Person has been made to attempt to obtain any such decision that would have a material adverse impact on, the conduct by the Seller of a significant portion of the Seller’s business operations or any portion of its business operations affecting the Receivables as a whole, and no litigation, investigation or proceeding of the type referred to in Section 6.01(h) hereof exists. The Seller has paid on a timely basis all of its material obligations arising out of judgments, proceedings or investigations.

(l) Margin Regulations. The use of all funds acquired by the Seller under this Agreement will not conflict with or contravene any of Regulations T, U and X of the Board of Governors of the Federal Reserve System, as the same may from time to time be amended, supplemented or otherwise modified.

(m) Taxes. The Seller has filed, or caused to be filed or be included in, all tax reports and returns (federal, state, local and foreign), if any, required to be filed by it and paid, or caused to be paid, all amounts of taxes, including interest and penalties, required to be paid by it, except for such taxes (i) as are being contested in good faith by proper proceedings and (ii) against which adequate reserves shall have been established in accordance with and to the extent required by GAAP, but only so long as the proceedings referred to in clause (i) above could not subject the Administrative Agent, any Facility Agent or any other Owner to any civil or criminal penalty or liability or involve any material risk of the loss, sale or forfeiture of any property, rights or interests covered hereunder, or under any Purchase Agreement.

(n) Books and Records. The Seller has indicated on its books and records (including any computer files), that the Purchased Interest in the Receivables sold by the Seller hereunder is the property of the Facility Agents (for the benefit of the Owners). The Seller maintains at, or shall cause the Servicer to maintain at, one or more of its respective offices (or offices of a Subservicer) listed in Exhibit I hereto the complete Records for the Receivables.

(o) Financial Condition. The Seller is not insolvent or the subject of any Event of Bankruptcy and the sale of Receivables on such day will not be made in contemplation of the occurrence thereof.

(p) Investment Company. The Seller is not an “investment company” or a company “controlled by an investment company” within the meaning of the Investment Company Act of 1940, as amended.

(q) No Debt. Since the date of its incorporation, the Seller has not engaged in any activity other than that contemplated by the Purchase Documents or entered into any commitment or incurred any Debt other than (i) pursuant to, or as permitted under, the Purchase Documents and (ii) pursuant to the documents for a previously terminated facility with terms similar to those of the Purchase Documents.

(r) ERISA. The Seller has not maintained, contributed to or incurred or assumed any obligation with respect to any Plan, any Multiemployer Plan or any “Welfare Plan” defined in Section 3(1) of ERISA.

(s) Uniform Commercial Code Article 9 Representations.

(i) This Agreement creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Receivables, the Collections and the Related Security in favor of the Administrative Agent for the benefit of the Owners and Facility Agents, which security interest is prior to all other Liens, and is enforceable as such as against creditors of and purchasers from the Seller.

(ii) The Receivables constitute “accounts” or “general intangibles” within the meaning of the applicable Uniform Commercial Code.

(iii) The Seller owns and has good and marketable title to the Receivables, Collections and Related Security free and clear of any Lien, other than the Liens created by this Agreement or the Purchase Agreements.

(iv) To the extent required by applicable law, the Seller has received all consents and approvals required by the terms of the Receivables to the sale of the Receivables hereunder to the Owners.

(v) The Seller has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Receivables, Collections and Related Security granted to the Administrative Agent under this Agreement.

(vi) Other than the security interest granted to the Administrative Agent under this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables, Collections or Related Security. The Seller has not authorized the filing of and is not aware of any financing statements against the Seller that include a description of collateral covering the Receivables, the Collections or the Related Security other than any financing statement relating to the security interest granted to the Administrative Agent under this Agreement or that has been terminated. The Seller is not aware of any judgment or tax lien filings against the Seller.

5.02. Representations and Warranties of the Seller With Respect to Each Sale of Receivables. By selling undivided ownership interests in Receivables to the Facility Agents, for the benefit of their respective Owners, either by Incremental Purchase or reinvestment Purchase, the Seller represents and warrants to each Owner, each Facility Agent and the Administrative Agent as of the date of such sale of an Incremental Purchase or reinvestment Purchase that:

(a) Purchase Notice. If such sale relates to an Incremental Purchase, all information set forth on the related Purchase Notice is true and correct as of the date of such Incremental Purchase.

(b) Assignment. This Agreement vests in the Administrative Agent or the Facility Agents, for the benefit of each Owner all the right, title and interest of the Seller in and to the Purchased Interest in the Receivables, and the Related Security and Collections with respect thereto, and constitutes a valid sale of the Purchased Interest, enforceable against all creditors of and purchasers from the Seller.

(c) No Liens. Each Receivable, together with the related Contract and all purchase orders and other agreements related to such Receivable, is owned by the Seller free and clear of any Lien, except as provided herein, and is not subject to any Dispute, except as provided herein. When each Facility Agent, on behalf of its respective Owners, purchases a Purchased Interest in such Receivable, it shall have acquired and shall continue to have maintained an undivided percentage ownership interest to the extent of its percentage of the Purchased Interest in such Receivable and in the Related Security and the Collections with respect thereto free and clear of any Lien, except as provided herein. The Seller has not and will not prior to the time of the sale of any such interest to the Owners have sold, pledged, assigned, transferred or subjected, and will not thereafter sell, pledge, assign, transfer or subject, to a Lien any of the Receivables, the Related Security or the Collections, other than the assignment of Purchased Interests therein to the Administrative Agent or the Facility Agents, for the benefit of the Owners, in accordance with the terms of this Agreement.

(d) Filings. No later than 10 days after each Purchase and each recomputation of the Purchased Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Purchased Interest against all creditors of and purchasers from the Seller and all other Persons whatsoever will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

(e) Credit and Collection Policy. The Seller has complied with the Originators’ Credit and Collection Policies in all material respects and since the date of this Agreement there has been no material change in such Credit and Collection Policies, to the Seller’s knowledge, except as permitted hereunder.

(f) Permitted Lockbox Banks, Lockbox Accounts, Deposit Accounts and Concentration Account. The names and addresses of all Permitted Lockbox Banks, together with the numbers of all Lockbox Accounts and Government Lockbox Accounts at such Permitted Lockbox Banks and the addresses of all related Permitted Lockboxes, are specified in Exhibit B (or such other Permitted Lockbox Banks, Lockbox Accounts and/or Permitted Lockboxes as have been notified by the Seller to the Administrative Agent and have been consented to by the Administrative Agent with the approval of the Facility Agents in accordance with Section 6.04(d)). The names and addresses of all Permitted Deposit Account Banks, together with the numbers of all Deposit Accounts at such Permitted Deposit Account Banks are specified in Exhibit B (or such other Permitted Deposit Account Banks and/or Deposit Accounts as have been notified by the Seller to the Administrative Agent and have been consented to by the Administrative Agent with the approval of the Facility Agents in accordance with Section 6.04(d)). The name and address of the bank at which the Concentration Account is maintained and the account number of the Concentration Account are specified in Exhibit B. Except under the Lockbox Transfer Letters, the Deposit Account Transfer Letters and the Concentration Account Transfer Letter and except with respect to Government Lockboxes, the Seller has not granted any Person dominion or control of any Lockbox Account, any Deposit Account or the Concentration Account or the right to take dominion or control over any Lockbox Account, any Deposit Account or the Concentration Account at a future time or upon the occurrence of a future event.

(g) Nature of Receivables. Each Receivable is, or will be, an eligible asset within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended from time to time, and no proceeds of the sale of Receivables will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Exchange Act.

(h) Bona Fide Receivables. Each Receivable is an obligation of an Obligor arising out of a past, current or future sale or performance by the applicable Originator, in accordance with the terms of the Contract giving rise to such Receivable. The Seller has no knowledge of any fact that should have led it to expect at the time of the initial creation of an interest in any Receivable hereunder that such Receivable would not be paid in full when due except with respect to any Dilution Factor. Each Receivable classified as an “Eligible Receivable” by the Seller in any document or report delivered hereunder satisfies the requirements of eligibility contained in the definition of Eligible Receivable as of the date of such document or report.

(i) No Sales. The Seller has not sold, assigned, transferred, pledged or hypothecated any interest in any Receivable or the Collections with respect thereto to any Person other than as contemplated by this Agreement.

(j) Consideration. With respect to the transfer to it of the Receivables, the Seller has purchased or acquired the Receivables from SOA in accordance with the provisions of the Second-Tier Purchase Agreements for fair consideration which approximates the fair market value for the Receivables and upon terms and conditions (including, without limitation, the purchase price thereof) which reasonably approximate an arm’s-length transaction between unaffiliated parties. No such transfer has been made for or on account of an antecedent debt owed by an SOA to the Seller and no such transfer is or may be voidable or subject to avoidance under any section of the U.S. Bankruptcy Code.

(k) Inapplicability of Certain Laws. None of the Receivables is subject to (and none of the Obligors is entitled to the protections afforded by) the Federal Consumer Credit Protection Act (except the Federal Equal Credit Opportunity Act), the Fair Credit Billing Act, the Federal Truth in Lending Act or Regulation Z of the Board of Governors of the Federal Reserve System.

(l) Pass Through Pharmacy Receivables. The aggregate Outstanding Balance of the Pass Through Pharmacy Receivables which are the ultimate obligation of any single particular Underlying Obligor (and its affiliates) does not exceed 2.5% of the aggregate Outstanding Balance of all Eligible Receivables.

5.03. Representations and Warranties of Servicer. The Servicer represents and warrants to each Owner, each Facility Agent and Administrative Agent, on and as of the date hereof and as of the date of each Incremental Purchase and each reinvestment Purchase that:

(a) Organization and Qualification. The Servicer (i) has been duly incorporated and is validly existing and in good standing as a corporation (or other business entity) under the Laws of the jurisdiction of its organization and (ii) is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified.

(b) Authority. The Servicer has all requisite power and authority under its certificate of incorporation to execute, deliver and perform the Purchase Documents to which it is or will be a party.

(c) Execution and Binding Effect. This Agreement has been, and each other Purchase Document to which the Servicer is a party when delivered will have been, duly executed and delivered by the Servicer. This Agreement is, and the other Purchase Documents to which the Servicer is or will be a party when delivered hereunder will be, the legal, valid and binding obligations of the Servicer enforceable against the Servicer in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles.

(d) Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of any Purchase Document to which it is or will be a party or any other agreement or document to be delivered hereunder or for the perfection of or the exercise by the Buyer of its rights and remedies under the Purchase Documents and such other agreements or documents, except for (i) the filings of the financing statements referred to in the Purchase Documents, and the filing of financing statements under the UCC in the Seller’s jurisdiction of incorporation and (ii) under applicable law the Buyer cannot direct any Government Obligor or its agents to send a payment on a Government Receivable to a party other than the applicable Pharmacy Originator that originated such Government Receivable irrespective of any right or remedy contained in any Purchase Document.

(e) Absence of Conflicts. The execution, delivery and performance by the Servicer of the Purchase Documents to which it is or will be a party and the other documents to be delivered by it hereunder are within the Servicer’s corporate powers, have been duly authorized by all necessary corporate action, do not (i) contravene the Servicer’s By-laws or its certificate of incorporation, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any obligation of the Servicer under, or result in or require the creation of any lien upon or security interest in any property of the Servicer pursuant to the terms of, any indentures, debentures, loans, contract or any other agreement or instrument (other than any Purchase Document) binding on or affecting the Servicer or any of its properties, whether now owned of hereafter acquired. The Servicer has not entered into any agreement with any Obligor prohibiting, restricting or conditioning the assignment of any portion of the Receivables. The Servicer, as a seller under the applicable First-Tier Purchase Agreement, has obtained from its creditors, if necessary, (i) all approvals necessary to sell and assign the Receivables and (ii) releases of any security interests in the Receivables.

(f) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

(g) Accurate and Complete Disclosure. Each Servicer Report, information, exhibit, financial statement, or other report or document furnished or to be furnished at any time by or on behalf of the Servicer to the Administrative Agent, any Owner, or any Facility Agent in connection with this Agreement is and will be accurate in all material respects as of the date so furnished, and no such report or document contains, or will contain, as of the date so furnished, any untrue statement of a material fact or omits to state, or will omit to state, as of the date so furnished, a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(h) No Proceedings. Except as disclosed in reports filed by SUPERVALU pursuant to the Exchange Act, including all exhibits and schedules thereto (“SUPERVALU SEC Reports”) there is no pending or, to the Servicer’s knowledge, threatened action or proceeding affecting the Servicer before any Official Body which purports to affect the legality, validity or enforceability of any Purchase Document or which is reasonably likely, individually or in the aggregate, to materially adversely affect (i) the financial condition or operations of the Servicer or (ii) the ability of the Servicer to perform its obligations under this Agreement or any other Purchase Document to which the Servicer is or will be a party.

(i) No Change in Ability to Service. Since the date on which the Servicer accepted its duties hereunder, there has been no material adverse change in the ability of (i) the Servicer to perform its obligations hereunder or (ii) any Subservicer to perform its obligations under the applicable Subservicing Agreement.

(j) Credit and Collection Policy. The Servicer has complied in all material respects with the applicable Originator’s Credit and Collection Policies in regard to each Receivable and related Contract and Credit and Collection Policies have not been changed except in compliance with Section 6.04(c).

(k) Financial Condition. (x) The consolidated balance sheet of the Servicer and its Subsidiaries as of the most recent Fiscal Year end and the related statements of income and cash flows of the Servicer and its Subsidiaries for the Fiscal Year then ended, audited by, KPMG LLP, independent accountants, or another nationally recognized firm of independent accountants, copies of which have been furnished to the Administrative Agent, with copies for each Facility Agent, fairly present in all material respects the consolidated financial position of the Servicer and its Subsidiaries as of such date and the consolidated results of the operations of and changes in consolidated cash flows of the Servicer and its Subsidiaries for the period ended on such date, all in accordance with GAAP and (y) the unaudited consolidated balance sheet of the Servicer and its Subsidiaries as of the most recent fiscal quarter end and the related unaudited statements of income and cash flows of the Servicer and its Subsidiaries for the periods then ended, copies of which have been furnished to the Administrative Agent, with copies for each Facility Agent, fairly present in all material respects the consolidated financial position of the Servicer and its Subsidiaries as at such date and the consolidated results of the operations of and changes in consolidated cash flows of the Servicer and its Subsidiaries for the periods ended on such date subject to customary year-end adjustments, all in accordance with GAAP.

(l) Litigation. Except as disclosed in SUPERVALU SEC Reports, no injunction, decree or other decision has been issued or made by any Official Body that prevents, and to the best knowledge of the Servicer without inquiry of unrelated third parties, no threat by any Person has been made to attempt to obtain any such decision that have a material adverse impact on, the conduct by the Servicer of a significant portion of its business operations or any portion of its business operations affecting the Receivables as a whole, and no litigation, investigation or proceeding of the type referred to in Section 6.03(l) hereof exists. The Servicer has paid on a timely basis all of its material obligations arising out of judgments, investigations or proceedings.

(m) Taxes. The Servicer has filed, or caused to be filed or be included in, all tax reports and returns (federal, state, local and foreign), if any, required to be filed by it and paid, or caused to be paid, all amounts of taxes, including interest and penalties, required to be paid by it, except for such taxes (i) as are being contested in good faith by proper proceedings and (ii) against which adequate reserves shall have been established in accordance with and to the extent required by GAAP, but only so long as the proceedings referred to in clause (i) above could not subject the Administrative Agent, any Facility Agent or any other Owner to any civil or criminal penalty or liability or involve any material risk of the loss, sale or forfeiture of any property, rights or interests covered hereunder or under any Purchase Agreement.

(n) Insurance. All policies of insurance of any kind or nature owned by the Servicer and its Subsidiaries are maintained with financially sound and reputable insurers. The Servicer currently maintains insurance with respect to its properties and businesses and causes its Subsidiaries to maintain insurance with respect to their properties and business against loss or damage of the kinds customarily insured against by corporations engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations including, without limitation, workers’ compensation insurance.

(o) ERISA. (i) No liability under Sections 4062, 4063, 4064 or 4069 of ERISA has been or is expected by the Servicer to be incurred by the Servicer or any ERISA Affiliate with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a material adverse effect on the business, financial condition, operations or properties of the Servicer and its Subsidiaries taken as a whole.

(ii) No Plan which is a Single-Employer Plan maintained by the Servicer or any of its ERISA Affiliates had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof, in an amount exceeding $50,000,000 and that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect. Neither the Servicer nor any ERISA Affiliate is (A) required to give security to any Plan which is a Single-Employer Plan pursuant to Section 401(a)(29) of the Internal Revenue Code or Section 307 of ERISA, or (B) subject to a Lien in favor of such a Plan under Section 302(f) of ERISA.

(iii) Each Plan of the Servicer, each of its Subsidiaries and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Internal Revenue Code, except where the failure to comply would not result in any material adverse effect on the business, financial condition, operations or properties of the Servicer and its Subsidiaries taken as a whole.

(iv) Neither the Servicer nor any of its Subsidiaries has incurred a tax liability under Section 4975 of the Internal Revenue Code or a penalty under Section 502(i) of ERISA in respect of any Plan which has not been paid in full, except where the incurrence of such tax or penalty would not result in a material adverse effect on the business, financial condition, operations or properties of the Servicer and its Subsidiaries taken as a whole.

(v) None of the Servicer, any of its Subsidiaries or any ERISA Affiliate has incurred or reasonably expects to incur any liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan which will result in liability to the Servicer, any of its Subsidiaries or any ERISA Affiliate in an amount that could reasonably be expected to have a material adverse effect on the business, financial condition, operations or properties of the Servicer and its Subsidiaries taken as a whole.

(p) Adequacy of Servicing Compensation. The Servicer (or a reputable professional on behalf of the Servicer) has conducted an investigation with respect to the adequacy of the compensation payable to the Servicer pursuant to Section 4.07(e) hereof. The Servicer believes that such investigation provides it with a reasonable and appropriate basis upon which to assess the adequacy of such compensation. Based on the foregoing, the Servicer represents that the compensation payable pursuant to Section 4.07(e) hereof represents a fair market value of the obligations of the Servicer hereunder for the servicing of the Receivables.

5.04. Representations and Warranties as to Ordinary Course of Business. The Seller, the Administrative Agent, each Facility Agent and each Owner represent and warrant, each as to itself, that to the extent this Agreement does not constitute an absolute sale of Receivables by the Seller to the Owners, then each remittance of Collections by the Seller or Servicer to the Administrative Agent, such Facility Agent or Owner pursuant to this Agreement will be (i) in payment of Debt incurred by the Seller in the ordinary course of business or financial affairs of the Seller and the Administrative Agent, such Facility Agent or Owner, as the case may be, and (ii) made in the ordinary course of business or financial affairs of the Seller and the Administrative Agent, such Facility Agent or Owner, as the case may be.

ARTICLE VI

COVENANTS

6.01. Affirmative Covenants of the Seller. In addition to its other covenants contained herein or made pursuant hereto, the Seller covenants to each Owner, each Facility Agent and the Administrative Agent as follows:

(a) Notice of Termination Event. Promptly upon becoming aware of any Termination Event or Potential Termination Event, the Seller shall give the Administrative Agent and each Facility Agent notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Seller.

(b) Notice of Material Adverse Change. Promptly upon becoming aware thereof, the Seller shall give the Administrative Agent and the Facility Agents notice of any material adverse change in the business, operations or financial condition of the Seller which reasonably could affect adversely the collectibility of the Receivables as a whole.

(c) Preservation of Legal Existence. The Seller shall preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to preserve and maintain such qualification could materially adversely affect (i) the interests of the Administrative Agent, any Facility Agent or any Owner hereunder or in the Receivables or the Related Security or (ii) the ability of the Seller to perform its obligations under the Purchase Documents.

(d) Compliance with Laws. The Seller shall comply in all material respects with all Laws applicable to the Seller, its business and properties, and all Receivables and related Contracts, Related Security and Collections with respect thereto.

(e) Enforceability of Obligations. The Seller shall take such actions as are reasonable and within its power to ensure that, with respect to each Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable in accordance with the terms of the related Master Contract and Contract remains legal, valid, binding and enforceable against such Obligor except as otherwise permitted by Section 4.07(b) hereof.

(f) Books and Records. The Seller shall maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate Records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer and Subservicers to maintain) all documents, books, records and other information, reasonably necessary or advisable for the collection of all Receivables (including, without limitation, Records adequate to permit the daily identification of each Receivable, the dates which payments are due thereon, Related Security and Collections and adjustments to each existing Receivable).

(g) Fulfillment of Obligations. The Seller shall duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed under or in connection with the Receivables, shall duly observe and perform all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, shall do nothing to impair the rights, title and interest of the Administrative Agent, the Facility Agents or any Owner in and to the Purchased Interest and shall pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable in connection with the Receivables and their creation and satisfaction or shall properly contest the payment of any such tax in good faith and before a court or administrative body of appropriate jurisdiction.

(h) Litigation. As soon as possible, and in any event within ten Business Days of the Seller’s knowledge thereof, the Seller shall give the Administrative Agent and the Facility Agents notice of (i) any litigation, investigation or proceeding against the Seller which may exist at any time which, in the reasonable judgment of the Seller, could have a material adverse effect on the financial condition or results of operations of the Seller or impair the ability of the Seller to perform its obligations under this Agreement, or materially adversely affect the collectibility of the Receivables as a whole, and (ii) any material adverse development in any such previously disclosed litigation.

(i) Notice of Relocation. The Seller shall give the Administrative Agent and the Facility Agents 45 days’ prior written notice of any relocation of its Chief Executive Office or any change in its jurisdiction of incorporation. The Seller will at all times maintain its Chief Executive Office and its jurisdiction of incorporation within a jurisdiction in the United States in which Article Nine of the UCC (1972 or later revision) is in effect as of the date hereof or the date of any such relocation or change in its jurisdiction of incorporation.

(j) Further Information. The Seller shall furnish or cause to be furnished to the Administrative Agent or a Facility Agent such other information respecting the Receivables and the Related Security as promptly as practicable, and in such form and detail, as the Administrative Agent or such Facility Agent may reasonably request.

(k) Treatment of Purchase; Etc. The Seller shall also (i) keep, or cause to be kept, proper books of record and account, which shall be maintained or caused to be maintained by the Seller and shall be separate and apart from those of any Affiliate of the Seller, in which full and correct entries shall be made of all financial transactions and the assets and business of the Seller, (ii) maintain a record clearly designating the Receivables which are owned by the Facility Agents, for the benefit their respective Owners, and (iii) to the extent such Records constitute computer programs and other nonwritten Records, appropriately legend such Records to reflect that the Purchased Interests have been conveyed to the Facility Agents, for the benefit of their respective Owners.

(l) Fees, Taxes and Expenses. The Seller shall pay all filing fees, stamp taxes and other similar documentary or excise taxes and expenses, including the fees and expenses set forth in Section 9.01 hereof, if any, which may be incurred on account of or arise out of this Agreement and the documents and transactions entered into pursuant to this Agreement.

(m) Compliance with Second-Tier Purchase Agreements. At its own expense, the Seller shall timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Second-Tier Purchase Agreements, maintain the Second-Tier Purchase Agreements in full force and effect, enforce the Second-Tier Purchase Agreements in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent or any Facility Agent, and make to any party to the Second-Tier Purchase Agreements such demands and requests for information and reports or for action as the Seller is entitled to make thereunder and as may be from time to time reasonably requested by the Administrative Agent or any Facility Agent.

(n) Information. The Seller shall, unless the Facility Agents shall otherwise consent in writing, furnish the following to the Administrative Agent and the Facility Agents:

(i) as soon as available and in any event within 90 days after the end of each Fiscal Year of the Seller, a copy of the Seller’s financial statements for such year prepared in accordance with GAAP (without any footnotes that may be required under GAAP), certified by a Responsible Officer of the Seller; and

(ii) such other information, documents, records or reports respecting the Receivables and the Related Security or the condition or operations, financial or otherwise, of the Seller as the Administrative Agent or any Facility Agent may from time to time reasonably request.

(o) Maintenance of Separate Existence. The Seller shall do all things necessary to maintain its legal existence separate and apart from the Originators, SOA, SUPERVALU and all other Affiliates of the Seller, including, without limitation,

(i) maintaining proper company records, books of account and deposit accounts separate from those of such Affiliates;

(ii) maintaining its assets, funds and transactions separate from those of such Affiliates, reflecting such assets, funds and transactions in financial statements separate and distinct from those of such Affiliates, and evidencing such assets, funds and transactions (including intercompany transactions) by appropriate entries in the records and books referred to in clause (i) above, and providing for its own operating expenses and liabilities from its own assets and funds other than certain expenses and liabilities relating to basic company overhead which may be allocated fairly between the Seller and such Affiliates;

(iii) holding such appropriate meetings or obtaining such appropriate consents of its Board of Directors as are necessary to authorize all the Seller’s company actions required by law to be authorized by its Board of Directors, keeping minutes of such meetings and of meetings of its shareholders and observing all other customary corporate formalities;

(iv) at all times entering into its contracts and otherwise holding itself out to the public under the Seller’s own name as a legal entity separate and distinct from such Affiliates;

(v) to the extent the Seller jointly contracts with any Affiliate to do business with vendors or service providers, allocating fairly among the Seller and such Affiliates the costs incurred in so doing;

(vi) conducting all transactions and dealings between the Seller and such Affiliates on an arm’s-length basis;

(vii) maintaining an office separate from that of such Affiliates or, to the extent the Seller’s office is located in the offices of any Affiliate, to pay fair market rent for its office space located in the offices of such Affiliate and a fair share of any related costs;

(viii) having stationery and other business forms, a mailing address, and a telephone number separate from that of such Affiliates;

(ix) ensuring that at all times it is adequately capitalized to engage in the transactions and activities contemplated in its certificate of incorporation, its By-laws, the Second-Tier Purchase Agreements and this Agreement;

(x) ensuring that at least one member of Seller’s Board of Directors shall be an individual who is not, and never has been, a direct, indirect or beneficial stockholder, officer, director, employee, affiliate, associate, material supplier or material customer of the Servicer or any of its Affiliates (the “Independent Director”) and causing its certificate of incorporation to provide that (A) at least one member of the Seller’s Board of Directors shall be an Independent Director, (B) the Seller’s Board of Directors shall not approve, or take any other action to cause the filing of, a voluntary bankruptcy petition with respect to the Seller unless a unanimous vote of the Seller’s Board of Directors (which vote shall include the affirmative vote of each Independent Director) shall approve the taking of such action in writing prior to the taking of such action and (C) the provisions requiring an Independent Director and the provision described in clauses (A) and (B) of this paragraph (x) cannot be amended without the prior written consent of each Independent Director.

(xi) taking such actions as are necessary to ensure that no Independent Director shall at any time serve as a trustee in bankruptcy for the Seller or any Affiliate thereof;

(xii) taking no actions except as are necessary under GAAP to ensure that any financial statements of SUPERVALU or any Affiliate thereof which are consolidated to include the Seller will require detailed notes clearly stating that (A) all of the Seller’s assets are owned by the Seller, and (B) the Seller is a separate corporate entity with its own separate creditors that will be entitled to be satisfied out of the Seller’s assets prior to any value in the Seller becoming available to the Seller’s equity holders; and the accounting records and the published financial statements of the Originators will, if required under GAAP, clearly show that, for accounting purposes, the Receivables and Related Security have been sold to the Seller;

(xiii) taking such actions as are necessary to ensure that no Affiliate of the Seller shall, directly or indirectly, name the Seller or enter into any agreement to name the Seller a direct or contingent beneficiary or loss payee of any insurance policy covering the property of any such Affiliate;

(xiv) taking no action to assume or guarantee any liability of any Originator or any Affiliate thereof; and

(xv) taking such actions as are necessary to ensure that no Affiliate of the Seller will be, nor will hold itself out to be, responsible for the debts of the Seller or the decisions or actions in respect of the daily business and affairs of the Seller, immediately correcting any known misrepresentation with respect to the foregoing, and not operating or purporting to operate as an integrated single economic unit with respect to each other or in their dealings with any other entity.

(p) Compliance with Opinion Assumptions and Certificate of Incorporation. Without limiting the generality of Section 6.01(o) above, the Seller shall maintain in place all policies and procedures, and take and continue to take all actions, described in the assumptions as to facts set forth in, and forming the basis of, the opinions set forth in the opinion delivered to the Administrative Agent pursuant to Section 3.02(k) of the Existing Receivables Purchase Agreement and comply with, and cause compliance with, the provisions of the Seller’s certificate of incorporation.

(q) Nature of Business and Permitted Transactions. The Seller shall engage solely in the following businesses and transactions, directly or indirectly: purchasing Receivables and Related Security from the Originators and transferring interests in such Receivables and Related Security to the Facility Agents (for the benefit of their respective Owners) hereunder and the other transactions permitted or contemplated hereby and the other Purchase Documents.

(r) Due Diligence. (i) From time to time not more than twice during a calendar year during regular business hours as requested by the Administrative Agent or any Facility Agent upon five (5) days’ prior notice, the Seller shall permit the Administrative Agent, any Facility Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under the control of the Seller and its Affiliates or the agents of the Seller or their respective Affiliates, relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of the Seller and its Affiliates or the agents of the Seller or their respective Affiliates, for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Receivables and the Related Security or the Seller’s performance hereunder or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters or with the Seller’s independent public accountants; and

(ii) In conjunction with such visits described in Section 6.01(r)(i), the Seller shall permit the Administrative Agent, any Facility Agent or their respective agents or representatives (who may also render other services to the Servicer, the Seller, the Originators or any Affiliates of any of the foregoing), at the expense of the Seller, to review periodic Servicer Reports to verify amounts reported to underlying accounting records. Such review may include analysis procedures and verification of sales, dilution, collections, write-offs, concentrations, and other information included on the Servicer Reports. Testing may include a review of sample Receivables, including underlying Contracts. Additional testing procedures may be performed to verify the accuracy of information on selected Servicer Reports. The Seller, Servicer and Originators agree to cooperate and provide all requested information necessary to perform such due diligence reviews and/or collateral inspections:

The Seller shall permit such additional testing as would be required to verify any other data or calculations reported on any of the Monthly Reports selected by the Administrative Agent or the Facility Agents. Additionally, the Seller shall permit such testing as may be required to ensure that the Seller, the Servicer, and the Originators have adhered to all terms and conditions required under this Agreement and the Purchase Agreements.

Notwithstanding the foregoing, after the occurrence and during the continuation of a Termination Event or a Potential Termination Event, the Administrative Agent or any Facility Agent shall be permitted to take the actions described in preceding clause (i) without being subject to the amount of prior notice given and without any limitation on the number of visits or inspections, and may request the Seller to cause its independent public accountants to prepare the report contemplated in preceding clause (ii) as often as the Administrative Agent or any Facility Agent reasonably deems necessary or desirable. The Seller shall reimburse the Administrative Agent and the Facility Agents for all reasonable fees, costs and expenses incurred by any of them in connection with the foregoing actions promptly upon receipt of a written invoice therefor.

6.02. Negative Covenants of the Seller. The Seller covenants that it will not, without the prior written consent of the Facility Agents:

(a) No Rescissions or Modifications. Rescind or cancel any Receivable or related Contract or modify any terms or provisions thereof or grant any Dilution Factors to an Obligor, except in accordance with the Credit and Collection Policy or otherwise with the prior written consent of the Facility Agents, unless such Receivable has been deemed collected pursuant to Section 2.08(e).

(b) No Liens. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Lien upon or with respect to, (i) any Receivable or Related Security or Collections in respect thereof, or (ii) any deposit account to which any Collections of any Receivable are sent (including, without limitation, any Lockbox Account, any Government Lockbox Account, any Deposit Account or the Concentration Account), or assign any right to receive income in respect thereof, other than Liens created under the Purchase Documents.

(c) No Changes. (i) Make any change in the character of its business, which change would materially impair the collectibility of any Receivable, without prior written consent of the Facility Agents, (ii) change its name, identity or corporate structure in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9-507 of the UCC of any applicable jurisdiction or other applicable Laws unless it shall have given the Administrative Agent at least 45 days’ prior written notice thereof and unless prior thereto it shall have caused such financing statement or continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading or (iii) amend, restate or otherwise change its certificate of incorporation or By-laws, without the prior written consent of the Facility Agents.

(d) Capitalization. (i) Issue any capital stock except to SUPERVALU or one of its Affiliates; or (ii) pay any distributions to any of its shareholders if such payment would be prohibited under the Delaware General Corporation Law.

(e) No Indebtedness. Create, incur, assume or suffer to exist any Debt in excess of $10,000, except any Debt incurred pursuant to this Agreement or the Second-Tier Purchase Agreements.

(f) Consolidations, Mergers and Sales of Assets. Consolidate or merge with or into any other Person or sell, lease or otherwise transfer all or substantially all of its assets to any other Person.

(g) ERISA. Adopt, maintain, contribute to or incur or assume any obligation with respect to any Plan, Multiemployer Plan or Welfare Plan.

(h) Investments in Other Persons. Except as otherwise provided herein or in the Second-Tier Purchase Agreements, make or hold any Investment in any Person.

(i) Transactions with Affiliate. Engage in any transaction with any Originator, SOA, SUPERVALU or any other Affiliate of the Seller except pursuant to, or as contemplated by, this Agreement, or as is necessary to carry out its obligations hereunder or under the other Purchase Documents.

(j) Second-Tier Purchase Agreements. (i) Cancel or terminate the Second-Tier Purchase Agreements or consent to or accept any cancellation or termination thereof, (ii) amend, supplement or otherwise modify any term or condition of any of the Second-Tier Purchase Agreements or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of any of the Second-Tier Purchase Agreements or (iv) take any other action under any of the Purchase Agreements not required by the terms thereof that could materially impair the value of any rights or interests of the Seller thereunder or of the Administrative Agent, any Facility Agent or any Owner hereunder or thereunder.

6.03. Affirmative Covenants of the Servicer. In addition to its other covenants contained herein or made pursuant hereto, the Servicer covenants with each Owner, each Facility Agent and the Administrative Agent as follows:

(a) Notice of Termination Event, Potential Termination Event or Servicing Default. Promptly upon becoming aware of any Termination Event, Potential Termination Event or Servicing Default, the Servicer shall give the Administrative Agent and the Facility Agents notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Servicer.

(b) Notice of Material Adverse Change. Promptly upon any Responsible Officer of the Servicer becoming aware thereof, the Servicer shall give the Administrative Agent and the Facility Agents notice of any material adverse change in the business, operations or financial condition of the Servicer (or any Subservicer) which could adversely affect the collectibility of the Receivables as a whole or the ability of (i) the Servicer to perform its obligations under this Agreement or (ii) any Subservicer to perform its obligations under the applicable Subservicing Agreement.

(c) Preservation of Corporate Existence. The Servicer shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to preserve and maintain such qualification could materially adversely affect the ability of the Servicer to perform its obligations under the Purchase Documents to which it is a party.

(d) Compliance with Laws. The Servicer shall comply in all material respects with all Laws applicable to the Servicer, its business and properties, and all Receivables and related Contracts, Related Security and Collections with respect thereto.

(e) Enforceability of Obligations. The Servicer shall take such actions as are reasonable and within its power to ensure that, with respect to each Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor except as otherwise permitted by Section 4.07(b) hereof.

(f) Books and Records. The Servicer shall maintain and implement (either acting by itself or through the Subservicers) administrative and operating procedures (including, without limitation, the ability to recreate Records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain (either acting by itself or through the Subservicers) all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, Records adequate to permit the daily identification of each Receivable, the dates which payments are due thereon, all Related Security and Collections and adjustments to each existing Receivable).

(g) Fulfillment of Obligations. The Servicer will duly observe and perform all material obligations and undertakings on its part or on the part of any Subservicer to be observed and performed under or in connection with the Receivables, will duly observe and perform all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, will do nothing to impair the rights, title and interest of the Administrative Agent, the Facility Agents or any Owner in and to the Purchased Interest and will pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable in connection with such Receivables and their creation and satisfaction or will properly contest the payment of any such tax in good faith and before a court or administrative body of appropriate jurisdiction.

(h) Systems Failure. The Servicer shall promptly notify the Administrative Agent and each Facility Agent of any total systems failure with respect to itself or any Subservicer and shall advise the Administrative Agent and each Facility Agent of the estimated time required to remedy such total systems failure and of the estimated date on which Servicer Reports can be delivered. Until a total systems failure is remedied, the Servicer (i) will furnish to the Administrative Agent and each Facility Agent such periodic status reports and other information relating to such total systems failure as the Administrative Agent or any Facility Agent may reasonably request and (ii) will promptly notify the Administrative Agent and each Facility Agent if the Servicer believes that such total systems failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, the action proposed to be taken in response thereto, and a revised estimate of the date on which the information required for Servicer Reports can be delivered. The Servicer shall promptly notify the Administrative Agent and each Facility Agent when a total systems failure has been remedied.

(i) Notice of Relocation. The Servicer shall give the Administrative Agent and each Facility Agent 45 days’ prior written notice of any relocation of its Chief Executive Office or of the offices in which the Records are located or of any change in its jurisdiction of incorporation. The Servicer will at all times maintain its Chief Executive Office within a jurisdiction in the United States in which Article Nine of the UCC (1972 or later revision) is in effect as of the date hereof or the date of any such relocation or change in its jurisdiction of incorporation.

(j) Administrative and Operating Procedures. The Servicer shall maintain and implement, or cause to be maintained and implemented, administrative and operating procedures adequate to permit the identification of all Receivables and all Collections and adjustments attributable thereto and shall comply in all material respects with the Credit and Collection Policy in regard to each Receivable and related Contract.

(k) Modification of Systems. The Servicer agrees, promptly after any replacement or material modification of any material computer, automation or other operating systems (in respect of hardware or software and including any systems used by any Subservicer) used to perform its services as Servicer or to make any calculations or reports hereunder or otherwise relating to the Receivables, to give notice of any such replacement or modification to the Administrative Agent and the Facility Agents if the failure of the new or modified system would have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement.

(l) Litigation. Except as disclosed in SUPERVALU SEC Reports, as soon as possible, and in any event within ten Business Days of the Servicer’s knowledge thereof, the Servicer shall give the Administrative Agent and each Facility Agent notice of (i) any litigation, investigation or proceeding against the Servicer (or any Subservicer) which may exist at any time which, in the reasonable judgment of the Servicer, could impair the ability of the Servicer to perform its obligations under this Agreement and (ii) any material adverse development in any such previously disclosed litigation.

(m) ERISA Events. (i) Promptly upon becoming aware of the occurrence of any ERISA Event which together with all other ERISA Events occurring within the prior 12 months involve, under ERISA, a payment of money by or a potential aggregate liability of the Servicer or any ERISA Affiliate or any combination of such entities in excess of $50,000,000, the Servicer shall give the Administrative Agent and each Facility Agent a written notice specifying the nature thereof, what action the Servicer or any ERISA Affiliate has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

(ii) Promptly upon receipt thereof, the Servicer shall furnish to the Administrative Agent and each Facility Agent copies of (i) all notices received by the Servicer or any ERISA Affiliate of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by the Servicer or any ERISA Affiliate from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of $50,000,000; and (iii) all funding waiver requests filed by the Servicer or any ERISA Affiliate with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than $50,000,000, and all communications received by the Servicer or any ERISA Affiliate from the Internal Revenue Service with respect to any such funding waiver request.

(n) Notice of Ratings Changes. The Servicer shall give the Administrative Agent and each Facility Agent prompt notice of any change from time to time in the ratings of the Servicer’s long term unsecured debt or in its corporate credit rating by S&P or long term corporate family rating by Moody’s. Without limiting the generality of the foregoing, the Servicer shall give the Administrative Agent and each Facility Agent prompt notice if it shall no longer have the Required Ratings.

(o) Information. The Servicer shall, unless the Facility Agents shall otherwise consent in writing, furnish the following to the Administrative Agent and each Facility Agent:

(i) promptly after sending or filing thereof, copies of all reports which the Servicer sends to any of its public security holders, and copies of all reports on Form 10-K, Form 10-Q and Form 8-K which the Servicer files with the Securities and Exchange Commission or any national securities exchange in the United States of America; and

(ii) such other information, documents, records or reports respecting the Receivables and the Related Security or the condition or operations, financial or otherwise, of the Servicer as the Administrative Agent or any Facility Agent may from time to time reasonably request. The reports required to be delivered pursuant to clause (i) of this Section 6.03(o) shall be deemed to have been delivered on the date on which the same shall have been posted on the SEC’s website at www.sec.gov; provided, that the Servicer shall deliver one paper copy of such reports to the Administrative Agent or any Facility Agent which requests such paper copies from the Servicer, until such time as written notice to cease delivery of such paper copies is provided to the Servicer by the Administrative Agent or Facility Agent, as applicable.

(p) Separate Corporate Existence. As long as SUPERVALU is the Servicer hereunder, the Servicer shall (and shall cause each Originator to) maintain its legal identity separate from the Seller.

(q) Obligor List. The Servicer shall at all times maintain a current list (which may be stored on magnetic tapes or disks) of all Obligors under Contracts related to Receivables, including the name, address and account number of each such Obligor. A list of all Obligors under Contracts related to Receivables including the name, address and account number of such Obligors shall be provided to each Facility Agent on the date of execution of this Agreement. In addition, the list shall be updated as provided in Section 2.14(c) and the Servicer shall deliver or cause to be delivered a copy of such list to the Administrative Agent or any Facility Agent as soon as practicable following the Administrative Agent’s or such Facility Agent’s request.

(r) Due Diligence. (i) From time to time, but not more than twice during a calendar year during regular business hours as requested by the Administrative Agent or any Facility Agent upon five (5) days’ prior notice, the Servicer shall permit the Administrative Agent, any Facility Agent or their respective agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under the control of the Servicer and its Affiliates or the agents of the Servicer, the Subservicers or their respective Affiliates, relating to Receivables and the Related Security, including, without limitation, the related Contracts, and (B) to visit the offices and properties of the Servicer and its Affiliates or the agents of the Servicer, the Subservicers or their respective Affiliates, for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Receivables and the Related Security, the Servicer’s performance hereunder or under the Contracts, or any Subservicer’s or any Originator’s performance under the Purchase Documents or under the Contracts, with any of the officers or employees of the Servicer having knowledge of such matters or with the Servicer’s independent public accountants; and

(ii) In conjunction with such visits described in Section 6.03(r)(i), the Servicer shall permit the Administrative Agent, any Facility Agent or their respective agents or representatives (who may also render other services to the Servicer, the Seller, the Originators or any Affiliates of any of the foregoing), at the expense of the Servicer, to review periodic Servicer Reports to verify amounts reported to underlying accounting records. Such review may include analysis procedures and verification of sales, dilution, collections, write-offs, concentrations, and other information included on the Servicer Reports. Testing may include a review of sample Receivables, including underlying Contracts. Additional testing procedures may be performed to verify the accuracy of information on selected Servicer Reports. The Seller, Servicer and Originators agree to cooperate and provide all reasonably requested information necessary to perform such due diligence reviews and/or collateral inspections:

The Servicer shall permit such additional testing as would be required to verify any other data or calculations reported on any of the Monthly Reports selected by the Administrative Agent or the Facility Agents. Additionally, the Servicer shall permit such testing as may be required to ensure that the Seller, the Servicer, and the Originators have adhered to all terms and conditions required under this Agreement and the Purchase Agreements.

Notwithstanding the foregoing after the occurrence and during the continuation of a Termination Event or a Potential Termination Event, the Administrative Agent or any Facility Agent shall be permitted to take the actions described in preceding clause (i) without being subject to the amount of prior notice given and without any limitation on the number of visits or inspections. The Servicer shall reimburse the Administrative Agent and the Facility Agents for all reasonable fees, costs and expenses incurred by any of them in connection with the foregoing actions promptly upon receipt of a written invoice therefor.

6.04. Negative Covenants of the Servicer. The Servicer covenants that it will not, without the prior written consent of the Facility Agents:

(a) No Rescissions or Modifications. Rescind or cancel any Receivable or related Contract or modify any terms or provisions thereof or grant any Dilution Factors to an Obligor, except in accordance with the Credit and Collection Policy or otherwise with the prior written consent of the Facility Agents, unless such Receivable has been deemed collected pursuant to Section 2.08(e).

(b) No Liens. Except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Lien upon or with respect to, any Receivable or Related Security or Collections in respect thereof, or upon or with respect to any deposit account to which any Collections of any Receivable are sent (including, without limitation, any Lockbox Account, any Government Lockbox Account, any Deposit Account or the Concentration Account), or assign any right to receive income in respect thereof.

(c) No Changes. (i) Make, allow or consent to any change in the Credit and Collection Policy, if such change could materially and adversely affect the collectibility or enforceability of the Receivables or the ability of the Servicer to perform its obligations hereunder (or of any Subservicer to perform its obligations under the applicable Subservicing Agreement), without the prior written consent of each Facility Agent; or (ii) change its name, identity or corporate structure in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9-507 of the UCC of any applicable jurisdiction or other applicable Laws unless it shall have given each Facility Agent at least 45 days’ prior written notice thereof and unless prior thereto it shall have caused such financing statement or continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading.

(d) Change in Payments or Deposits of Payments. Add or terminate any bank as a Permitted Lockbox Bank or a Permitted Deposit Account Bank or any deposit account as a Lockbox Account, Deposit Account or Concentration Account from those listed in Exhibit B, or (except as otherwise provided in Section 4.09) make any change in the instructions to Obligors regarding payments to be made to any Permitted Lockbox, any Lockbox Account, any Deposit Account or the Concentration Account, unless the Administrative Agent and the Facility Agents shall have received at least 20 days’ prior written notice of such addition, termination or change and shall have received (i) with respect to each new Lockbox Account, a related Lockbox Agreement executed by the Seller, the Servicer, and a Permitted Lockbox Bank and (ii) with respect to each new Deposit Account, a related Deposit Account Agreement executed by the Seller, the Servicer, and a Permitted Deposit Account Bank.

(e) Consolidations, Mergers and Sales of Assets. (i) Consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person unless (a) no Termination Event or Potential Termination Event shall have occurred and be continuing immediately before and immediately after such transaction and (b) (I) in the case of a consolidation or merger, the Servicer is the survivor of such transaction or (II) with the consent of each of the Facility Agents in their sole discretion, the Person into which the Servicer is merged or consolidated or which results from such merger, consolidation or sale assumes in writing all duties and liabilities of the Servicer hereunder.

(f) Purchase Agreements. (i) Cancel or terminate any of the Purchase Agreements or consent to or accept any cancellation or termination thereof, (ii) amend, supplement or otherwise modify any term or condition of any of the Purchase Agreements or give any consent, waiver or approval thereunder, (iii) waive any default under or breach of any of the Purchase Agreements or (iv) take any other action under any of the Purchase Agreements not required by the terms thereof that would impair the value of any rights or interests of the Servicer or the Seller thereunder or of the Administrative Agent, any Facility Agent or any Owner hereunder or thereunder.

ARTICLE VII

TERMINATION

7.01. Termination Events. A “Termination Event” shall mean the occurrence and continuance of one or more of the following events or conditions:

(a) the Seller shall fail to remit or fail to cause to be remitted on any day any Collections or Discount required to be remitted hereunder on such day which failure shall continue for one Business Day; or

(b) the Seller shall fail to deposit, or pay or fail to cause to be deposited or paid when due any other amount due hereunder and such failure shall continue for four Business Days after the date on which such amount became due; or

(c) any representation, warranty, certification or statement made by the Seller under this Agreement or in any agreement, certificate, report, appendix, schedule or document furnished by the Seller to any Owner, any Facility Agent or the Administrative Agent pursuant to or in connection with this Agreement shall prove to have been incorrect in any material respect as of the time made or deemed made (including by omission of material information necessary to make such representation, warranty, certification or statement not misleading) and, if the consequences of such representation or statement being incorrect shall be susceptible of remedy in all material respects, such consequence shall not be remedied in all material respects within thirty (30) calendar days after either (i) any Responsible Officer of the Seller or the Servicer becomes aware thereof or (ii) written notice thereof is delivered to such Person by the Administrative Agent or any Facility Agent; or

(d) there shall exist a Lien on any Receivable in favor of (i) any taxing authority, which Lien shall not have been released in full within seven (7) days of its creation, or (ii) the PBGC; or

(e) except as otherwise provided in this Section 7.01, the Seller shall default or fail in the performance or observance of any other covenant, agreement or duty applicable to it contained herein and, if the consequences of such default or failure shall be susceptible of remedy in all material respects, such default or failure shall remain unremedied for a period of 30 days after either (i) a Responsible Officer of the Seller or the Servicer has knowledge of the existence of such default or failure or (ii) the Seller shall have been given written notice thereof by the Administrative Agent or any Facility Agent.

(f) (i) the Seller shall fail to pay any principal of or premium or interest on Debt in a principal amount of at least $5,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, but excluding, during the pendency of the applicable proceedings, Debt, the amount or payment of which is being contested by the Seller in good faith by appropriate proceedings) and such failure shall continue beyond the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt or any other event shall occur or condition shall continue after the applicable grace period, if any, specified in such agreement or instrument relating to such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or (ii) SUPERVALU or any Originator shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal amount of at least $100,000,000 in the aggregate of SUPERVALU or such Originator (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or SUPERVALU or any Originator shall fail to be in compliance with any covenant under any agreement or instrument relating to any Debt outstanding in a principal amount of at least $100,000,000 in the aggregate and such failure shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate or to permit the acceleration of, the maturity of such Debt; or any Debt of SUPERVALU or any Originator outstanding in a principal amount of at least $100,000,000 in the aggregate shall be declared to be due and payable, or required to be prepaid (other than by a required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(g) the average of the Default Ratios-Pharmacy, computed for each of the three immediately preceding Monthly Fiscal Periods shall exceed 1.0%; the average of the Delinquency Ratios-Pharmacy, computed for each of the three immediately preceding Monthly Fiscal Periods, shall exceed 2.0%; the Days Sales Outstanding-Pharmacy shall exceed 35 days during any Monthly Fiscal Period; or the average of the Dilution Ratios-Pharmacy, computed for each of the three immediately preceding Monthly Fiscal Periods shall exceed 1.0%; or

(h) the average of the Default Ratio-Trade, computed for each of the three immediately preceding Monthly Fiscal Periods shall exceed 1.0%; the average of the Loss to Liquidation Ratio-Trade, computed for each of the three immediately preceding Monthly Fiscal Periods shall exceed 0.60%; the average of the Delinquency Ratio-Trade, computed for each of the three immediately preceding Monthly Fiscal Periods, shall exceed 3.75%; the Days Sales Outstanding-Trade shall exceed 20 days during any Monthly Fiscal Period; or the average of the Dilution Ratio-Trade, computed for each of the three immediately preceding Monthly Fiscal Periods shall exceed (x) during March, April or May of any year, 6.75% or (y) otherwise, 6.00%;

(i) there shall be pending any litigation, investigation or proceeding, or any material adverse development in any such litigation shall have occurred, which the Seller or the Servicer is required to disclose pursuant to Section 6.01(h) or Section 6.03(l), respectively, hereof, which in the reasonable opinion of the Facility Agents is likely to materially adversely impair the ability of the Seller, the Servicer or any Originator to perform its respective obligations under this Agreement or any other Purchase Document; or

(j) an Event of Bankruptcy shall occur with respect to the Seller, SOA, SUPERVALU or any Originator; or

(k) the Adjusted Buyers’ Percentage Interest shall exceed 100% for any two consecutive Business Days after the date on which such percentage is required to be calculated in the definition of “Adjusted Buyers’ Percentage Interest”; or

(l) (i) a judgment or order for the payment of money shall be rendered against the Seller, or (ii) a judgment or order for the payment of money in excess of $50,000,000 shall be rendered against SUPERVALU or SOA and, in each case, such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

(m) Seller, SOA or any Originator shall cease to be a wholly-owned Subsidiary of SUPERVALU or the occurrence of a Change of Control of SUPERVALU; or

(n) the occurrence of a Servicing Default; or

(o) the occurrence of a “Purchase Termination Event” as defined in any of the Purchase Agreements; or

(p) any provision (except any provision that shall be immaterial to the Owners) of any Purchase Document shall for any reason cease to be a legal, valid and binding obligation of the Seller, SUPERVALU, SOA or any Originator, as applicable, or the Seller, SUPERVALU, SOA or any Originator, as applicable, shall so state in writing; or

(q) the certificate of incorporation or By-laws of the Seller shall be amended, supplemented or otherwise modified without the consent of the Administrative Agent and each Facility Agent; or

(r) an ERISA Event shall occur with respect to SUPERVALU or any of its ERISA Affiliates which results in a liability or deficiency of SUPERVALU and its ERISA Affiliates which exceeds $50,000,000 in the aggregate and that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(s) the occurrence of any adverse effect in the condition or affairs (financial or otherwise) of the Servicer, Seller, SUPERVALU, SOA or any Originator that is likely, in the reasonable determination of the Administrative Agent, to materially impair the performance by the Servicer, Seller, SUPERVALU, SOA or such Originator of its respective obligations under this Agreement or any of the other Purchase Documents; or

(t) the occurrence of any event which materially adversely affects the collectibility of the Receivables as a whole; or

(u) Any Servicer Report, information, exhibit, financial statement, or other report or document furnished or to be furnished at any time by or on behalf of the Servicer, any Originator or the Seller to the Administrative Agent, any Owner or any Facility Agent in connection with this Agreement is not accurate in all material respects as of the date so furnished, or any such report or document contains, as of the date so furnished, any untrue statement of a material fact or omits to state, as of the date so furnished, a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading; or

(v) SOA has not purchased or acquired the Receivables from each of the Originators in accordance with the provisions of the First–Tier Purchase Agreements for fair consideration which approximates the fair market value for the Receivables and upon terms and conditions which (including, without limitation, the purchase price thereof) reasonably approximate an arm’s-length transaction between unaffiliated parties; or any such transfer has been made for or on account of an antecedent debt owed by an Originator to SOA; or any such transfer is or may be voidable or subject to avoidance under any section of the U.S. Bankruptcy Code; or

(w) A trust has been properly preserved on any Receivables or any commodities giving rise to any Receivables under PACA and the related Originator shall fail to make timely payment for the commodities giving rise to such Receivables or such commodities, as the case may be; or

(x) A Pharmacy Originator fails to direct all Collections in any Government Lockbox Account to be paid to the Concentration Account within two (2) Business Days.

7.02. Consequences of a Termination Event.

(a) If a Termination Event specified in Section 7.01 hereof shall occur and be continuing, the Administrative Agent may in consultation with the Facility Agents, and shall at the direction of Facility Agents representing Owners holding in the aggregate Ownership Group Percentages in excess of 50% (the “Majority Facility Agents”), by notice to the Seller (a “Notice of Termination”), declare the Expiration Date to have occurred hereunder and declare all outstanding Tranche Periods to be ended; provided that, in the case of a Termination Event under Section 7.01(j) hereof, the Expiration Date shall occur automatically and immediately without any action on the part of the Administrative Agent or any Facility Agent, and all outstanding Tranche Periods may, in the sole discretion of the Facility Agents or the applicable Conduit Support Provider, be ended. Thereafter, in accordance with Section 2.06(c) hereof, all Tranche Periods shall be for a period of one day (unless the applicable Facility Agent, after consultation with each applicable Owner, agrees at such time to a longer period). On and after the Expiration Date, the Facility Agents shall make no further Purchases, the Maximum Net Investment in effect from time to time shall be reduced to an amount equal to the Aggregate Net Investment at such time and the Servicer shall make distributions to the applicable Facility Agents (for the benefit of their respective Owners) in accordance with Section 2.09 hereof. The applicable Facility Agent may, pursuant to Section 2.06(c) hereof, declare the Tranche Rates applicable to the Aggregate Net Investment to be the Default Rate and shall give prompt notice thereof to the Seller.

(b) Upon the occurrence and continuance of any Termination Event, the Owners, the Facility Agents and the Administrative Agent shall have, in addition to all rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and under other applicable Laws, which rights shall be cumulative.

(c) The parties hereto acknowledge that this Agreement is, and is intended to be, a contract to extend financial accommodations to the Seller within the meaning of Section 365(e)(2)(B) of the Federal Bankruptcy Code (11 U.S.C. § 365(e)(2)(B)) (or any amended or successor provision thereof or any amended or successor code).

ARTICLE VIII

THE ADMINISTRATIVE AGENT

AND THE FACILITY AGENTS

8.01. Authorization and Action.

(a) Each Facility Agent and each Owner hereby appoints Rabobank as Administrative Agent hereunder and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. When requested to do so by the Majority Facility Agents, the Administrative Agent shall take such action or refrain from taking such action as the Majority Facility Agents direct under or in connection with or on any matter relating to the Seller or the Servicer, this Agreement and all other Purchase Documents. In the event of a conflict between a determination or calculation made by the Administrative Agent and a determination or calculation made by any Owner or the Facility Agents, the determination or calculation of the Majority Facility Agents shall control.

(b) Each Nieuw Amsterdam Owner hereby accepts the appointment of Rabobank as the Nieuw Amsterdam Facility Agent hereunder, and authorizes such Nieuw Amsterdam Facility Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Nieuw Amsterdam Facility Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Each other Owner within any other Ownership Group hereby accepts the appointment of the related Facility Agent for such Ownership Group and authorizes and empowers such Facility Agent as provided in the preceding sentence.

(c) Except for actions which the Administrative Agent or any Facility Agent is expressly required to take pursuant to this Agreement or any Conduit Support Document, neither the Administrative Agent nor any Facility Agent shall be required to take any action which exposes the Administrative Agent or such Facility Agent to personal liability or which is contrary to applicable Law unless the Administrative Agent or such Facility Agent shall receive further assurances to its satisfaction from the Owners of the indemnification obligations under Section 8.06 hereof against any and all liability and expense which may be incurred in taking or continuing to take such action. The Administrative Agent agrees to give to each Facility Agent and each Owner prompt notice of each notice and determination given to it by the Seller, the Servicer, any Originator or any Permitted Lockbox Bank, any Permitted Deposit Account Bank or the bank holding the Concentration Account or by it to the Seller, the Servicer, any Originator, any Permitted Lockbox Bank, any Permitted Deposit Account Bank or the bank holding the Concentration Account, pursuant to the terms of this Agreement. Each Facility Agent agrees to give the Administrative Agent and such Facility Agent’s respective Owners prompt notice of each notice and determination given to it by the Seller, the Servicer, any Originator or any Permitted Lockbox Bank, any Permitted Deposit Account Bank or the bank holding the Concentration Account or by it to the Seller, the Servicer, any Originator or any Permitted Lockbox Bank, any Permitted Deposit Account Bank or the bank holding the Concentration Account, pursuant to the terms of this Agreement. Notwithstanding the foregoing, neither the Administrative Agent nor any Facility Agent shall be deemed to have knowledge or notice of the occurrence of any Servicing Default or any Termination Event unless the Administrative Agent or such Facility Agent has received notice from a Conduit Purchaser, Alternate Purchaser, any other Facility Agent, the Seller or the Servicer referring to this Agreement, describing such Servicing Default or Termination Event and stating that such notice is a “notice of a Servicing Default” or “notice of a Termination Event,” as the case may be. Subject to Section 8.07 hereof, the appointment and authority of the Administrative Agent and each Facility Agent hereunder shall terminate at the later to occur of (i) the payment to (A) each Owner and each Facility Agent of all amounts owing to such Owner and Facility Agent hereunder and (B) the Administrative Agent of all amounts due hereunder and (ii) the Expiration Date.

8.02. UCC Filings. The Owners, the Facility Agents, the Seller, and the Servicer expressly recognize and agree that the Administrative Agent may be listed as the assignee or secured party of record on, and the Facility Agents and the Owners expressly authorize the Administrative Agent to file on their behalf as their agent, the various UCC filings required to be made hereunder and under the Purchase Agreements in order to perfect the sale of the Purchased Interest from the Seller to the Facility Agents, for the benefit of the Owners, that such listing and/or execution shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Facility Agents and the Owners or to execute UCC filings on behalf of the Facility Agents and the Owners and that such listing and/or execution will not affect in any way the status of the Facility Agents and the Owners as the beneficial owners of the Purchased Interest. In addition, such listing or execution shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article VIII. In furtherance of the foregoing, each Facility Agent and Owner shall be entitled to enforce their respective rights created under this Agreement without the need to conduct such enforcement through the Administrative Agent except as provided herein.

8.03. Administrative Agent’s and Facility Agents’ Reliance, Etc.

(a) Neither the Administrative Agent nor any Facility Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent or Facility Agent under or in connection with this Agreement (including, without limitation, the Administrative Agent’s servicing, administering or collecting Receivables as Servicer pursuant to Section 4.01 hereof), except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent and each Facility Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Owner and shall not be responsible to any Owner for any statements, warranties or representations made by the Seller, the Servicer or any Originator in connection with this Agreement or any Purchase Document; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any Purchase Document on the part of the Seller, the Servicer or any Originator or to inspect the property (including the books and records) of the Seller, the Servicer or any Originator; (iv) shall not be responsible to any Owner for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex or by electronic means) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

(b) Each Facility Agent shall determine with its related Owners the number of such Owners (each, a “Voting Block”) which shall be required to request or direct such Facility Agent to take action, or refrain from taking action, under this Agreement and the other Purchase Documents on behalf of such Owners. Such Facility Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of its appropriate Voting Block, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Facility Agent’s Owners.

(c) Unless otherwise advised in writing by a Facility Agent or by any Owner on whose behalf such Facility Agent is purportedly acting, each party to this Agreement may assume that (i) such Facility Agent is acting for the benefit of each of its respective Owners, as well as for the benefit of each assignee or other transferee from any such Owner, and (ii) such action taken by such Facility Agent has been duly authorized and approved by all necessary action on the part of the Owners on whose behalf it is purportedly acting. Each Conduit Purchaser (or, with the consent of all other members of the respective Ownership Group then existing, any other Owner) shall have the right to designate a Facility Agent (which may be itself) to act on its behalf and on behalf of its assignees and transferees for purposes of this Agreement by giving to the Administrative Agent written notice thereof signed by such Owner(s) and the newly designated Facility Agent; provided, however, if such new Facility Agent is not an Affiliate of a Facility Agent that is party hereto, any such designation of a new Facility Agent shall require the consent of the Seller, which consent shall not be unreasonably withheld. Such notice shall be effective when receipt thereof is acknowledged by the Administrative Agent, which acknowledgement the Administrative Agent shall not unreasonably delay giving, and thereafter the party named as such therein shall be Facility Agent for such Owners under this Agreement. Each Facility Agent and its respective Owners shall agree among themselves as to the circumstances and procedures for removal and resignation of such Facility Agent.

8.04. Non-Reliance on the Administrative Agent and the Facility Agents. Without limiting the generality of any other provision of this Agreement:

(a) Each of the Conduit Purchasers, the Alternate Purchasers and the Facility Agents expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Seller, the Servicer or any Originator, shall be deemed to constitute any representation or warranty by the Administrative Agent to any such Person. Each of the

Conduit Purchasers, the Alternate Purchasers and the Facility Agents represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Conduit Purchaser, Alternate Purchaser or Facility Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Seller, the Servicer and the Originators and made its own decision to enter into this Agreement. Each of the Conduit Purchasers, the Alternate Purchasers and the Facility Agents also represents that it will, independently and without reliance upon the Administrative Agent or any other Conduit Purchaser, Alternate Purchaser or Facility Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Purchase Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Seller, the Servicer and the Originators. Except for notices, reports and other documents expressly required to be furnished to the Facility Agents and the other Owners by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Conduit Purchaser, any Alternate Purchaser or any Facility Agent with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Seller, the Servicer or the Originators which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

(b) Each of the Alternate Purchasers expressly acknowledges that neither its Facility Agent (or any other Facility Agent) nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by its Facility Agent (or any other Facility Agent) hereinafter taken, including any review of the affairs of the Seller, the Servicer or any Originator, shall be deemed to constitute any representation or warranty by any Facility Agent to any such Person. Each of the Alternate Purchasers represents to the Facility Agents that it has, independently and without reliance upon its Facility Agent or any other Facility Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Seller, the Servicer and the Originators and made its own decision to enter into this Agreement. Each of the Alternate Purchasers also represents that it will, independently and without reliance upon its Facility Agent or any other Alternate Purchase or Facility Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Purchase Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Seller, the Servicer and the Originators. Except for notices, reports and other documents expressly required to be furnished to any Alternate Purchaser by its Facility Agent hereunder, no Facility Agent shall have any duty or responsibility to provide any Alternate Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Seller, the Servicer or the Originators which may come into the possession of such Facility Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

8.05. Administrative Agent, Facility Agents and Affiliates. Rabobank, each Facility Agent and their respective Affiliates may generally engage in any kind of business with the Seller, any Servicer, any Originator or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Servicer, any Originator or any Obligor or any of their respective Affiliates, all as if such parties did not have the agency agreements contemplated by this Agreement and without any duty to account therefor to the Owners.

8.06. Indemnification. Each Owner (proportionately in accordance with its commitment percentage) other than the Conduit Purchasers severally agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Seller), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement; provided, that (i) an Owner shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Administrative Agent’s gross negligence or willful misconduct and (ii) an Owner shall not be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the Facility Agents. Without limitation of the generality of the foregoing, each Owner (proportionately in accordance with its respective interests) agrees to reimburse the Administrative Agent, promptly upon demand, for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement; provided, that an Owner shall not be responsible for the costs and expenses of the Administrative Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

8.07. Successor Administrative Agent. The Administrative Agent may resign at any time by giving at least sixty days’ written notice thereof to the Owners, the Facility Agents, the Seller and the Servicer. Upon any such resignation, the Majority Facility Agents shall have the right to appoint a successor Administrative Agent approved by the Seller (which approval will not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Facility Agents, and shall have accepted such appointment, within sixty days after the retiring Administrative Agent’s giving of notice or resignation, then the retiring Administrative Agent may, on behalf of the Owners, appoint a successor Administrative Agent which, if such successor Administrative Agent is not an Affiliate of any of the Facility Agents, is approved by the Seller (which approval will not be unreasonably withheld or delayed), and which successor Administrative Agent shall be (a) either (i) a commercial bank having a combined capital and surplus of at least $250,000,000, (ii) an Affiliate of such bank, or (iii) an Affiliate of Rabobank and (b) experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring

Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

ARTICLE IX

MISCELLANEOUS

9.01. Expenses. The Seller agrees, promptly following receipt of a written invoice, to pay or cause to be paid, and to save each Owner, each Facility Agent and the Administrative Agent harmless against liability for the payment of, (a) all reasonable out-of-pocket expenses (including, without limitation, attorneys’, accountants’ and other third parties’ fees and expenses, fees payable by any Conduit Purchaser to Moody’s, S&P or any other nationally recognized rating agency rating its Commercial Paper in connection with receiving confirmation that the purchase by such Conduit Purchaser of a portion of the Purchased Interest hereunder will not result in a reduction or withdrawal of the rating of its Commercial Paper, any filing fees and expenses incurred by officers or employees of each Owner, each Facility Agent and the Administrative Agent, but excluding salaries and similar overhead costs of each Owner, each Facility Agent and the Administrative Agent which are incurred notwithstanding the execution and performance of this Agreement) incurred by or on behalf of any Owner, any Facility Agent and the Administrative Agent in connection with the negotiation, execution, delivery and preparation of this Agreement and the Purchase Documents and the transactions contemplated by or undertaken pursuant to or in connection herewith or therewith (including, without limitation, the perfection or protection of the Purchased Interest in the Receivables) not in excess of $110,000 in the aggregate, and (b) all reasonable out-of-pocket expenses (including, without limitation, attorneys’, accountants’ and other third parties’ fees and expenses, fees payable by any Conduit Purchaser to Moody’s, S&P or any other nationally recognized rating agency rating its Commercial Paper in connection with receiving confirmation that the purchase by such Conduit Purchaser of a portion of the Purchased Interest hereunder will not result in a reduction or withdrawal of the rating of its Commercial Paper, any filing fees and expenses incurred by officers or employees of each Owner, each Facility Agent and the Administrative Agent, but excluding salaries and similar overhead costs of each Owner, each Facility Agent and the Administrative Agent which are incurred notwithstanding the execution and performance of this Agreement) incurred by or on behalf of any Owner, any Facility Agent and the Administrative Agent from time to time (i) relating to any requested amendments, waivers or consents under the Purchase Documents, (ii) arising in connection with the Owners’, the Facility Agents’ or the Administrative Agent’s enforcement or preservation of their respective rights (including, without limitation, the perfection and protection of the Purchased Interest in the Receivables) under the Purchase Documents or (iii) relating to the maintenance of the transactions contemplated by or undertaken pursuant to or in connection with this Agreement, the other Purchase Documents.

9.02. Indemnity for Taxes, Reserves and Expenses.

(a) If after (i) the adoption of any Law or bank regulatory guideline, (ii) any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, (iii) the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law), in each case adopted, issued, amended or occurring after the date hereof or (iv) the occurrence of any change in accounting standards, the issuance of any pronouncement or release, or any amendment or change in the interpretation or application of any existing or future accounting standard, in each case by any body charged with the promulgation or administration of accounting standards (including, without limitation the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or the Securities and Exchange Commission) the effect of which is to cause, require or deem the consolidation of all or any portion of the assets and liabilities of a Conduit Purchaser with the assets and liabilities of its Facility Agent or any Affiliate of its Facility Agent,

(A) shall subject any Affected Party (collectively, the “Indemnified Parties”) to any tax, duty or other charge with respect to the Purchase Documents, the Purchased Interest, the Receivables or payments of amounts due thereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of the Purchase Documents, the Purchased Interest, the Receivables or payments of amounts due thereunder or its obligation to advance funds in respect of the Purchase Documents, the Purchased Interest or the Receivables (except for changes in the rate of federal income tax or of any state or local general corporate, franchise, net income or other income tax imposed on such Indemnified Party); or

(B) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Purchase Documents, the Purchased Interest, the Receivables or payments of amounts due thereunder or its obligation to advance funds in respect of the Purchase Documents, the Purchased Interest or the Receivables; or

(C) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys’ fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to the Purchase Documents, the Purchased Interest, the Receivables or payments of amounts due thereunder or its obligation to advance funds in respect of the Purchase Documents, the Purchased Interest or the Receivables;

and the result of any of the foregoing is to increase the net cost to or reduce amounts received by, such Indemnified Party with respect to the Purchase Documents, the Purchased Interest, the Receivables, the obligations thereunder, the funding of any purchases thereunder or under any Conduit Support Document by an amount deemed by such Indemnified Party to be material, then, within 10 days after written demand by any Owner, any Facility Agent or the Administrative Agent, the Seller shall pay to such Owner, such Facility Agent or the Administrative Agent in accordance with and subject to Section 9.02(c) hereof, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduced amounts received, including, without limitation, in the case of taxes of any kind described in clause (A) above, any such taxes imposed on or paid by such Indemnified Party and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto whether or not such taxes were correctly or legally asserted.

(b) If any Indemnified Party shall have determined that, after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of Law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party’s obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within 10 days after written demand by any Owner, any Facility Agent or the Administrative Agent in accordance with Section 9.02(c) hereof, the Seller shall pay to such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

(c) Each Owner, each Facility Agent and the Administrative Agent will promptly notify the Seller of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 9.02. Any notice claiming compensation under this Section shall set forth in reasonable detail the additional amount or amounts to be paid to it hereunder and shall be conclusive in the absence of manifest error. In determining such amount, any Owner may use any reasonable averaging and attribution methods.

(d) Each Indemnified Party agrees that it will use reasonable efforts to reduce or eliminate any claim for indemnity pursuant to this Section 9.02 including, subject to applicable Law, a change in the funding office of such Indemnified Party; provided, however, that nothing contained herein shall obligate any Indemnified Party to take any action that imposes on such Indemnified Party any additional costs or legal or regulatory burdens which such Indemnified Party reasonably considers material, nor which, in such Indemnified Party’s reasonable opinion, would have an adverse effect on its business, operations or financial condition.

9.03. Indemnities.

(a) The Seller (with respect to itself) agrees to indemnify, defend and save harmless the Indemnified Parties, other than for the indemnitee’s own gross negligence or willful misconduct, forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, all reasonable attorneys’ fees and expenses, reasonable expenses incurred by their respective credit recovery groups (or any successors thereto) and reasonable expenses of settlement, litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any Person (including, without limitation, any Obligor or any other Person whether on its own behalf or derivatively on behalf of the Seller) arising from or incurred in connection with:

(i) any Receivable not being an Eligible Receivable on the date of its Purchase hereunder;

(ii) any representation or warranty or statement made or deemed made by the Seller under or in connection with this Agreement or any other Purchase Document or other document delivered by the Seller or to be delivered by the Seller in connection herewith or with any other Purchase Document being incorrect in any material respect when made or deemed made or delivered;

(iii) the failure by the Seller to comply with any applicable law, rule or regulation with respect to any Receivable or any related Contract or any Related Security with respect thereto; or the failure of any Receivable or any related Contract or any Related Security with respect thereto to conform to any such applicable law, rule or regulation;

(iv) the failure to vest in the Facility Agents (for the benefit of their respective Owners) a first priority perfected undivided interest, to the extent of such Purchased Interest, in each Receivable and the Related Security and Collections in respect thereof, free and clear of any Lien; or the failure of the Seller to have obtained a first priority perfected ownership interest in the Receivables and the Related Security and Collections with respect thereto transferred or purported to be transferred to the Seller under the Second-Tier Purchase Agreements, free and clear of any Lien;

(v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable and the Related Security and Collections in respect thereof, unless such failure results directly and solely from the Administrative Agent’s failure to take appropriate action;

(vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor or arising from the financial inability of the Obligor or an Underlying Obligor to pay) of any Obligor to the payment of any Receivable (including, without limitation, any defense based on the fact or allegation that such Receivable or the related Contract is not a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services;

(vii) any failure of the Seller to perform its duties or obligations in accordance with the provisions of this Agreement or any other Purchase Document or to perform its duties or obligations under any Contract;

(viii) any action or omission by the Seller reducing or impairing the rights of any Owner of a Purchased Interest under this Agreement, any other Purchase Document or any other instrument or document furnished pursuant hereto or thereto or with respect to any Receivable;

(ix) any investigation, litigation or proceeding related to or arising from this Agreement, any other Purchase Document to which the Seller is a party or any other instrument or document furnished pursuant hereto or thereto, or any transaction contemplated by this Agreement or any Contract or the use of proceeds from any purchase or reinvestment pursuant to this Agreement, or the ownership of, or other interest in, any Receivable, the related Contract or Related Security;

(x) the existence of any Lien against or with respect to any Master Contract, Receivable, the related Contract or the Related Security or Collections with respect thereto;

(xi) any failure by the Seller to pay when due any taxes, including without limitation sales, excise or personal property taxes, payable by the Seller in connection with any Receivable or the related Contract or any Related Security with respect thereto; or

(xii) to the extent not covered by the foregoing clauses, the occurrence and continuance of any Termination Event;

provided that nothing in this Section 9.03(a) shall be deemed to provide indemnity (i) to the Indemnified Parties for credit losses due to Defaulted Receivables or (ii) to the Indemnified Parties for matters covered pursuant to Section 9.02 hereof.

(b) The Servicer (with respect to itself) agrees to indemnify, defend and save harmless the Indemnified Parties, other than for the indemnitee’s own gross negligence or willful misconduct, forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, all reasonable attorneys’ fees and expenses, reasonable expenses incurred by their respective credit recovery groups (or any successors thereto) and reasonable expenses of settlement, litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any Person (including, without limitation, any Obligor or any other Person whether on its own behalf or derivatively on behalf of the Seller) arising from or incurred in connection with:

(i) any representation or warranty or statement made or deemed made by the Servicer under or in connection with this Agreement or any other Purchase Document or any Servicer Report or other document delivered by the Servicer or to be delivered by the Servicer in connection herewith or with any other Purchase Document being incorrect in any material respect when made or deemed made or delivered;

(ii) the failure by the Servicer, to comply with any applicable law, rule or regulation with respect to any Receivable or any related Contract or any Related Security with respect thereto;

(iii) any failure of the Servicer to perform its respective duties or obligations in accordance with the provisions of this Agreement or any other Purchase Document or to perform its duties or obligations under any Contract;

(iv) the commingling of Collections of Receivables at any time with other funds;

(v) any action or omission by the Servicer reducing or impairing the rights of any Owner of a Purchased Interest under this Agreement, any other Purchase Document or any other instrument or document furnished pursuant hereto or thereto or with respect to any Receivable;

(vi) any cancellation or modification (except in accordance with the Credit and Collection Policy) of a Receivable, the related Contract or any Related Security, whether by written agreement, verbal agreement, acquiescence or otherwise;

(vii) any investigation, litigation or proceeding related to or arising from this Agreement, any other Purchase Document or any other instrument or document furnished pursuant hereto or thereto, or any transaction contemplated by this Agreement or any Contract or the use of proceeds from any purchase or reinvestment pursuant to this Agreement, or the ownership of, or other interest in, any Receivable, the related Contract or Related Security;

(viii) any claim brought by any Person other than an Indemnified Party arising from any activity by the Servicer or any Subservicer in servicing, administering or collecting any Receivable; or

(ix) the failure of a Permitted Lockbox Bank, any Permitted Deposit Account Bank or the bank holding the Concentration Account to comply with the Lockbox Transfer Letter, Deposit Account Transfer Letter or the Concentration Account Transfer Letter, as applicable; or

(x) to the extent not covered by the foregoing clauses, the occurrence and continuance of any Termination Event;

provided that nothing in this Section 9.03(a) shall be deemed to provide indemnity (i) to the Indemnified Parties for credit losses due to Defaulted Receivables or (ii) to the Indemnified Parties for matters covered pursuant to Section 9.02 hereof.

(c) Promptly upon receipt by any Indemnified Party under Section 9.03(a) or (b) of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against the Seller or Servicer, as applicable, hereunder, notify the Seller or Servicer in writing of the commencement thereof. The Seller or Servicer, as the case may be, may participate in and assume the defense and settlement of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of the Seller or Servicer, as the case may be, and the Indemnified Party. The approval of the Seller will not be unreasonably withheld or delayed. After notice from the Seller or Servicer, as the case may be, to the Indemnified Party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Administrative Agent and the Facility Agents, and so long as the Seller or Servicer, as the case may be, so assumes the defense thereof in a manner reasonably satisfactory to the Administrative Agent and the Facility Agents, the Seller or Servicer, as the case may be, shall not be liable for any legal expenses of counsel unless there shall be a conflict between the interests of the Seller or Servicer, as the case may be, and the Indemnified Party.

(d) Each Owner, each Facility Agent and the Administrative Agent, on behalf of themselves, their directors, officers, shareholders, employees, agents, and each legal entity who controls any Owner, any Facility Agent or Administrative Agent shall use its good faith efforts to mitigate, reduce or eliminate any losses, expenses or claims for indemnification.

9.04. Holidays. Except as may be provided in this Agreement to the contrary, if any payment due hereunder shall be due on a day which is not a Business Day, such payment shall instead be due on the next succeeding Business Day.

9.05. Records. All amounts calculated or due hereunder shall be determined from the records of the Administrative Agent, which determinations shall be conclusive absent manifest error.

9.06. Amendments and Waivers. The Owners, the Majority Facility Agents, the Administrative Agent, the Seller and the Servicer may from time to time, with the consent, if required pursuant to this Agreement or the applicable Conduit Support Documents, enter into agreements amending, modifying or supplementing this Agreement, and the Facility Agents and the Administrative Agent, in their sole discretion, may from time to time grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of the Seller or the Servicer under this Agreement. Any such amendment, waiver or consent must be in writing. Any waiver of any provision hereof, and any consent to a departure by the Seller or the Servicer from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

9.07. Term of Agreement. This Agreement shall terminate following the Expiration Date upon the earlier to occur of (i) the indefeasible reduction of the Aggregate Net

Investment to zero and the indefeasible payment of all Discount and all other Aggregate Unpaids and (ii) the date on which all Receivables have either been collected and the Buyers’ Percentage Interest therein delivered to the Facility Agents or written-off by the Servicer as being uncollectible in accordance with the Credit and Collection Policy; provided, however, that (i) the rights and remedies of the Owners, the Facility Agents and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Seller or the Servicer pursuant to this Agreement, (ii) the indemnification and payment provisions set forth in Sections 4.11, 9.01, 9.02 and 9.03 hereof and (iii) the agreement set forth in Section 9.20 hereof shall be continuing and shall survive any termination of this Agreement.

9.08. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of any Owner, any Facility Agent or the Administrative Agent in exercising any right, power or privilege under the Purchase Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Owners under the Purchase Documents are cumulative and not exclusive of any rights or remedies which any Owner would otherwise have.

9.09. No Discharge. The respective obligations of the Seller and the Servicer under the Purchase Documents shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Purchase Documents or applicable Law, including, without limitation, any failure to set-off or release in whole or in part by any Owner of any balance of any deposit account or credit on its books in favor of the Seller or the Servicer, as the case may be, or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which could operate as a discharge of the Seller or the Servicer as a matter of Law.

9.10. Notices. All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Agreement shall be in writing (including telexed, facsimile or electronic communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, first-class express mail or courier, or by telex or facsimile, in all cases with charges prepaid. Any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the Office stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

9.11. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

9.12. Governing Law; Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. The parties hereby submit to the nonexclusive jurisdiction of the courts of the State of New York and the courts of the United States located in the State of New York for the purpose of adjudicating any claim or controversy arising in connection with any of the Purchase Documents or any of the transactions contemplated thereby, and for such purpose, to the extent it may lawfully do so, waives any objection which it may now or hereafter have to such jurisdiction or to venue therein and any claim of inconvenient forum with respect thereto.

9.13. Prior Understandings. This Agreement and the other Purchase Documents set forth the entire understanding of the parties relating to the subject matter hereof, and supersede all prior understandings and agreements, whether written or oral. The other Purchase Documents, including, without limitation, the Guaranty, shall remain in full force and effect, and are hereby ratified and confirmed.

9.14. Survival. All representations and warranties of the Seller and the Servicer contained herein or made in connection herewith shall survive the making thereof, and shall not be waived by the execution and delivery of this Agreement, any investigation by any Owner, any Facility Agent or the Administrative Agent, the purchase, repurchase or payment of any Purchased Interest in any Receivable, or any other event or condition whatsoever (other than a written waiver complying with Section 9.06 hereof). The covenants and agreements contained in or given pursuant to this Agreement (including, without limitation, those contained in Articles IV and VI hereof) shall continue in full force and effect until the termination of the obligation to make Purchases hereunder, the indefeasible reduction of the Aggregate Net Investment to zero and until the earlier of (i) the indefeasible payment in full of all Discount and all other Aggregate Unpaids and (ii) the date on which all Receivables have either been collected and the Buyers’ Percentage Interest therein delivered to the Facility Agents or written-off by the Servicer as being uncollectible in accordance with the Credit and Collection Policy.

9.15. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

9.16. Set-Off. In case a Termination Event shall occur and be continuing, each Owner and, to the fullest extent permitted by Law, the holder of any assignment of an Owner’s rights hereunder shall each have the right, in addition to all other rights and remedies available to it, without notice to the Seller or the Servicer, as the case may be, to set-off against and to appropriate and apply to any amount owing by the Seller or Servicer hereunder which has become due and payable, any debt owing to, and any other funds held in any manner as provided for in this Agreement for the account of, the Seller or the Servicer by an Owner or by any holder of any assignment, including, without limitation, all funds in all deposit accounts maintained pursuant to this Agreement (whether time or demand, general or special, provisionally credited or finally credited, or otherwise), now or hereafter maintained by the Seller or the Servicer with an Owner or a Facility Agent. Such right shall exist whether or not such debt owing to, or funds held for the account of, the Seller or the Servicer is or are matured other than by operation of this Section 9.16 and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Owner or any holder. Each Facility Agent agrees that if its Ownership Group shall, by reason of any of its related Owners exercising any right of set-off or counterclaim or otherwise, receive payment of a portion of the Aggregate Net Investment which exceeds such Ownership Group’s Percentage of the Aggregate Net Investment, such Facility Agent shall, on behalf of its Ownership Group, purchase participations (and each Owner in such Facility Agent’s Ownership Group shall immediately reimburse the Facility Agent based on its Owner’s Percentage) in the portion of the Aggregate Net Investment funded by each other Ownership Group, and such other adjustments shall be made, as may be required so that all reductions in the Aggregate Net Investment shall be shared by the Ownership Groups ratably in accordance with their respective Ownership Group Percentages. Nothing in this Agreement shall be deemed a waiver or prohibition or restriction of any Owner’s or any holder’s rights of set-off or other rights under applicable Law.

9.17. Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Seller nor the Servicer may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Facility Agents. Each of the Conduit Purchasers and its assignees may assign, (a) without any prior written consent, in whole or in part, its interest in the Receivables and obligations hereunder to any other Owner or to any other Conduit Purchaser administered by any Facility Agent or any Affiliate of any Facility Agent, (b) without any prior written consent, in whole or in part, its interest in the Receivables and obligations hereunder to any Person if a Termination Event has occurred and is continuing, and (c) with the consent of the Seller, which consent shall not be unreasonably withheld or delayed, to any other Person whose short-term debt is rated at least “A-1” and “P-1” by S&P and Moody’s, respectively. To effectuate an assignment hereunder, both the assignee and the assignor (including, as appropriate, the Conduit Purchaser, its Alternate Purchaser and its Facility Agent) will be required to execute and deliver to the Seller, the Servicer and the Administrative Agent an Assignment and Assumption Agreement. Following any assignment in accordance with the foregoing criteria, the Ownership Group Percentage and Ownership Group Maximum Net Investment of each Ownership Group hereunder (after giving effect to the assignment) will be adjusted to such extent as may be necessary to reflect such assignment (and Schedule II hereto shall be deemed to be amended accordingly). Notwithstanding the foregoing, the applicable Conduit Support Documents shall govern the ability of (i) a Conduit Purchaser to assign, participate, or otherwise transfer any portion of the Purchased Interest owned by it to its Conduit Support Provider and (ii) a Conduit Support Provider to assign, participate, or otherwise transfer any portion of the Purchased Interest owned by such Conduit Support Provider. The Seller and the Servicer hereby agree and consent to the complete assignment by the applicable Owners of all of their respective rights under, interest in, title to and obligations under the Purchase Documents to the respective Collateral Agent under the applicable Conduit Purchaser’s Commercial Paper program.

9.18. Confidentiality. Each Owner, each Facility Agent, the Administrative Agent, the Seller and the Servicer shall keep all non-public information obtained pursuant to this Agreement and the transactions contemplated hereby or effected in connection herewith confidential in accordance with customary procedures for handling confidential information of this nature and will not disclose such information to outside parties (except counsel, auditors and Rating Agencies) but may make disclosure (a) reasonably required by a bona fide transferee or prospective transferee, including without limitation any Conduit Support Provider or any successor Owner, in connection with the participation in this Agreement by such Conduit Support Provider, or such successor Owner, provided, that any Conduit Support Provider or any successor Owner to whom such disclosure is made shall abide by the confidentiality provisions of this Section 9.18, (b) necessary in order to obtain any consents, approvals, waivers or other arrangements required to permit the execution, delivery and performance by the Seller and the Servicer of this Agreement or (c) as required or requested by any Official Body or pursuant to legal process or required by applicable Law. Each Owner, each Facility Agent and the Administrative Agent agrees that any confidential information (which includes all information (i) that is not and does not hereafter become publicly available through no fault of an Owner, Facility Agent, the Administrative Agent or any of their respective agents or representatives and (ii) that is provided by the Seller or the Servicer or any of their respective agents or representatives, in any format whatsoever, including any and all analyses, compilations, reports or other material based upon such information and prepared by any Owner, Facility Agent or the Administrative Agent or any of their respective agents or representatives) shall be used only in connection with this Agreement and the transactions contemplated hereby and not for any other purpose; provided, that any party hereto may disclose any such confidential information to its counsel, auditors and any Rating Agency.

9.19. Payments Set Aside. To the extent that the Seller or any Obligor makes a payment to an Owner or an Owner exercises its rights of set-off and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to the Seller, such Obligor, a trustee, a receiver or any other Person under any Law, including, without limitation, any bankruptcy law, any state or federal law, common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of this Section 9.19 shall survive the termination of this Agreement.

9.20. No Petition. Each party hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money of any Conduit Purchaser, not, prior to the date which is one (1) year and one (1) day after the payment in full of all such indebtedness, to acquiesce, petition or otherwise, directly or indirectly, invoke, or cause such Conduit Purchaser to invoke, the process of any Governmental Authority for the purpose of (a) commencing or sustaining a case against such Conduit Purchaser under any federal or state bankruptcy insolvency or similar law (including the Federal Bankruptcy Code), (b) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for such Conduit Purchaser, or any substantial part of its property, or (c) ordering the winding up or liquidation of the affairs of such Conduit Purchaser.

9.21. No Recourse. The obligations of each Conduit Purchaser under this Agreement shall be payable solely out of the funds of such Conduit Purchaser available for such purpose and shall be solely the corporate obligations of such Conduit Purchaser. No recourse shall be had for the payment of any amount owing in respect of this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against any Affected Party, any Facility Agent, or the Administrative Agent, any Affiliate of any of the foregoing, or any stockholder, employee, officer, director, incorporator or beneficial owner of any of the foregoing.

9.22. Tax Forms. Each Owner (other than Owners organized under the laws of the United States or any state thereof) agrees to provide the Seller, the Administrative Agent and the Facility Agent for such Owner with (A) two appropriate executed copies of Internal Revenue Service Form W-8ECI (or alternatively, Internal Revenue Service Form W-8BEN), or any successor forms, (i) on or promptly after the date hereof (or, if later, the date on which it becomes an Owner hereunder pursuant to Section 9.17 hereof), and (ii) upon the occurrence of any event that would require the amendment or resubmission of any such Form previously provided hereunder and (B) such other forms or information in connection therewith reasonably requested by the Seller, the Administrative Agent or the Facility Agent for such Owner.

9.23. Rabobank Conflict Waiver. Rabobank acts as Administrative Agent and as the Facility Agent and Alternate Purchaser for Nieuw Amsterdam, as issuing and paying agent for Nieuw Amsterdam’s Commercial Paper, as a Conduit Support Provider for Nieuw Amsterdam, and may provide other services or facilities to Nieuw Amsterdam from time to time (the “Rabobank Roles”). Without limiting the generality of Section 8.05, each of the parties hereto hereby acknowledges and consents to any and all Rabobank Roles, waives any objections it may have to any actual or potential conflicts of interest caused by Rabobank’s acting as the Administrative Agent, as an Alternate Purchaser or as a Conduit Support Provider with respect to Nieuw Amsterdam and acting as or maintaining any of the Rabobank Roles, and agrees that in connection with any Rabobank Role, Rabobank may take, or refrain from taking, any action which it in its discretion deems appropriate.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Administrative Agent

	By:	/s/ Christopher Lew
Name: Christopher Lew
Title: Vice President

	By:	/s/ Brett Delfino
Name: Brett Delfino
Title: Executive Director

Address for Notices:

Rabobank Nederland, New York Branch

245 Park Avenue, 37th floor

New York, New York 10167

Attention: Christopher Lew

Facsimile No.: (914) 304-9324

Confirmation No.: (212) 808-6816

Email: naconduit@rabobank.com

with a copy to:

Global Securitization Services, LLC

68 South Service Road, Suite 120

Melville, New York 11747

Attention: Bill Pierce

Tel: (631) 930-7226

Fax: (212) 302-8767

Email: nieuwam@gssnyc.com

NIEUW AMSTERDAM RECEIVABLES CORPORATION

	By:	/s/ Damian A Perez
Name: Damian A Perez
Title: Vice President

Address for Notices:

Global Securitization Services, LLC 68 South Service Road, Suite 120 Melville, New York 11747 Attention: Bill Pierce Tel: (631) 930-7226 Fax:(212) 302-8767 Email: nieuwam@gssnyc.com with a copy to:

Rabobank Nederland, New York

Branch, as Administrator

245 Park Avenue, 37th floor

New York, New York 10167

Attention: Christopher Lew

Facsimile No.: (914) 304-9324

Confirmation No.: (212) 808-6816

Email: naconduit@rabobank.com

Address for Funds Transfer:	Bank Name: Deutsche Bank Trust Company Americas ABA#: 021-001-033 Account Name: NYLTD Funds Control Account Number: 01419647 Reference: PORT RABO09.1 // NieuwAm // Supervalu

[Signature Page to the Second Amended and Restated Receivables Purchase Agreement]

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Nieuw Amsterdam Facility Agent

	By:	/s/ Christopher Lew
Name: Christopher Lew
Title: Vice President

	By:	/s/ Brett Delfino
Name: Brett Delfino
Title: Executive Director

Address for Notices:

Rabobank Nederland, New York Branch

245 Park Avenue, 37th floor

New York, New York 10167

Attention: Christopher Lew

Facsimile No.: (914) 304-9324

Confirmation No.: (212) 808-6816

Email: naconduit@rabobank.com

Address for Funds Transfer:

Bank Name: Deutsche Bank Trust Company Americas

ABA#: 021-001-033

Account Name: NYLTD Funds Control

Account Number: 01419647

Reference: PORT RABO09.1 // NieuwAm // Supervalu

with a copy to:

Global Securitization Services, LLC

68 South Service Road, Suite 120

Melville, New York 11747

Attention: Bill Pierce

Tel: (631) 930-7226

Fax: (212) 302-8767

Email: nieuwam@gssnyc.com

[Signature Page to the Second Amended and Restated Receivables Purchase Agreement]

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Alternate Purchaser

	By:	/s/ Christopher Lew
Name: Christopher Lew
Title: Vice President

	By:	/s/ Brett Delfino
Name: Brett Delfino
Title: Executive Director

Address for Notices:

Rabobank Nederland, New York Branch

245 Park Avenue, 37th floor

New York, New York 10167

Attention: Christopher Lew

Facsimile No.: (914) 304-9324

Confirmation No.: (212) 808-6816

Email: naconduit@rabobank.com

Address for Funds Transfer:	Bank Name: Deutsche Bank Trust Company Americas ABA#: 021-001-033 Account Name: NYLTD Funds Control Account Number: 01419647 Reference: PORT RABO09.1 // NieuwAm // Supervalu

[Signature Page to the Second Amended and Restated Receivables Purchase Agreement]

SUPERVALU RECEIVABLES FUNDING CORPORATION, as Seller

	By:	/s/ John F. Boyd
Name: John F. Boyd
Title: VP & Treasurer

Address for Notices:	250 Parkcenter Blvd. Boise, ID 83706 Attention: John Boyd Tel No.: (208) 395-6534 Fax: (208) 395-6631

With a copy to:	250 Parkcenter Blvd. Boise, ID 83706 Attention: Legal Department

Address for Funds Transfer:	US Bank, N.A. ABA No.: 091000022 Name: SUPERVALU Receivables Funding Corporation Account #: 1 602 3175 7529 Reference: [AR FACILITY]

[Signature Page to the Second Amended and Restated Receivables Purchase Agreement]

SUPERVALU INC. as Servicer

	By:	/s/ John F. Boyd
Authorized Signatory
Title: Group Vice President & Treasurer

Address for Notices:	250 Parkcenter Blvd. Boise, ID 83706 Attention: John Boyd Tel No.: (208) 395-6534 Fax: (208) 395-6631

[Signature Page to the Second Amended and Restated Receivables Purchase Agreement]

EXHIBIT A-1

to

Second Amended and Restated Receivables Purchase

Agreement

TRADE RECEIVABLES — CREDIT AND COLLECTION POLICY

[Previously delivered to administrative agent]

EXHIBIT A-2

to

Second Amended and Restated Receivables Purchase

Agreement

PHARMACY RECEIVABLES — CREDIT AND COLLECTION POLICY

1. Establishing New Relationships with managed care plans:

A. New Managed Care Organization:

The organization sends a contract solicitation and we negotiate the contract to come to mutually agreeable terms.

OR

The new entity will subcontract a pharmacy network with an existing entity and use their existing contracts to fulfill their pharmacy network requirement. No new contract required.

B. Existing Managed Care Organizations:

Generally add or update new or existing lines of business with an Amendment or Addendum.

C. New Business – smaller receivables:

A contract or letter of understanding is developed.

Credit Line

No formal credit line approval process. Through SUERVALU’s due diligence, including conversations, meetings, investigation in the size, type, potential volume, and the final negotiated terms of the contract, SUERVALU will determine if there appears to be any undue risk to finalizing the agreement. In the event that SUERVALU feels there is undue risk involved, SUERVALU would cease the negotiations with the third party payer.

2. Collection Policy:

The TPA system creates a daily task list identifying the accounts that are “past due” at least one day. Here are the procedures followed for collections of past due claims:

A. Collection associate determines if the past due amount is a complete cycle, i.e., the period between contractually required payments, or claims missed within a cycle.

B. A review of unapplied money is completed to determine if claims are paid.

C. If claims are missed within a cycle, the associate will contact the payer for check number and date. Depending on response, further research is completed or claims may be rebilled for payer review and processing.

D. If a whole cycle is past due, a phone call is made to the payer and associate will communicate with the Supervisor.

E. Payer response is documented and follow up date is notated. Follow up time frame cannot exceed 14 days.

F. If promise to pay is broken, then the Supervisor will contact the Manager of Accounting and Manage Healthcare for action.

G. If account continues to be delinquent then Director of Manage Healthcare may terminate contract, inactivate the plan and discontinue filling prescriptions for those members as a Third Party transaction.

H. Manager Healthcare will determine if legal action is necessary.

EXHIBIT B to

Second Amended and Restated Receivables Purchase

Agreement

INFORMATION RELATED TO LOCKBOX ACCOUNTS,

DEPOSIT ACCOUNTS, THE CONCENTRATION ACCOUNT, THE COLLECTION

ACCOUNT AND GOVERNMENT LOCKBOX ACCOUNTS

PART 1 – LOCKBOX ACCOUNTS, DEPOSIT ACCOUNTS, CONCENTRATION ACCOUNT AND COLLECTION ACCOUNT

Account Bank and Address	Account Bank Contact	Depository Account Number	ABA Routing Number
Deposit Account JPMorgan Chase Bank, N.A. 300 S. Riverside Plaza – 10th Floor Suite IL1-1625 Chicago, IL 60606	Attention: Kathy Greer Telephone: 713-216-7765 Facsimile: 713-216-4801 kathy.a.greer@jpmchase.com	628463630	113000609
Lockbox Account JPMorgan Chase Bank, N.A. 300 S. Riverside Plaza – 10th Floor Suite IL1-1625 Chicago, IL 60606	Attention: Kathy Greer Telephone: 713-216-7765 Facsimile: 713-216-4801 kathy.a.greer@jpmchase.com	8806368849	113000609
Lockbox Account PNC Bank, N.A. 500 First Avenue – 5th Floor Pittsburgh, PA 15219	Attention: Felicia M. Baird Telephone: 412-705-2523 Facsimile: 412-705-	1029088565	043000096
Concentration Account U.S. Bank National Association 800 Nicollet Mall Minneapolis, MN 55402	Michael Staloch Telephone: 612-303-3050 Facsimile: 612-303-2264 michael.staloch@usbank.com	160231757529	091000022
Collection Account Deutsche Bank Trust Company Americas Account Name: NYLTD Funds Control Reference: PORT RABO09.16 // NieuwAm // Supervalu		01419647	021001033

PART II – GOVERNMENT LOCKBOX ACCOUNTS

Account Bank and Address	Account Bank Contact	Depository Account Number	ABA Routing Number
Northern Trust Bank 50 South LaSalle Street Chicago, IL 60603	Attention: Francine Fitt-Mundy Telephone: 312-444-3130 Facsimile: 312-630-0717 fcf1@ntrs.com	59544 30159544 30259544 2739658 (sweep account)	071000152

EXHIBIT C

to

Second Amended and Restated Receivables Purchase

Agreement

FORM OF PURCHASE NOTICE FOR INCREMENTAL PURCHASE

FORM OF PURCHASE NOTICE

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.,

“Rabobank Nederland”, New York Branch,

as Administrative Agent and

as Nieuw Amsterdam Facility Agent

245 Park Avenue, 37th floor

New York, New York 10167

Attention: Securitization Middle Office

Tel: (212) 916-7932

Fax: (914) 304-9324

Email: naconduit@rabobank.com

Global Securitization Services, LLC

68 South Service Road, Suite 120

Melville, New York 11747

Attention: Bill Pierce

Tel: (631) 930-7226

Fax: (212) 302-8767

Email: nieuwam@gssnyc.com

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Receivables Purchase Agreement dated as of November 30, 2011 among SUPERVALU Receivables Funding Corporation, as Seller (the “Seller”), SUPERVALU Inc., as Servicer (and together with Seller, collectively referred to as the “Seller Parties”), Nieuw Amsterdam Receivables Corporation, as Conduit Purchaser (the “Purchaser”), Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Nieuw Amsterdam Facility Agent and as an Alternate Purchaser, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as administrative agent (the “Agent”), and the other Conduit Purchasers, Alternate Purchasers and Facility Agents party thereto (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) Capitalized terms defined in the Receivables Purchase Agreement are used herein with the same meanings.

I. Each of the Seller Parties hereby certifies, represents and warrants to the Purchaser and the Agent that on and as of the Purchase Date (as hereinafter defined):

(a) all applicable conditions precedent set forth in Article III of the Receivables Purchase Agreement have been satisfied;

(b) each of its respective representations and warranties contained in Sections 5.01, 5.02 and 5.03 of the Receivables Purchase Agreement will be true and correct, in all material respects, as if made on and as of the Purchase Date;

(c) no event will have occurred and is continuing, or would result from the requested Purchase, that constitutes a Termination Event or a Potential Termination Event;

(d) after giving effect to the requested Purchase, Purchaser’s Ownership Group Percentage of Aggregate Net Investment and Discount will not exceed the available Ownership Group Maximum Net Investment; and

(e) the Expiration Date shall not have occurred.

II. [The undersigned, as Seller hereby requests that the Purchaser make a Purchase on             ,              (the “Purchase Date”) as follows:

Funding Amount:

Date of Incremental Funding :

Tranche Period:

]

IN WITNESS WHEREOF, the Seller and the Servicer have caused this Purchase Request to be executed and delivered as of this              day of             ,             .

SUPERVALU RECEIVABLES FUNDING CORPORATION, as Seller

By:
Name:
Title:

SUPERVALU INC., as Servicer

By:
Name:
Title:

EXHIBIT D-1

to

Second Amended and Restated Receivables Purchase

Agreement

FORM OF TRANCHE SELECTION NOTICE WITH NO REINVESTMENT

This notice is delivered pursuant to Section 2.06 of the Second Amended and Restated Receivables Purchase Agreement dated as of November 30, 2011, among SUPERVALU Receivables Funding Corporation, as Seller, SUPERVALU Inc., as Servicer, Nieuw Amsterdam Receivables Corporation, as Conduit Purchaser, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Nieuw Amsterdam Facility Agent and as an Alternate Purchaser, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent, and the other Conduit Purchasers, Alternate Purchasers and Facility Agents party thereto.

We hereby request, with respect to the Tranche Period ending on [insert date], pertaining to a Tranche totaling [$ ] that the new investment for such Tranche be reduced to $0.

We hereby confirm that, after giving effect to this Tranche Selection Notice, the aggregate amount of all Tranches will equal the Aggregate Net Investment.

SUPERVALU RECEIVABLES FUNDING CORPORATION, as Seller

By:
Name:
Title:
Responsible Officer (or designee thereof)

Date of Notice:

EXHIBIT D-2

to

Second Amended and Restated Receivables Purchase

Agreement

FORM OF TRANCHE SELECTION NOTICE WITH REINVESTMENT

This notice is delivered pursuant to Section 2.06 of the Second Amended and Restated Receivables Purchase Agreement dated as of November 30, 2011 among SUPERVALU Receivables Funding Corporation, as Seller, SUPERVALU Inc., as Servicer, Nieuw Amsterdam Receivables Corporation, as Conduit Purchaser, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Nieuw Amsterdam Facility Agent and as an Alternate Purchaser, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Administrative Agent, and the other Conduit Purchasers, Alternate Purchasers and Facility Agents party thereto.

We hereby request, with respect to the Tranche Period ending on [date], pertaining to this Tranche in the amount of [$    ], that the new Tranches be divided into the following Tranches, with the Tranche Periods being the periods indicated opposite each such Tranche:

Amount of Tranche	Tranche Period
$[ ]	days, ending [date]
$[ ]	days, ending [date]

We hereby confirm that, after giving affect to this Tranche Selection Notice, the aggregate amount of all Tranches will equal the Aggregate Net Investment.

SUPERVALU RECEIVABLES FUNDING CORPORATION, as Seller

By:
Responsible Officer (or designee thereof)

Date of Notice:

EXHIBIT E

to

Second Amended and Restated Receivables Purchase

Agreement

FORM OF DISCOUNT NOTICE FOR NIEUW AMSTERDAM

[Available upon request to Nieuw Amsterdam Facility Agent]

EXHIBIT F-1

to

Second Amended and Restated Receivables Purchase

Agreement

FORM OF LOCKBOX AGREEMENT

                 , 20

[Name and Address of Bank]

Ladies and Gentlemen:

By this letter agreement, SUPERVALU Inc. (“SUPERVALU”[or the “Servicer”]) hereby transfers all of its right, title and interest in, to and under lockbox number          (the “Lockbox”) and the corresponding demand deposit account number             (the “Lockbox Account”) maintained with you to SUPERVALU Receivables Funding Corporation (the “Seller”). From and after the date hereof, the Lockbox Account is to be maintained in the name of “SUPERVALU Receivables Funding Corporation, as Seller, pursuant to the Second Amended and Restated Receivables Purchase Agreement dated as of November 30, 2011.” You acknowledge that your execution of this letter agreement is a condition precedent to continued maintenance of the Lockbox and Lockbox Account with you.

The Seller hereby irrevocably notifies you that, pursuant to the Second Amended and Restated Receivables Purchase Agreement, dated as of November 30, 2011 (the “Receivables Purchase Agreement”), among the Seller, SUPERVALU Inc., as Servicer (the “Servicer”) and in its individual capacity, the financial institutions party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as administrative agent (the “Administrative Agent”), the Administrative Agent is entitled (subject to your rights set forth herein) to exercise in the place and stead of the Seller (without consent from, or notice to, the Seller) any and all rights in respect of or in connection with this letter agreement, the Lockbox and the Lockbox Account, including, without limitation (i) the right to specify that payments are to be made out of or in connection with the Lockbox Account to different accounts or at different times than those specified in clauses (c) and (e) of the second following paragraph (subject to your customary and then-current procedures for lockbox processing) and (ii) the right to require preparation of duplicate monthly bank statements on the Lockbox Account for mailing directly to an address specified by the Administrative Agent. Upon written notice from the Administrative Agent to you (in the form of Attachment A) that the Administrative Agent intends to exercise its rights as set forth in this paragraph and the Receivables Purchase Agreement, we hereby irrevocably instruct you to (x) act in accordance with any instructions which are given to you by the Administrative Agent and (y) disregard any previous instructions or agreements made by us which may be inconsistent with any instructions given to you by the Administrative Agent (it being understood that no such set-off with respect to either the Seller or the Servicer shall be applied to any amounts owing by the other such Person hereunder).

By executing this letter agreement, you acknowledge the existence of the Administrative Agent’s right to dominion and control over the Lockbox and the Lockbox Account and all moneys and instruments delivered to the Lockbox, the Lockbox Account and the amounts from time to time on deposit therein, and agree that, from and after the date of your receipt of the notice referred to in the preceding paragraph, you agree to act in accordance with all instructions received from the Administrative Agent, including, without limitation, any instruction regarding where funds in the Lockbox or the Lockbox Account shall be transferred.

The undersigned hereby irrevocably instruct you at all times from and after the date hereof until your receipt of contrary and/or terminating instructions from the Administrative Agent:

(a) To collect mail from the Lockbox on each of your business days at times that correspond with the delivery of mail thereto;

(b) To follow your usual operating procedures for the handling of any remittance received in the Lockbox or the Lockbox Account that contains a restrictive endorsement, restrictive or conditional notations (i.e., “paid in full” or “final payment”), irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures or incorrect payees;

(c) To endorse and process all checks and other remittance items received in the Lockbox or the Lockbox Account (including any checks and other remittance items covered by clause (b) above that are eligible for endorsement and processing) and deposit such checks and remittance items in the Lockbox Account;

(d) To maintain a record of all checks and other remittance items received in the Lockbox and the Lockbox Account and to provide (via e-mail or fax) the Servicer and, upon request, the Administrative Agent, with photostatic copies, vouchers, enclosures, etc. of such checks and remittance items on a daily basis; and

(e) To remit, on each of your business days, in immediately available funds, all available amounts deposited in the Lockbox Account to the following account (the “Concentration Account”):

[Name, Address and ABA Number of Bank]

For credit to the

Account No.

No such transfer of funds shall either reflect the rounding off of any funds so transferred or constitute a partial remittance except for (i) amounts applied to your fees and expenses under the terms of this letter agreement, and (ii) amounts deducted for returned checks that were previously deposited in the Lockbox Account and with respect to which funds were previously transferred to the Concentration Account, in each case, to the extent such fees, expenses and returned items are not paid or reimbursed by the Seller or the Servicer.

All transfers referred to in paragraph (e) above shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off (except as expressly permitted otherwise by this letter agreement) and shall be final, and you agree that you will not seek to recover any amount from the Seller, the Servicer or the Administrative Agent for any reason once any payment or transfer has been made.

The Seller’s instructions with respect to the Lockbox and the Lockbox Account may be given through the Servicer or any successor servicer that the Seller may appoint from time to time and will notify you thereof in writing, and you agree to follow the instructions of such Servicer with the same effect as if such instructions were given by the Seller directly (subject to any limitations on such appointment imposed by the Seller that are communicated in writing to you) until such time as the Seller (or the Administrative Agent) notifies you of the revocation of the Servicer’s authority to act for the Seller. The initial servicer will be                 . The Seller and the Servicer shall each provide to you a list of their respective employees authorized to issue instructions and give notices with respect to the Lockbox and the Lockbox Account, which lists may be revised from time to time, and you shall be entitled to rely on (and to assume) the authority of any employee of the Seller or the Servicer identified on such lists, and are hereby authorized to act on any notice given on behalf of the Seller or the Servicer by any such employee, subject to any limitations on the appointment of the Servicer and the revocation of the Servicer’s authority as provided above.

By executing this letter agreement, you acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other person asserting, claiming or exercising, any right of set-off, banker’s lien or other purported form of claim with respect to the items collected from the Lockbox, the Lockbox Account or any funds from time to time therein or in transit thereto, and agree to promptly inform the Seller, the Servicer and the Administrative Agent in writing of any such action in the future.

By executing this letter agreement, you irrevocably waive and agree not to assert any right to setoff against, or otherwise deduct from, any items collected from the Lockbox, the Lockbox Account or any funds from time to time therein or in transit thereto; provided, however, that you may (i) debit the Lockbox Account for any items deposited in the Lockbox Account that are returned or otherwise not collected in accordance with your customary practices for the chargeback of returned items and (ii) apply funds in the Lockbox Account for reimbursement of any fees and expenses incurred by you in connection with this letter agreement, in each case, to the extent that such returned items, fees and expenses are not paid or reimbursed by the Servicer.

The Seller shall pay, or reimburse you for (or cause the Servicer to pay, or reimburse you for), customary and reasonable fees and expenses incurred by you in the maintenance and operation of the Lockbox Account in accordance with this letter agreement. The Administrative Agent will have no liability to you or the Servicer for any costs, fees, expenses or charges under your usual and customary procedures or this letter agreement.

You also agree that, notwithstanding anything to the contrary herein: (i) upon notification from the Administrative Agent of its intention to exercise its rights under the second paragraph of this letter agreement and the Receivables Purchase Agreement, you shall promptly notify all relevant postmasters that the Administrative Agent is authorized to have access to the Lockbox; and (ii) you shall promptly notify the Seller, the Servicer and the Administrative Agent of your failure to receive timely payment of any fees under this letter agreement.

You may terminate this letter agreement by canceling the Lockbox Account and Lockbox, which cancellation and termination shall become effective only upon at least sixty days’ prior written notice thereof from you to the Seller, the Servicer and the Administrative Agent. Upon the termination of this letter agreement, you will close the Lockbox Account and transfer any monies remaining therein to the Concentration Account (unless the Administrative Agent has exercised its rights under the second paragraph of this letter agreement, in which case such monies shall be transferred as directed by the Administrative Agents). You agree that you shall forward all incoming mail addressed to the Lockbox or the Lockbox Account and all wire transfers and deposits to the Lockbox Account that you receive after such cancellation in the form received to the Concentration Account, promptly after you discover that you have received any such mail or transfers. This letter agreement may also be terminated upon written notice to you by the Seller, subject to the prior written consent of the Administrative Agent. Except as expressly set forth in this paragraph, this letter agreement may not be amended without the prior written consent of the Administrative Agent.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic communication) and shall be personally delivered or sent by certified mail, postage prepaid, by facsimile or by overnight courier, to the intended person at the address or facsimile number of such person set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such person in a written notice to the other parties hereto given in accordance with the requirements of this paragraph. All notices and other communications hereunder shall also be provided to the Administrative Agent and shall be addressed as follows until you receive written notice from the Administrative Agent to the contrary:

Rabobank Nederland, New York Branch

245 Park Avenue, 37th floor

New York, New York 10167

Attention: [            ]

Facsimile No.: (914) 304-9324

Confirmation No.: (            )             -

All notices and communications provided for hereunder shall be effective, (i) if personally delivered, when received, (ii) if sent by certified mail, three business days after having been deposited in the mail, postage prepaid and properly addressed, (iii) if transmitted by facsimile or electronic means, when sent, receipt confirmed by telephone or electronic means and (iv) if sent by overnight courier, one business day after having been given to such courier unless sooner received by the addressee.

This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of the Seller, the Servicer, the Administrative Agent and their respective successors, transferees and assigns; provided, however, that you may not assign your rights and duties under this letter agreement without the prior written consent of the Seller and the Administrative Agent.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, not including the conflicts of law rules thereof.

Please acknowledge your agreement to the terms set forth in this letter agreement by signing four (4) copies of this letter agreement in the space provided below and returning such copies to us at the address indicated below for the Seller.

Very truly yours, SUPERVALU RECEIVABLES FUNDING CORPORATION

By:
Title:

SUPERVALU INC.

By:
Title:
Address: Attention: Telephone: [ E-mail:[ Facsimile: ]

The undersigned hereby acknowledges and agrees to the foregoing letter agreement as of this              day of                 ,             .

[NAME OF BANK]

By:
Title:

Address:

Attention:

Telephone:

E-mail:

Facsimile:

The undersigned hereby acknowledges and agrees to the foregoing letter agreement dated as of the day of             :

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Administrative Agent

By:
Title:

By:
Title:

ATTACHMENT A

to

Lockbox

Agreement

FORM OF LOCKBOX TRANSFER LETTER

[                       ,                 ]

[BANK]

[ADDRESS]

Re: Lockbox Agreement

Ladies and Gentlemen:

We hereby notify you that, in accordance with the provisions of the Second Amended and Restated Receivables Purchase Agreement, dated as of November 30, 2011 (the “Agreement”), by and             , as Seller (the “Seller”),             , as Servicer and in its individual capacity, the financial institutions party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, as administrative agent (the “Administrative Agent”), we intend to exercise in the place and stead of the Seller any and all rights in respect of or in connection with the lockbox agreement dated             ,          (the “Lockbox Agreement”), the Lockbox and the Lockbox Account, including, without limitation (i) the right to specify that payments are to be made out of or in connection with the Lockbox Account to different accounts or at different times than those specified in clauses (c) and (e) of the fourth paragraph of the Lockbox Agreement (subject to your customary and then-current procedures for lockbox processing) and (ii) the right to require preparation of duplicate monthly bank statements on the Lockbox Account for mailing directly to an address specified by us.

Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Lockbox Agreement.

Very truly yours,

COÖPERATIEVE CENTRALE RAIFFEISEN-

BOERENLEENBANK B.A., “RABOBANK

NEDERLAND”, NEW YORK BRANCH,

as Administrative Agent

By:
Title:

By:
Title:

EXHIBIT F-2

to

Second Amended and Restated Receivables Purchase

Agreement

FORM OF DEPOSIT ACCOUNT AGREEMENT

                                             , 20

[Name and Address of Bank]

Ladies and Gentlemen:

By this letter agreement, SUPERVALU Inc. (the “Servicer”) hereby transfers all of its right, title and interest in, to and under the demand deposit account number                  (the “Account”) maintained with you to SUPERVALU Receivables Funding Corporation (the “Seller”). From and after the date hereof, the Account is to be maintained in the name of “to SUPERVALU Receivables Funding Corporation, as Seller, pursuant to the Second Amended and Restated Receivables Purchase Agreement dated as of November 30, 2011.” You acknowledge that your execution of this letter agreement is a condition precedent to continued maintenance of Account with you.

The Seller hereby irrevocably notifies you that, pursuant to the Second Amended and Restated Receivables Purchase Agreement, dated as of November 30, 2011 (the “Receivables Purchase Agreement”), among the Seller, SUPERVALU Inc., as Servicer (the “Servicer”) and in its individual capacity, the financial institutions party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, as administrative agent (the “Administrative Agent”), the Administrative Agent is entitled (subject to your rights set forth herein) to exercise in the place and stead of the Seller (without consent from, or notice to, the Seller ) any and all rights in respect of or in connection with this letter agreement, the Account, including, without limitation (i) the right to specify that payments are to be made out of or in connection with the Account to different accounts or at different times than those specified in clauses (c) and (e) of the second following paragraph (subject to your customary and then-current procedures for account processing) and (ii) the right to require preparation of duplicate monthly bank statements on the Account for mailing directly to an address specified by the Administrative Agent. Upon written notice from the Administrative Agent to you (in the form of Attachment A) that the Administrative Agent intends to exercise its rights as set forth in this paragraph and the Receivables Purchase Agreement, we hereby irrevocably instruct you to (x) act in accordance with any instructions which are given to you by the Administrative Agent and (y) disregard any previous instructions or agreements made by us which may be inconsistent with any instructions given to you by the Administrative Agent (it being understood that no such set-off with respect to either the Seller or the Servicer shall be applied to any amounts owing by the other such Person hereunder).

By executing this letter agreement, you acknowledge the existence of the Administrative Agent’s right to dominion and control over the Account and all moneys and instruments delivered to the Account and the amounts from time to time on deposit therein, and agree that, from and after the date of your receipt of the notice referred to in the preceding paragraph, you agree to act in accordance with all instructions received from the Administrative Agent, including, without limitation, any instruction regarding where funds in the Account shall be transferred.

The undersigned hereby irrevocably instruct you at all times from and after the date hereof until your receipt of contrary and/or terminating instructions from the Administrative Agent:

(f) To follow your usual operating procedures for the handling of any remittance received in Account that contains a restrictive endorsement, restrictive or conditional notations (i.e., “paid in full” or “final payment”), irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures or incorrect payees;

(g) To endorse and process all checks and other remittance items received in the Account (including any checks and other remittance items covered by clause (b) above that are eligible for endorsement and processing) and deposit such checks and remittance items in the Account;

(h) To maintain a record of all checks and other remittance items received in the Account and to provide (via fax or e-mail) the Servicer and, upon request, the Administrative Agent, with photostatic copies, vouchers, enclosures, etc. of such checks and remittance items on a daily basis; and

(i) To remit, on each of your business days, in immediately available funds, all available amounts deposited in the Account to the following account (the “Concentration Account”):

[Name, Address and ABA Number of Bank]

For credit to the

Account No.

No such transfer of funds shall either reflect the rounding off of any funds so transferred or constitute a partial remittance except for (i) amounts applied to your fees and expenses under the terms of this letter agreement, and (ii) amounts deducted for returned checks that were previously deposited in the Account and with respect to which funds were previously transferred to the Concentration Account, in each case, to the extent such fees, expenses and returned items are not paid or reimbursed by the Seller or the Servicer.

All transfers referred to in paragraph (e) above shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off (except as expressly permitted otherwise by this letter agreement) and shall be final, and you agree that you will not seek to recover any amount from the Seller, the Servicer or the Administrative Agent for any reason once any payment or transfer has been made.

The Seller’s instructions with respect to the Account may be given through the Servicer or any successor servicer that the Seller may appoint from time to time and will notify you thereof in writing, and you agree to follow the instructions of such Servicer with the same effect as if such instructions were given by the Seller directly (subject to any limitations on such appointment imposed by the Seller that are communicated in writing to you) until such time as the Seller (or the Administrative Agent) notifies you of the revocation of the Servicer’s authority to act for the Seller. The initial servicer will be SUPERVALU Inc. The Seller and the Servicer shall each provide to you a list of their respective employees authorized to issue instructions and give notices with respect to the Account, which lists may be revised from time to time, and you shall be entitled to rely on (and to assume) the authority of any employee of the Seller or the Servicer identified on such lists, and are hereby authorized to act on any notice given on behalf of the Seller or the Servicer by any such employee, subject to any limitations on the appointment of the Servicer and the revocation of the Servicer’s authority as provided above.

By executing this letter agreement, you acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other person asserting, claiming or exercising, any right of set-off, banker’s lien or other purported form of claim with respect to the items collected from the Account or any funds from time to time therein or in transit thereto, and agree to promptly inform the Seller, the Servicer and the Administrative Agent in writing of any such action in the future.

By executing this letter agreement, you irrevocably waive and agree not to assert any right to setoff against, or otherwise deduct from, any items collected from the Account or any funds from time to time therein or in transit thereto; provided, however, that you may (i) debit the Account for any items deposited in the Account that are returned or otherwise not collected in accordance with your customary practices for the chargeback of returned items and (ii) apply funds in the Account for reimbursement of any fees and expenses incurred by you in connection with this letter agreement, in each case, to the extent that such returned items, fees and expenses are not paid or reimbursed by the Servicer.

The Seller shall pay, or reimburse you for (or cause the Servicer to pay, or reimburse you for), customary and reasonable fees and expenses incurred by you in the maintenance and operation of the Account in accordance with this letter agreement. The

Administrative Agent will have no liability to you or the Servicer for any costs, fees, expenses or charges under your usual and customary procedures or this letter agreement.

You also agree that, notwithstanding anything to the contrary herein, you shall promptly notify the Seller, the Servicer and the Administrative Agent of your failure to receive timely payment of any fees under this letter agreement.

You may terminate this letter agreement by canceling the Account, which cancellation and termination shall become effective only upon at least sixty days’ prior written notice thereof from you to the Seller, the Servicer and the Administrative Agent. Upon the termination of this letter agreement, you will close the Account and transfer any monies remaining therein to the Concentration Account (unless the Administrative Agent has exercised its rights under the second paragraph of this letter agreement, in which case such monies shall be transferred as directed by the Administrative Agents). You agree that you shall forward all incoming mail addressed to the Account and all wire transfers and deposits to the Account that you receive after such cancellation in the form received to the Concentration Account, promptly after you discover that you have received any such mail or transfers. This letter agreement may also be terminated upon written notice to you by the Seller, subject to the prior written consent of the Administrative Agent. Except as expressly set forth in this paragraph, this letter agreement may not be amended without the prior written consent of the Administrative Agent.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic communication) and shall be personally delivered or sent by certified mail, postage prepaid, by facsimile or by overnight courier, to the intended person at the address or facsimile number of such person set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such person in a written notice to the other parties hereto given in accordance with the requirements of this paragraph. All notices and other communications hereunder shall also be provided to the Administrative Agent and shall be addressed as follows until you receive written notice from the Administrative Agent to the contrary:

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank

Nederland”, as Administrative Agent

245 Park Avenue, 37th floor

New York, New York 10167

Attention: [            ]

Tel:

Fax:

All notices and communications provided for hereunder shall be effective, (i) if personally delivered, when received, (ii) if sent by certified mail, three business days after having been deposited in the mail, postage prepaid and properly addressed, (iii) if transmitted by facsimile or electronic means, when sent, receipt confirmed by telephone or electronic means and (iv) if sent by overnight courier, one business day after having been given to such courier unless sooner received by the addressee.

This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of the Seller, the Servicer, the Administrative Agent and their respective successors, transferees and assigns; provided, however, that you may not assign your rights and duties under this letter agreement without the prior written consent of the Seller and the Administrative Agent.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, not including the conflicts of law rules thereof.

Please acknowledge your agreement to the terms set forth in this letter agreement by signing four (4) copies of this letter agreement in the space provided below and returning such copies to us at the address indicated below for the Seller.

Very truly yours,

SUPERVALU RECEIVABLES FUNDING CORPORATION

By:

Title:

SUPERVALU INC.

By:

Title:

Address:

Attention:

Telephone: [ ]

E-mail: [ ]

Facsimile: [ ]

The undersigned hereby acknowledges and agrees to the foregoing letter agreement as of this     day of     ,     .

[NAME OF BANK]

By:
Title:

Address:

Attention:

Telephone:

E-mail:

Facsimile:

The undersigned hereby acknowledges and agrees to the foregoing letter agreement dated as of the day of                 :

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH,

as Administrative Agent

By:
Title:

By:
Title:

EXHIBIT G-1

to

Second Amended and Restated Receivables Purchase

Agreement

FORM OF MONTHLY REPORT

EXHIBIT G-2

to

Second Amended and Restated Receivables Purchase

Agreement

FORM OF WEEKLY REPORT

EXHIBIT H

to

Second Amended and Restated Receivables Purchase

Agreement

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) dated as of [                     ], 200 is made by [                    ] (together with its Facility Agent (as defined below), the “Assignor”) to [                    ] (the “Assignee”) pursuant to Section 9.17 of the Second Amended and Restated Receivables Purchase Agreement dated as of November 30, 2011 (as modified, supplemented, amended or restated from time to time, the “Receivables Purchase Agreement”), among SUPERVALU Receivables Funding Corporation, as Seller, SUPERVALU Inc., as Servicer, Nieuw Amsterdam Receivables Corporation, as Conduit Purchaser, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland” , as Nieuw Amsterdam Facility Agent and as an Alternate Purchaser, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland” , as Administrative Agent and the other Conduit Purchasers, Alternate Purchasers and Facility Agents party thereto. Capitalized terms used (but not defined) in this Assignment shall have the meanings provided in the Receivables Purchase Agreement.

SECTION 1. Assignment and Assumption. In consideration of the payment of $                 by the Assignee to the Assignor, the receipt and sufficiency of which payment is hereby acknowledged, effective on                     , 200      (the “Effective Date”), the Assignor hereby assigns to the Assignee (or to                      (the “Assignee’s Facility Agent”) for the benefit of the Assignee) without recourse and (except as provided below) without representation or warranty, and the Assignee hereby purchases and assumes, an undivided                 % interest in the Assignor’s Owner’s Percentage of the portion of the Aggregate Net Investment funded by the Assignor’s Ownership Group, together with the Assignor’s related undivided interest in the Purchased Interest. The Assignor represents and warrants to the Assignee (and to the Assignee’s Facility Agent) that (i) it is the owner of the portion of the Aggregate Net Investment assigned hereby and (ii) it has not created any lien upon or with respect to the portion of the Aggregate Net Investment assigned hereby.

SECTION 2. Effect of Assignment. (a) From and after the Effective Date, (i) the Assignee (and the other members of its Ownership Group) shall be a party to and be bound by all of the terms of the Receivables Purchase Agreement and shall, to the extent of the interests assigned pursuant to this Assignment, have the rights and obligations of an Owner thereunder and (ii) to the extent of the interests assigned pursuant to this Assignment, the Assignor shall relinquish its rights and be released from its obligations under the Receivables Purchase Agreement. Without limiting the generality of this Section 2(a), the Assignee acknowledges receipt of a copy of Section 9.18 of the Receivables Purchase Agreement and agrees to be bound thereby.

(b) After giving effect to the assignment effected by this Assignment, (i) the Assignor’s Ownership Group Maximum Net Investment shall be $                 and its Ownership Group Percentage [(based on information provided by the Administrative Agent)] shall be                 %, (ii) the Assignee’s Ownership Group shall consist of the Assignee, as Conduit Purchaser, the Assignee’s Facility Agent, as its Facility Agent, [                    ], as its Alternate Purchaser and each related Owner, and (iii) the Assignee’s initial Ownership Group Maximum Net Investment shall be $                 and its initial Ownership Group Percentage [(based on information provided by the Assignor)] shall be                 %.

SECTION 3. The Administrative Agent. The Assignee’s Facility Agent hereby accepts (for itself and the other members of its Ownership Group) the appointment of and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Receivables Purchase Agreement, together with such powers as are reasonably incidental thereto.

SECTION 4. Miscellaneous.

(a) The Assignor shall deliver a copy of this Assignment to each of the Administrative Agent, the Servicer and the Seller.

(b) THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(c) The addresses for notices and for payments to the Assignee, its Facility Agent and its Alternate Purchaser shall, for all purposes of the Receivables Purchase Agreement, be as set forth on the signature pages hereto (as such information may be changed from time to time in accordance with Section 9.10 of the Receivables Purchase Agreement).

(d) This Assignment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Assignment as of the date first above written.

[ASSIGNOR]

By:
Authorized Signatory
Title:

[ASSIGNOR’S FACILITY AGENT], as [ ] Facility Agent

By:
Authorized Signatory Title:
[ASSIGNEE]
By:
Authorized Signatory Title:

Address for Notices:

Address for Funds Transfer:

[ASSIGNEE’S FACILITY AGENT], as [ ] FACILITY AGENT

By:
Authorized Signatory Title:

Address for Notices:

Address for Payments:

[ASSIGNEE’S ALTERNATE PURCHASER], as Alternate Purchaser

By:
Authorized Signatory Title:

Address for Notices:

Address for Payments:

[CONSENTED TO:

SUPERVALU RECEIVABLES FUNDING CORPORATION, as Seller

By:
Authorized Signatory Title:

EXHIBIT I

to

Second Amended and Restated Receivables Purchase

Agreement

LIST OF RESPONSIBLE OFFICERS

AND INFORMATION REGARDING

        LOCATION OF RECORDS, ETC.

1. Seller

Legal Name:	SUPERVALU Receivables Funding Corporation

Record Locations:	7075 Flying Cloud Drive, Eden Prairie, MN 55344.

Responsible Officers:	Sherry M. Smith, Executive Vice President and CFO; John Boyd, Group Vice President and Treasurer

Merger/Consolidations (Dates):	None

Bankruptcy Proceedings (Dates):	None

2. Servicer

Legal Name:	SUPERVALU Inc.

Record Locations:	7075 Flying Cloud Drive, Eden Prairie, MN 55344.

Responsible Officers:	Sherry M. Smith, Executive Vice President and CFO; John Boyd, Group Vice President and Treasurer

EXHIBIT J

to

Second Amended and Restated Receivables Purchase

Agreement

FORM OF CONCENTRATION ACCOUNT AGREEMENT

_________________     , 20

[Name and Address of Bank]

Ladies and Gentlemen:

By this letter agreement,              (the “Seller” or “SPV”) hereby establishes demand deposit account number             (the “Concentration Account”) with you. The Concentration Account is to be maintained in the name of “            , as Seller, pursuant to the Second Amended and Restated Receivables Purchase Agreement, dated as of November 30, 2011.” You also acknowledge that your execution of this letter agreement is a condition precedent to continued maintenance of the Concentration Account with you.

SPV also hereby irrevocably notifies you that, pursuant to the Second Amended and Restated Receivables Purchase Agreement, dated as of November 30, 2011 (the “Receivables Purchase Agreement”), among SPV,             , as servicer (the “Servicer”) and in its individual capacity, the financial institutions party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland” , as administrative agent (the “Administrative Agent”), the Administrative Agent is entitled (subject to your rights set forth herein) to exercise in the place and stead of SPV (without consent from, or notice to, SPV) any and all rights in respect of or in connection with the Concentration Account, including, without limitation (i) the right to specify that payments are to be made out of or in connection with the Concentration Account to different accounts or at different times than those specified in the second following paragraph (subject to your customary and then-current procedures for processing) and (ii) the right to require preparation of duplicate monthly bank statements on the Concentration Account for mailing directly to an address specified by the Administrative Agent. Upon written notice from the Administrative Agent to you (in the form of Attachment A) that the Administrative Agent intends to exercise its rights as set forth in this paragraph and the Receivables Purchase Agreement, we hereby irrevocably instruct you to (x) act in accordance with any instructions which are given to you by the Administrative Agent and (y) disregard any previous instructions or agreements made by us which may be inconsistent with any instructions given to you by the Administrative Agent.

By executing this letter agreement, you acknowledge the existence of the Administrative Agent’s right to dominion and control over the Concentration Account and all moneys and instruments delivered to the Concentration Account and the amounts from time to time on deposit therein, and agree that, from and after the date of your receipt of the notice referenced in the preceding paragraph, you agree to act in accordance with all instructions received from the Administrative Agent, including, without limitation, any instruction regarding where funds in the Concentration Account shall be transferred.

SPV hereby irrevocably instructs you at all times from and after the date hereof until your receipt of contrary and/or terminating instructions from the Administrative Agent to remit, on each of your business days, in immediately available funds, all available amounts on deposit in the Concentration Account to the following account or such other account as SPV may specify:

[Name, Address and ABA Number of Bank]

For credit to the________________________

Account No.___________________________

No such transfer of funds shall either reflect the rounding off of any funds so transferred or constitute a partial remittance except for (i) amounts applied to your fees and expenses under the terms of this letter agreement, and (ii) amounts deducted for returned checks that were previously deposited in the Concentration Account and with respect to which funds were previously transferred out of the Concentration Account, in each case, to the extent such fees, expenses and returned items are not paid or reimbursed by SPV or the Servicer.

All transfers referred to above shall be made by you irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off (except as expressly permitted otherwise by this letter agreement) and shall be final, and you agree that you will not seek to recover any amount from SPV, the Servicer or the Administrative Agent for any reason once any payment or transfer has been made.

SPV’s instructions with respect to the Concentration Account may be given through the Servicer or any successor servicer that SPV may appoint from time to time and will notify you thereof in writing, and you agree to follow the instructions of such Servicer with the same effect as if such instructions were given by SPV directly (subject to any limitations on such appointment imposed by SPV that are communicated in writing to you) until such time as SPV (or the Administrative Agent) notifies you of the revocation of the Servicer’s authority to act for SPV. The initial servicer will be             . SPV and the Servicer shall each provide to you a list of their respective employees authorized to issue instructions and give notices with respect to the Concentration Account, which lists may be revised from time to time, and you shall be entitled to rely on (and to assume) the authority of any employee of SPV or the Servicer identified on such lists, and are hereby authorized to act on any notice given on behalf of SPV or the Servicer by any such employee, subject to any limitations on the appointment of the Servicer and the revocation of the Servicer’s authority as provided above.

By executing this letter agreement you acknowledge that you have not heretofore received a notice, writ, order or any form of legal process from any other person asserting, claiming or exercising, any right of set-off, banker’s lien or other purported form of claim with respect to the items collected from the Concentration Account or any funds from time to time therein or in transit thereto, and agree to promptly inform SPV, the Servicer and the Administrative Agent in writing of any such action in the future.

By executing this letter agreement, you irrevocably waive and agree not to assert any right to setoff against, or otherwise deduct from, any items collected from the Concentration Account or any funds from time to time therein or in transit thereto; provided, however, that you may (i) debit the Concentration Account for any items deposited in the Concentration Account that are returned or otherwise not collected in accordance with your customary practices for the chargeback of returned items and (ii) apply funds in the Concentration Account for reimbursement of any fees and expenses incurred by you in connection with this letter agreement, in each case, to the extent that such returned items, fees and expenses are not paid or reimbursed by the Servicer.

SPV shall pay, or reimburse you for (or cause the Servicer to pay or reimburse you for), customary and reasonable fees and expenses incurred by you in the maintenance and operation of the Concentration Account in accordance with this letter agreement. The Administrative Agent will have no liability to you or the Servicer for any costs, fees, expenses or charges under your usual and customary procedures or this letter agreement.

You also agree that, notwithstanding anything to the contrary herein, you shall promptly notify SPV, the Servicer and the Administrative Agent of your failure to receive timely payment of any fees under this letter agreement.

You may terminate this letter agreement by canceling the Concentration Account, which cancellation and termination shall become effective only upon at least sixty days’ prior written notice thereof from you to SPV, the Servicer and the Administrative Agent. Upon the termination of this letter agreement, you will close the Concentration Account and transfer any monies remaining therein to such other account or address as is designated by SPV (unless the Administrative Agent has exercised its rights under the second paragraph of this letter agreement, in which case such monies shall be transferred as directed by the Administrative Agent). You agree that you shall forward all wire transfers and deposits to the Concentration Account that you receive after such cancellation in the form received to such other account or address as is designated by SPV (unless the Administrative Agent has exercised its rights under the second paragraph of this letter agreement, in which case such monies shall be transferred as directed by the Administrative Agent), promptly after you discover that you have received any such transfers. This letter agreement may also be terminated upon written notice to you by SPV, subject to the prior written consent of the Administrative Agent. Except as expressly set forth in this paragraph, this letter agreement may not be amended without the prior written consent of the Administrative Agent.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic communication) and shall be personally delivered or sent by certified mail, postage prepaid, by facsimile or by overnight courier, to the intended person at the address or facsimile number of such person set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such person in a written notice to the other parties hereto given in accordance with the requirements of this paragraph. All notices and other communications hereunder shall also be provided to the Administrative Agent and shall be addressed as follows until you receive written notice from the Administrative Agent to the contrary:

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.,

“Rabobank Nederland”, as Administrative Agent

245 Park Avenue, 37th floor

New York, New York 10167

Attention: [            ]

Tel:

Fax:

All notices and communications provided for hereunder shall be effective, (i) if personally delivered, when received, (ii) if sent by certified mail, seven business days after having been deposited in the mail, postage prepaid and properly addressed, (iii) if transmitted by facsimile or electronic means, when sent, receipt confirmed by telephone or electronic means and (iv) if sent by overnight courier, two business days after having been given to such courier unless sooner received by the addressee.

This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of SPV, the Servicer, the Administrative Agent and their respective successors, transferees and assigns; provided, however, that you may not assign your rights and duties under this letter agreement without the prior written consent of SPV and the Administrative Agent.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York, not including the conflicts of law rules thereof.

Please acknowledge your agreement to the terms set forth in this letter agreement by signing four (4) copies of this letter agreement in the space provided below and returning such copies to us at the address indicated below for SPV.

Very truly yours,

SUPERVALU RECEIVABLES FUNDING CORPORATION

By:
Authorized Signatory
Title:

Attention:

Telephone:

Facsimile:                                                     ]

The undersigned hereby acknowledges and agrees to the foregoing letter agreement as of this                  day of                                 ,                  .

[NAME OF BANK]

By:
Title:

Address:

Attention:

Telephone:

Facsimile:

The undersigned hereby acknowledges and agrees to the foregoing letter agreement dated as of the day of                     :

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

  “RABOBANK NEDERLAND”, NEW YORK BRANCH,

  as Administrative Agent

By:
Title:

ATTACHMENT A

to

Concentration Account

Agreement

FORM OF CONCENTRATION ACCOUNT TRANSFER LETTER

[                                          ,         ]

[BANK]

[ADDRESS]

Re:         Concentration Account Agreement

Ladies and Gentlemen:

We hereby notify you that, in accordance with the provisions of the Second Amended and Restated Receivables Purchase Agreement, dated as of November 30, 2011 (the “Agreement”), by and among                 , as seller (“SPV”),                 , as Servicer and in its individual capacity, the financial institutions party thereto, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, as administrative agent (the “Administrative Agent”), we intend to exercise in the place and stead of SPV any and all rights in respect of or in connection with the concentration account agreement dated                     ,              (the “Concentration Account Agreement”) and the Concentration Account, including, without limitation (i) the right to specify that payments are to be made out of or in connection with the Concentration Account to different accounts or at different times than those specified in the fourth paragraph of the Concentration Account Agreement (subject to your customary and then-current procedures for processing) and (ii) the right to require preparation of duplicate monthly bank statements on the Concentration Account for mailing directly to an address specified by us.

Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Concentration Account Agreement.

Very truly yours,

COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, as Administrative Agent

By:
Title:

EXHIBIT K

to

Second Amended and Restated Receivables Purchase

Agreement

MONTHLY FISCAL PERIODS

[See attached]

EXHIBIT L

to

Second Amended and Restated Receivables Purchase

Agreement

FORM OF

NOTICE OF REDUCTION OF AGGREGATE NET INVESTMENT

Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.,

“Rabobank Nederland”, New York Branch,

as Administrative Agent and

as Nieuw Amsterdam Facility Agent

245 Park Avenue, 37th floor

New York, New York 10167

Attention: [            ]

Tel:

Fax:

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Receivables Purchase Agreement dated as of November 30, 2011 among SUPERVALU Receivables Funding Corporation, as Seller (the “Seller”), SUPERVALU Inc., as Servicer (and together with Seller, collectively referred to as the “Seller Parties”), Nieuw Amsterdam Receivables Corporation, as Conduit Purchaser (the “Purchaser”), Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Nieuw Amsterdam Facility Agent and as an Alternate Purchaser, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as administrative agent (the “Agent”), and the other Conduit Purchasers, Alternate Purchasers and Facility Agents party thereto (as amended, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”) Capitalized terms defined in the Receivables Purchase Agreement are used herein with the same meanings.

Pursuant to Section 2.11(b) of the Receivables Purchase Agreement, the Seller hereby notifies you that it intends to reduce the Aggregate Net Investment [in whole] [in the amount of $            ] on              , 200_ (the “Reduction Date”). On the Reduction Date the Seller shall pay to the Facility Agents their respective Ownership Group Percentages of an amount equal to (i) the amount of such reduction and (ii) any Discount otherwise payable on such date [and (iii) all other Aggregate Unpaids].

IN WITNESS WHEREOF, the Seller has caused this Notice to be executed and delivered as of this              day of                     ,             .

SUPERVALU RECEIVABLES FUNDING CORPORATION, as Seller

By:

Name:

Title:

SCHEDULE I

LIST OF RECEIVABLES

[TAPE ON FILE WITH ADMINISTRATIVE AGENT]

SCHEDULE II

OWNERSHIP GROUP PERCENTAGES

	Initial Ownership Group	Initial Ownership Group
Ownership Group	Maximum Net Investment	Percentage

Nieuw Amsterdam Ownership Group	$ 200,000,000	100%

SCHEDULE III

ADDITIONAL OBLIGORS

Delivered to Administrative Agent at Closing